                                                                    EXHIBIT 10.1

                                                                [EXECUTION COPY]



--------------------------------------------------------------------------------


                                     $15,000,000

                             LOAN AND SECURITY AGREEMENT

                             Dated as of August 20, 1997

                                       Between

                                BURKE INDUSTRIES, INC.
                                    (the Borrower)

                                         and

                           THE FINANCIAL INSTITUTIONS PARTY
                               HERETO FROM TIME TO TIME
                                    (the Lenders)

                                         and

                                  NATIONSBANK, N.A.
                                     (the Agent)



--------------------------------------------------------------------------------

                                 TABLE OF CONTENTS(1)

                                                                        Page
                                                                        ----




ARTICLE 1 - DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . 1
  SECTION 1.1      DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . 1
  SECTION 1.2      GENERAL INTERPRETIVE RULES . . . . . . . . . . . . . . 30
  SECTION 1.3      EXHIBITS AND SCHEDULES . . . . . . . . . . . . . . . . 32

ARTICLE 2 - REVOLVING CREDIT FACILITY . . . . . . . . . . . . . . . . . . 33
  SECTION 2.1      REVOLVING CREDIT LOANS . . . . . . . . . . . . . . . . 33
  SECTION 2.2      MANNER OF BORROWING REVOLVING CREDIT LOANS . . . . . . 33
  SECTION 2.3      REPAYMENT OF REVOLVING CREDIT LOANS. . . . . . . . . . 35
  SECTION 2.4      REVOLVING CREDIT NOTE. . . . . . . . . . . . . . . . . 35
  SECTION 2.5      EXTENSION OF REVOLVING CREDIT FACILITY . . . . . . . . 36

ARTICLE 2A - LETTER OF CREDIT FACILITY. . . . . . . . . . . . . . . . . . 37
  SECTION 2A.1     AGREEMENT TO ISSUE . . . . . . . . . . . . . . . . . . 37
  SECTION 2A.2     AMOUNTS. . . . . . . . . . . . . . . . . . . . . . . . 37
  SECTION 2A.3     CONDITIONS . . . . . . . . . . . . . . . . . . . . . . 37
  SECTION 2A.4     ISSUANCE OF LETTERS OF CREDIT. . . . . . . . . . . . . 38
  SECTION 2A.5     DUTIES OF NATIONSBANK. . . . . . . . . . . . . . . . . 38
  SECTION 2A.6     PAYMENT OF REIMBURSEMENT OBLIGATIONS . . . . . . . . . 39
  SECTION 2A.7     PARTICIPATIONS . . . . . . . . . . . . . . . . . . . . 39
  SECTION 2A.8     INDEMNIFICATION, EXONERATION . . . . . . . . . . . . . 40
  SECTION 2A.9     SUPPORTING LETTER OF CREDIT; CASH COLLATERAL ACCOUNT . 42



ARTICLE 3 - GENERAL LOAN PROVISIONS . . . . . . . . . . . . . . . . . . . 43
  SECTION 3.1      INTEREST . . . . . . . . . . . . . . . . . . . . . . . 43
  SECTION 3.2      CERTAIN FEES . . . . . . . . . . . . . . . . . . . . . 44
  SECTION 3.3      MANNER OF PAYMENT. . . . . . . . . . . . . . . . . . . 45
  SECTION 3.4      GENERAL. . . . . . . . . . . . . . . . . . . . . . . . 45
  SECTION 3.5      LOAN ACCOUNTS; STATEMENTS OF ACCOUNT . . . . . . . . . 46
  SECTION 3.6      REDUCTION OF COMMITMENTS; TERMINATION OF AGREEMENT . . 46
  SECTION 3.7      MAKING LOANS . . . . . . . . . . . . . . . . . . . . . 47
  SECTION 3.8      SETTLEMENT AMONG LENDERS . . . . . . . . . . . . . . . 48
  SECTION 3.9      [RESERVED] . . . . . . . . . . . . . . . . . . . . . . 50
  SECTION 3.10     PAYMENTS NOT AT END OF INTEREST PERIOD; FAILURE
                   TO BORROW. . . . . . . . . . . . . . . . . . . . . . . 51
  SECTION 3.11     ASSUMPTIONS CONCERNING FUNDING OF EURODOLLAR
                   RATE LOANS . . . . . . . . . . . . . . . . . . . . . . 51
  SECTION 3.12     CONVERSION OR CONTINUATION . . . . . . . . . . . . . . 51
  SECTION 3.13     DURATION OF INTEREST PERIODS; MAXIMUM NUMBER
                   OF EURODOLLAR RATE LOANS; MINIMUM INCREMENTS . . . . . 52

---------------------------
(1) This Table of Contents is included for reference purposese only and does not constitute part of the Loan and Security Agreement.

  SECTION 3.14     CHANGED CIRCUMSTANCES. . . . . . . . . . . . . . . . . 52
  SECTION 3.15     INCREASED CAPITAL. . . . . . . . . . . . . . . . . . . 53
  SECTION 3.16     CASH COLLATERAL ACCOUNT; INVESTMENT ACCOUNTS . . . . . 54
  SECTION 3.17     FUNDS TRANSFER SERVICES. . . . . . . . . . . . . . . . 55

ARTICLE 4 - CONDITIONS PRECEDENT. . . . . . . . . . . . . . . . . . . . . 57
  SECTION 4.1      CONDITIONS PRECEDENT TO REVOLVING CREDIT LOANS . . . . 57
  SECTION 4.2      ALL LOANS; LETTERS OF CREDIT . . . . . . . . . . . . . 60
  SECTION 4.3      CONDITIONS AS COVENANTS. . . . . . . . . . . . . . . . 61

ARTICLE 5 - REPRESENTATIONS AND WARRANTIES OF BORROWER. . . . . . . . . . 62
  SECTION 5.1      REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . 62
  SECTION 5.2      SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC. . . . 72

ARTICLE 6 - SECURITY INTEREST . . . . . . . . . . . . . . . . . . . . . . 73
  SECTION 6.1      SECURITY INTEREST. . . . . . . . . . . . . . . . . . . 73
  SECTION 6.2      CONTINUED PRIORITY OF SECURITY INTEREST. . . . . . . . 73

ARTICLE 7 - COLLATERAL COVENANTS. . . . . . . . . . . . . . . . . . . . . 76
  SECTION 7.1      COLLECTION OF RECEIVABLES. . . . . . . . . . . . . . . 76
  SECTION 7.2      VERIFICATION AND NOTIFICATION. . . . . . . . . . . . . 77
  SECTION 7.3      DISPUTES, RETURNS AND ADJUSTMENTS. . . . . . . . . . . 77
  SECTION 7.4      INVOICES . . . . . . . . . . . . . . . . . . . . . . . 78
  SECTION 7.5      DELIVERY OF INSTRUMENTS. . . . . . . . . . . . . . . . 78
  SECTION 7.6      SALES OF INVENTORY . . . . . . . . . . . . . . . . . . 78
  SECTION 7.7      OWNERSHIP AND DEFENSE OF TITLE . . . . . . . . . . . . 78
  SECTION 7.8      INSURANCE. . . . . . . . . . . . . . . . . . . . . . . 78
  SECTION 7.9      LOCATION OF OFFICES AND COLLATERAL . . . . . . . . . . 79
  SECTION 7.10     RECORDS RELATING TO COLLATERAL . . . . . . . . . . . . 80
  SECTION 7.11     INSPECTION . . . . . . . . . . . . . . . . . . . . . . 80
  SECTION 7.12     INFORMATION AND REPORTS. . . . . . . . . . . . . . . . 81
  SECTION 7.13     POWER OF ATTORNEY. . . . . . . . . . . . . . . . . . . 82
  SECTION 7.14     ASSIGNMENT OF CLAIMS ACT . . . . . . . . . . . . . . . 82

ARTICLE 8 - AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . 83
  SECTION 8.1      PRESERVATION OF CORPORATE EXISTENCE AND
                   SIMILAR MATTERS. . . . . . . . . . . . . . . . . . . . 83
  SECTION 8.2      COMPLIANCE WITH APPLICABLE LAW . . . . . . . . . . . . 83
  SECTION 8.3      MAINTENANCE OF PROPERTY. . . . . . . . . . . . . . . . 83
  SECTION 8.4      CONDUCT OF BUSINESS. . . . . . . . . . . . . . . . . . 83
  SECTION 8.5      INSURANCE. . . . . . . . . . . . . . . . . . . . . . . 84
  SECTION 8.6      PAYMENT OF TAXES AND CLAIMS. . . . . . . . . . . . . . 84
  SECTION 8.7      ACCOUNTING METHODS AND FINANCIAL RECORDS . . . . . . . 84
  SECTION 8.8      USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . 84
  SECTION 8.9      HAZARDOUS WASTE AND SUBSTANCES; ENVIRONMENTAL
                   REQUIREMENTS . . . . . . . . . . . . . . . . . . . . . 84

ARTICLE 9 - INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . 86
  SECTION 9.1      FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . 86
  SECTION 9.2      ACCOUNTANTS' CERTIFICATE . . . . . . . . . . . . . . . 87
  SECTION 9.3      OFFICER'S CERTIFICATE. . . . . . . . . . . . . . . . . 87
  SECTION 9.4      COPIES OF OTHER REPORTS. . . . . . . . . . . . . . . . 87
  SECTION 9.5      NOTICE OF LITIGATION AND OTHER MATTERS . . . . . . . . 88
  SECTION 9.6      ERISA. . . . . . . . . . . . . . . . . . . . . . . . . 88
  SECTION 9.7      REVISIONS OR UPDATES TO SCHEDULES. . . . . . . . . . . 89

ARTICLE 10 - NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . 90
  SECTION 10.1     FINANCIAL RATIOS . . . . . . . . . . . . . . . . . . . 90
  SECTION 10.2     DEBT . . . . . . . . . . . . . . . . . . . . . . . . . 90
  SECTION 10.3     GUARANTIES . . . . . . . . . . . . . . . . . . . . . . 91
  SECTION 10.4     INVESTMENTS. . . . . . . . . . . . . . . . . . . . . . 91
  SECTION 10.5     CAPITAL EXPENDITURES . . . . . . . . . . . . . . . . . 91
  SECTION 10.6     RESTRICTED DISTRIBUTIONS AND PAYMENTS, ETC.. . . . . . 91
  SECTION 10.7     MERGER, CONSOLIDATION AND SALE OF ASSETS . . . . . . . 91
  SECTION 10.8     TRANSACTIONS WITH AFFILIATES . . . . . . . . . . . . . 92
  SECTION 10.9     LIENS. . . . . . . . . . . . . . . . . . . . . . . . . 92
  SECTION 10.10    [RESERVED] . . . . . . . . . . . . . . . . . . . . . . 92
  SECTION 10.11    BENEFIT PLANS. . . . . . . . . . . . . . . . . . . . . 92
  SECTION 10.12    AMENDMENTS OF OTHER AGREEMENTS . . . . . . . . . . . . 92
  SECTION 10.13    MINIMUM AVAILABILITY . . . . . . . . . . . . . . . . . 92

ARTICLE 11 - DEFAULT. . . . . . . . . . . . . . . . . . . . . . . . . . . 93
  SECTION 11.1     EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . . . 93
  SECTION 11.2     REMEDIES . . . . . . . . . . . . . . . . . . . . . . . 95
  SECTION 11.3     APPLICATION OF PROCEEDS. . . . . . . . . . . . . . . . 98
  SECTION 11.4     POWER OF ATTORNEY. . . . . . . . . . . . . . . . . . . 98
  SECTION 11.5     MISCELLANEOUS PROVISIONS CONCERNING REMEDIES . . . . . 99

ARTICLE 12 - ASSIGNMENTS. . . . . . . . . . . . . . . . . . . . . . . . . 101
  SECTION 12.1     SUCCESSORS AND ASSIGNS; PARTICIPATIONS . . . . . . . . 101
  SECTION 12.2     REPRESENTATION OF LENDERS. . . . . . . . . . . . . . . 103

ARTICLE 13 - AGENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . 104
  SECTION 13.1     APPOINTMENT OF AGENT . . . . . . . . . . . . . . . . . 104
  SECTION 13.2     DELEGATION OF DUTIES . . . . . . . . . . . . . . . . . 104
  SECTION 13.3     EXCULPATORY PROVISIONS . . . . . . . . . . . . . . . . 104
  SECTION 13.4     RELIANCE BY AGENT. . . . . . . . . . . . . . . . . . . 105
  SECTION 13.5     NOTICE OF DEFAULT. . . . . . . . . . . . . . . . . . . 105
  SECTION 13.6     NON-RELIANCE ON AGENT AND OTHER LENDERS. . . . . . . . 105
  SECTION 13.7     INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . 106
  SECTION 13.8     AGENT IN ITS INDIVIDUAL CAPACITY . . . . . . . . . . . 106
  SECTION 13.9     SUCCESSOR AGENT. . . . . . . . . . . . . . . . . . . . 107

  SECTION 13.10    NOTICES FROM AGENT TO LENDERS. . . . . . . . . . . . . 107


ARTICLE 14 - MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . 108
  SECTION 14.1     NOTICES. . . . . . . . . . . . . . . . . . . . . . . . 108
  SECTION 14.2     EXPENSES . . . . . . . . . . . . . . . . . . . . . . . 109
  SECTION 14.3     STAMP AND OTHER TAXES. . . . . . . . . . . . . . . . . 110
  SECTION 14.4     SETOFF . . . . . . . . . . . . . . . . . . . . . . . . 110
  SECTION 14.5     CONSENT TO ADVERTISING AND PUBLICITY . . . . . . . . . 111
  SECTION 14.6     REVERSAL OF PAYMENTS . . . . . . . . . . . . . . . . . 111
  SECTION 14.7     ACCOUNTING MATTERS . . . . . . . . . . . . . . . . . . 111
  SECTION 14.8     AMENDMENTS.. . . . . . . . . . . . . . . . . . . . . . 111
  SECTION 14.9     ASSIGNMENT.. . . . . . . . . . . . . . . . . . . . . . 113
  SECTION 14.10    PERFORMANCE OF BORROWER'S DUTIES . . . . . . . . . . . 113
  SECTION 14.11    INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . 113
  SECTION 14.12    ALL POWERS COUPLED WITH INTEREST . . . . . . . . . . . 113
  SECTION 14.13    SURVIVAL . . . . . . . . . . . . . . . . . . . . . . . 114
  SECTION 14.14    TITLES AND CAPTIONS. . . . . . . . . . . . . . . . . . 114
  SECTION 14.15    SEVERABILITY OF PROVISIONS . . . . . . . . . . . . . . 114
  SECTION 14.16    GOVERNING LAW JURISDICTION; CONSENT TO SERVICE
                   OF PROCESS; WAIVER OF JURY TRIAL . . . . . . . . . . . 114
  SECTION 14.17    COUNTERPARTS . . . . . . . . . . . . . . . . . . . . . 115
  SECTION 14.18    REPRODUCTION OF DOCUMENTS. . . . . . . . . . . . . . . 115
  SECTION 14.19    PRO-RATA PARTICIPATION . . . . . . . . . . . . . . . . 116
  SECTION 14.20    CONFIDENTIALITY. . . . . . . . . . . . . . . . . . . . 116

ANNEX A            COMMITMENTS
ANNEX B            WIRE TRANSFER PROCEDURES

EXHIBIT A               FORM OF REVOLVING CREDIT NOTE
EXHIBIT B               FORM OF BORROWING BASE CERTIFICATE
EXHIBIT C               FORM OF ASSIGNMENT AND ACCEPTANCE
EXHIBIT D               FORM OF SETTLEMENT REPORT

Schedule 1.1A      Permitted Investments
Schedule 1.1B      Permitted Liens
Schedule 1.1C      Letter of Credit Fees
Schedule 4.1(a)(9) Landlord's Waivers
Schedule 5.1(a)    Organization
Schedule 5.1(b)    Capitalization
Schedule 5.1(c)    Subsidiaries; Ownership of Stock
Schedule 5.1(e)    Compliance with Laws
Schedule 5.1(g)    Governmental Approvals
Schedule 5.1(h)    Title to Properties
Schedule 5.1(i)    Liens
Schedule 5.1(j)    Indebtedness and Guaranties
Schedule 5.1(k)    Litigation
Schedule 5.1(l)    Tax Matters
Schedule 5.1(p)    ERISA
Schedule 5.1(t)    Location of Offices and Receivables
Schedule 5.1(u)    Location of Inventory
Schedule 5.1(v)    Equipment
Schedule 5.1(w)    Real Estate
Schedule 5.1(x)    Corporate and Fictitious Names
Schedule 5.1(aa)   Employee Relations
Schedule 5.1(bb)   Proprietary Rights
Schedule 5.1(cc)   Trade Names
Schedule 5.1(dd)   Bank Accounts
Schedule 10.8      Recapitalization Documents

                             LOAN AND SECURITY AGREEMENT

                             Dated as of August 20, 1997

    BURKE INDUSTRIES, INC., a California corporation, the financial institutions party to this Agreement from time to time, and NATIONSBANK, N.A., a national banking association, as agent for the Lenders, agree as follows:

                                      ARTICLE 1

                                     DEFINITIONS

    SECTION 1.1    DEFINITIONS.  For the purposes of this Agreement:

    ACCOUNT DEBTOR means a Person who is obligated on a Receivable.

    ACQUIRE or ACQUISITION, as applied to any Business Unit or Investment, means the acquiring or acquisition of such Business Unit or Investment by purchase, exchange, issuance of stock or other securities, or by merger, reorganization or any other method.

    AFFILIATE means, with respect to a Person, (a) any partner, officer, manager, director, employee or managing agent of such Person, (b) any spouse, parents, siblings, children or grandchildren of such Person, and (c) any other Person (other than a Subsidiary), (i) that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such given Person, (ii) that directly or indirectly beneficially owns or holds 10% or more of any class of voting stock or voting membership, partnership or other interest of such Person or any Subsidiary of such Person, or (iii) 10% or more of the voting stock or membership, partnership or other interest of which is directly or indirectly beneficially owned or held by such Person or a Subsidiary of such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or membership, partnership or other voting interest, by contract or otherwise.

    AGENT means NationsBank, N.A., a national banking association, and any successor agent appointed pursuant to SECTION 13.9 hereof.


    AGENT'S OFFICE means the office of the Agent specified in or determined in accordance with the provisions of SECTION 14.1.

    AGREEMENT means and includes this Agreement, including all Schedules, Exhibits and other attachments hereto, and all amendments, modifications and supplements hereto and thereto.

    AGREEMENT DATE means the date as of which this Agreement is dated.

    APPLICABLE LAW means all applicable provisions of constitutions, statutes, rules, regulations and orders of all governmental bodies and of all orders and decrees of all courts and arbitrators, including, without limitation, Environmental Laws.

    APPLICABLE MARGIN means (a) as to Prime Rate Loans, 0%, and (b) as to Eurodollar Rate Loans, 2.5%.

    ASSET DISPOSITION means (i) the sale, lease, conveyance or other disposition of any assets (including, without limitation, by way of merger, consolidation or sale and leaseback transaction or similar arrangement) by the Borrower or any of its Subsidiaries other than in the ordinary course (including inventory), whether in a single transaction or a series of related transactions
(a) having a fair market value in excess of $1.0 million or (b) for aggregate net proceeds in excess of $1.0 million. For the purposes of this definition, the term "Asset Disposition" does not include any transfer of properties or assets (i) that is governed by SECTION 10.7, (ii) between or among the Borrower and the other Loan Parties pursuant to transactions that do not violate any other covenant herein, (iii) a Restricted Payment or Permitted Investment that is permitted by SECTION 10.4 or SECTION 10.6 (including, without limitation, any formation of or contribution of assets to a joint venture), (iv) leases or subleases, in the ordinary course of business, to third parties of real property owned in fee or leased by the Borrower or its Subsidiaries, (v) any disposition of property of the Borrower or any of its Subsidiaries that, in the reasonable judgment of the Borrower, has become uneconomic, obsolete or worn out, (vi) the sale of Cash Equivalents and (vii) any exchange of like property pursuant to
Section 1031 of the Code.

    ASSIGNMENT and ACCEPTANCE means an assignment and acceptance in the form attached hereto as EXHIBIT C assigning all or a portion of a Lender's interests, rights and obligations under this Agreement pursuant to SECTION 12.1.

    BENEFIT PLAN means an employee benefit plan as defined in Section 3(3) of ERISA (other than a Multiemployer Plan) in respect of which the Borrower or any Related Company is, or within the immediately preceding six years was, an "employer" as defined in Section 3(5) of ERISA, including such plans as may be established after the Agreement Date.

    BORROWER means, Burke and shall include, where appropriate in the context, each Subsidiary of Burke which becomes a Borrowing Subsidiary after the Effective Date.

    BORROWING means the borrowing of a group of Loans of a single Type made by all Lenders on a single date and, in the case of Eurodollar Rate Loans, having a single Interest Period, and shall mean and include the continuation or conversion of an existing Loan or Loans in whole or in part.

    BORROWING BASE means at any time an amount equal to the sum of:

    (a) 85% (or such lesser percentage as the Agent may in its reasonable credit judgment determine from time to time) of the face value of Eligible Receivables due and owing at such time, PLUS

    (b) 50% (or such lesser percentage as the Agent may in its reasonable credit judgment determine from time to time) of the lesser of cost determined on a FIFO (or first-in-first-out) accounting basis and fair market value of Eligible Inventory, at such time, MINUS

    (c) the Letter of Credit Reserve and such reserves as the Agent in its reasonable credit judgment may establish from time to time.

    BORROWING BASE CERTIFICATE means a certificate in the form attached hereto as EXHIBIT B or in such other form as may be acceptable to the Agent.

    BORROWING SUBSIDIARY means each Subsidiary of Burke which becomes a party to this Agreement as a Borrower after the Effective Date by executing Borrowing Subsidiary Documents.

    BORROWING SUBSIDIARY DOCUMENTS means each of the agreements, instruments and documents, in form and substance satisfactory to the Agent, executed by a Borrowing Subsidiary by which such Subsidiary becomes a party to this Agreement as a borrower and undertakes joint and several liability with Burke and each other Borrower for the Secured Obligations and grants a Lien on all of its assets as security for the Secured Obligations.

    BURKE means, at all times, prior to the effective date of the Merger, Burke Industries, Inc., a California corporation, and from and after the effective date of the Merger, means the surviving corporation of the Merger.

    BUSINESS DAY means any day other than a Saturday, Sunday or other day on which banks in Atlanta, Georgia are authorized to close and, when used with respect to Eurodollar Rate Loans, means any such day on which dealings are also carried on in the applicable interbank Eurodollar market.

    BUSINESS UNIT means the assets constituting the business or a division or operating unit thereof of any Person.

    CAPITAL EXPENDITURES means, with respect to any Person, all expenditures made and liabilities incurred for the acquisition of assets (other than assets which constitute a Business Unit or Inventory) which are not, in accordance with GAAP, treated as expense items for such Person in the year made or incurred or as a prepaid expense applicable to a future year or years.

    CAPITALIZED LEASE means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

    CAPITALIZED LEASE OBLIGATION means Indebtedness represented by obligations under a Capitalized Lease, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

    CASH COLLATERAL means collateral consisting of cash or Cash Equivalents on which the Agent, for the benefit of itself as Agent and the Lenders, has a first priority Lien.

    CASH COLLATERAL ACCOUNT means a special interest-bearing deposit account consisting of cash maintained at an office of the Agent or an Affiliate of the Agent and under the sole dominion and control of the Agent, for its benefit and for the benefit of the Lenders, established pursuant to the provisions of SECTION 3.16 for purposes set forth therein.

    CASH EQUIVALENTS means

    (a) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

    (b) commercial paper maturing no more than one year from the date issued and, at the time of acquisition thereof, having a rating of at least A-1 from S&P's Corporation or at least P-1 from Moody's;

    (c) certificates of deposit, Eurodollar deposits or bankers' acceptances issued in Dollar denominations and maturing within one year from the date of issuance thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $100,000,000 and, unless issued by the Agent or a Lender, not subject to set-off or offset rights in favor of such bank arising from any banking relationship with such bank;

    (d) repurchase agreements with a term of not more than seven days for underlying securities of the types described in clauses (a), (b) and (c) above with any financial institution meeting the requirements of clause (c) above; and

    (e) shares of money market mutual funds or similar funds having assets in excess of $500,000,000.

    CASH FLOW means, for any accounting period of the Borrower, an amount equal to the sum of the consolidated Net Income of the Borrower and its Consolidated Subsidiaries for such accounting period, plus depreciation, amortization and other non-cash charges against Net Income for such period, to the extent the same were included in the computation of consolidated Net Income, minus cash outlays for Capital Expenditures (other than Financed Capex) for such period.

    CODE means the Internal Revenue Code of 1986.

    COLLATERAL means and includes all of the Borrower's and each other Loan Party's right, title and interest in and to each of the following, wherever located and whether now or hereafter existing or now owned or hereafter acquired or arising:

    (a) (i) all rights to the payment of money or other forms of consideration of any kind (whether classified under the UCC as accounts, contract rights, chattel paper, general intangibles or otherwise) including, but not limited to, accounts receivable, letters of credit and the right to receive payment thereunder, chattel paper, tax refunds, insurance proceeds, any rights under contracts not yet earned by performance and not evidenced by an instrument or chattel paper, notes, drafts, instruments, documents, acceptances and all other debts, obligations and liabilities in whatever form from any Person, (ii) all guaranties, security and Liens securing payment thereof, (iii) all goods, whether now owned or hereafter acquired, and whether sold, delivered, undelivered, in transit or returned, evidenced by, or the sale or lease of which may have given rise to, any such right to payment or other debt, obligation or liability, and (iv) all proceeds of any of the foregoing (the foregoing, collectively, RECEIVABLES),

    (b) (i) all inventory, (ii) all goods intended for sale or lease or for display or demonstration, (iii) all work in process, (iv) all raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, packing, shipping, advertising, selling, leasing or furnishing of goods or services or otherwise used or consumed in the conduct of business, and (v) all documents evidencing and general intangibles relating to any of the foregoing (the foregoing, collectively, INVENTORY),

    (c) (i) all machinery, apparatus, equipment, motor vehicles, tractors, trailers, rolling stock, fittings, fixtures and other tangible personal property (other than Inventory) of every kind and description, (ii) all tangible personal property (other than Inventory) and fixtures used in the Borrower's business operations or owned by the Borrower or in which the Borrower has an interest, and (iii) all parts, accessories and special tools and all increases and accessions thereto and substitutions and replacements therefor, excluding, however, any such property that is subject to a lease or Lien permitted to exist by this Agreement which prohibits the creation of the Security Interest therein (the foregoing, collectively, EQUIPMENT),

    (d) all general intangibles, choses in action and causes of action and all other intangible personal property of every kind and nature (other than Receivables), including, without limitation, Proprietary Rights, corporate or other business records, inventions, designs, blueprints, plans, specifications, trade secrets, goodwill, computer software, customer lists, registrations, licenses, franchises, tax refund claims, reversions or any rights thereto and any other amounts payable to such Person from any Benefit Plan, Multiemployer Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, the beneficiary's interest in proceeds of insurance covering the lives of key employees and any letter of credit, guarantee, claims, security interest or other security for the payment by an Account Debtor of any of the Receivables (the foregoing, collectively, GENERAL INTANGIBLES),


    (e) any demand, time, savings, passbook, money market or like depository account, and all certificates of deposit, maintained with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a certificate of deposit that is an instrument under the UCC (the foregoing, collectively, DEPOSIT ACCOUNTS),

    (f) all certificated and uncertificated securities, all security entitlements, all securities accounts, all commodity contracts and all commodity accounts, including all Pledged Collateral (as defined in the Pledge Agreement) (the foregoing, collectively, INVESTMENT PROPERTY),

    (g) (i) any investment account maintained by or on behalf of the Borrower with the Agent or any Lender or any Affiliate of the Agent or any Lender, (ii) any agreement governing such account, (iii) all cash, money, notes, securities, instruments, goods, accounts, documents, chattel paper, general intangibles and other property now or hereafter held by the Agent or any Lender or any Affiliate of the Agent or any Lender on behalf of the Borrower in connection with such investment account or deposited by the Borrower or on the Borrower's behalf to such investment account or otherwise credited thereto for the Borrower's benefit, or distributable to the Borrowers from such investment account, together with all contracts for the sale or purchase of the foregoing, (iv) all of the Borrower's right, title and interest with respect to the deposit, investment, allocation, disposition, distribution or withdrawal of the foregoing, (v) all of the Borrower's right, title and interest with respect to the making of amendments, modifications or additions of or to the terms and conditions under which the investment account or investments maintained therein is to be maintained by the Borrower, any Lender or any Affiliate of the Agent or any Lender on the Borrower's behalf, and (vi) all of the Borrower's books, records and receipts pertaining to or confirming any of the foregoing (the foregoing, collectively, INVESTMENT ACCOUNTS),

    (h) all cash or other property deposited with the Agent or any Lender or any Affiliate of the Agent or any Lender or which the Agent, for its benefit and for the benefit of the Lenders, or any Lender or such Affiliate is entitled to retain or otherwise possess as collateral pursuant to the provisions of this Agreement or any of the Loan Documents or any agreement relating to any Letter of Credit, including, without limitation, amounts on deposit in the Cash Collateral Account,

    (i)  all Real Estate,

    (j) all goods and other property, whether or not delivered, (i) the sale or lease of which gives or purports to give rise to any Receivable, including, but not limited to, all merchandise returned or rejected by or repossessed from customers, or (ii) securing any Receivable, including, without limitation, all rights as an unpaid vendor or lienor (including, without limitation, stoppage in transit, replevin and reclamation) with respect to such goods and other properties,

    (k) all mortgages, deeds to secure debt and deeds of trust on real or personal property, guaranties, leases, security agreements and other agreements and property which secure or relate to any Receivable or other Collateral or are acquired for the purpose of securing and enforcing any item thereof,

    (l) all documents of title, including bills of lading and warehouse receipts, policies and certificates of insurance, securities, chattel paper and other documents and instruments,

    (m) all files, correspondence, computer programs, tapes, disks and related data processing software which contain information identifying or pertaining to any of the Collateral or any Account Debtor or showing the amounts thereof or payments thereon or otherwise necessary or helpful in the realization thereon or the collection thereof,

    (n) any and all products and cash and non-cash proceeds of the foregoing (including, but not limited to, any claims to any items referred to in this definition and any claims against third parties for loss of, damage to or destruction of any or all of the Collateral or for proceeds payable under or unearned premiums with respect to policies of insurance) in whatever form, including, but not limited to, cash, negotiable instruments and other instruments for the payment of money, chattel paper, security agreements and other documents.

    Notwithstanding anything herein to the contrary, the Collateral shall not include (i) any agreement with a third party existing on the date hereof that prohibits the grant of a Lien on (but not merely the assignment of or of any interest in) such agreement or any of the Borrower's rights thereunder without the consent of such party or under which a consent to such grant is otherwise required, which consent has not been obtained, except to the extent rights under such agreement are covered by Section 9-318 of the UCC; or (ii) any license, permit or other Governmental Approval that, under the terms and conditions of such Governmental Approval or under Applicable Law, cannot be subjected to a Lien in favor of the Agent without the consent of the relevant party which consent has not been obtained; PROVIDED, HOWEVER, that the Collateral shall include all items excluded pursuant to clauses (i) or (ii) from and after the date on which the requisite consent is obtained.

    COLLATERAL AVAILABILITY means the excess, if any, of the Borrowing Base in effect on the date of determination over the aggregate outstanding principal amount of Revolving Credit Loans.

    COMMITMENT means, as to each Lender, the amount set forth opposite such Lender's name on ANNEX A hereto as reduced from time to time pursuant to the terms hereof, representing such Lender's obligation, upon and subject to the terms and conditions of this Agreement, to make its Proportionate Share of Loans under the Revolving Credit Facility and to participate Ratably in Letters of Credit.

    COMMITMENT PERCENTAGE means, as to any Lender at the time of determination, the result, expressed as a percentage, obtained by dividing such Lender's Commitment at such time by the aggregate Commitments at such time.

    CONSOLIDATED SUBSIDIARIES means, as to the Borrower, each Loan Party and each other Subsidiary whose accounts are at the time in question, in accordance with GAAP and pursuant to the written consent of the Required Lenders, which consent may be withheld in their absolute discretion conditioned upon, INTER ALIA, the execution and delivery of Borrowing Subsidiary Documents, guaranties, security agreements, mortgages and other documents required by the Required Lenders in their absolute discretion, consolidated with those of the Borrower.

    CONTAMINANT means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, or any constituent of any such substance or waste.

    CONTROLLED DISBURSEMENT ACCOUNT means one or more accounts maintained by and in the name of the Borrower with a Disbursing Bank for the purposes of disbursing Revolving Credit Loan proceeds and other amounts held by such Disbursing Bank.

    COPYRIGHTS means and includes, in each case whether now existing or hereafter arising;

    (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations and copyright applications;

    (b)  all renewals of any of the foregoing;

    (c) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements of any of the foregoing;

    (d) the right to sue for past, present and future infringements of any of the foregoing; and

    (e)  all rights corresponding to any of the foregoing throughout the world.

    CURRENT ASSETS means, with respect to any Person, the aggregate amount of assets of such Person which should properly be classified as current assets in accordance with GAAP, after deducting adequate reserves in each case where a reserve is appropriate in accordance with GAAP.

    CURRENT LIABILITIES means, with respect to any Person, the aggregate amount of all Liabilities of such Person which should properly be classified as current liabilities in accordance with GAAP.

    CURRENT MATURITIES means, when used in connection with Funded Debt, as of any date of determination, the principal amount of such Debt coming due on such date or during the 12-month period following such date in accordance with the terms of any instrument or agreement evidencing such Debt or relating thereto.

    DEBT means, without duplication, (a) Indebtedness for money borrowed, (b) Indebtedness, whether or not in any such case the same was for money borrowed,
(i) represented by notes payable, drafts accepted and reimbursement obligations under letters of credit and similar instruments that represent extensions of credit, (ii) constituting obligations evidenced by bonds, debentures, notes or similar instruments, or (iii) issued or assumed as full or partial payment for property (other than trade payables incurred in the ordinary course of business), (c) Indebtedness that constitutes a Capitalized Lease Obligation, (d) Indebtedness that is such by virtue of clause (c) of the definition thereof, but only to the extent that the obligations Guaranteed are obligations that would constitute Debt, and (e) Hedging Obligations.

    DEFAULT means any of the events specified in SECTION 11.1 which, with the passage of time or giving of notice, or both, would constitute an Event of Default.

    DEFAULT MARGIN means 2.0%.

    DEPOSIT ACCOUNT has the meaning set forth in the definition "COLLATERAL."

    DISBURSING BANK means any commercial bank with which a Controlled Disbursement Account is maintained after the Effective Date.

    DOLLAR and $ means freely transferable United States dollars.

    EBIT for any accounting period means Net Income for such period before provision for interest expense and income taxes.

    EBITDA for any accounting period, means EBIT for such period, before provision for depreciation expense and amortization in such period.



    EFFECTIVE DATE means the later of:

    (a)  the Agreement Date, and

    (b)  the first date on which all of the conditions set forth in SECTIONS
4.1  AND 4.2 shall have been fulfilled or waived by the Lenders.

    EFFECTIVE INTEREST RATE means each rate of interest per annum on the Revolving Credit Loans in effect from time to time pursuant to the provisions of SECTIONS 3.1(a), (b), (c) AND (d).

    ELIGIBLE ASSIGNEE means (i) a commercial bank organized under the laws of the United States, or any State thereof, having total assets in excess of $10,000,000,000; (ii) any commercial finance company or asset-based lender, organized under the laws of the United States or any state thereof, that is an Affiliate of a commercial bank having total assets in excess of $10,000,000,000;
(iii) any Lender listed on the signature page of this Agreement; and (iv) as to any Lender, such of its Affiliates as are commercial banks or trust companies, organized under the laws of an OECD member country and acting through a branch in the United States; PROVIDED in each case that the representation contained in
SECTION 12.2 hereof shall be applicable with respect to such institution or Lender.

    ELIGIBLE INVENTORY means items of Inventory of the Borrower (including each Borrowing Subsidiary) held for sale in the ordinary course of the business of the Borrower (but not including packaging or shipping materials or maintenance supplies) which meet all of the following requirements: (a) such Inventory is owned by the Borrower, is subject to the Security Interest, which is perfected as to such Inventory, and is subject to no other Lien whatsoever other than a Permitted Lien; (b) such Inventory consists of raw materials or finished goods and does not consist of work-in-process, supplies or consigned goods; (c) such Inventory is in good condition and meets all standards applicable to such goods, their use or sale imposed by any governmental agency, or department or division thereof, having regulatory authority over such matters; (d) such Inventory is currently either usable or saleable, at prices approximating at least the cost thereof, in the normal course of the Borrower's business; (e) such Inventory is not obsolete or returned or repossessed or used goods taken in trade; (f) such Inventory is located within the United States at one of the locations listed in
SCHEDULE 5.1(u); (g) such Inventory is in the possession and control of the Borrower and not any third party and if located in a warehouse or other facility leased by the Borrower, the lessor has delivered to the Agent a waiver and consent in form and substance satisfactory to the Agent, provided that, for a period of three months following the Effective Date, up to $3,000,000 in value of Inventory located in warehouses or leased facilities shall not be subject to the waiver and consent requirement of this CLAUSE (g); and (h) such Inventory is not determined by the Agent in its reasonable credit judgment to be ineligible for any other reason.

    ELIGIBLE RECEIVABLE means a Receivable of the Borrower (including each Borrowing Subsidiary) that consists of the unpaid portion of the obligation stated on the invoice issued to an Account Debtor with respect to Inventory sold and shipped to or services performed for such Account Debtor in the ordinary course of business, net of any credits or rebates owed by the Borrower to the Account Debtor and net of any commissions payable by the Borrower to third parties and that meets all of the following requirements: (a) such Receivable is owned by the Borrower and represents a complete BONA FIDE transaction which requires no further act under any circumstances on the part of the Borrower to make such Receivable payable by the Account Debtor; (b) such Receivable is not unpaid more than 120 days after the date of the original invoice or past due more than 60 days after its due date, which shall not be later than 60 days after the invoice date; (c) such Receivable does not arise out of any transaction with any Subsidiary, Affiliate, creditor, lessor or supplier of the Borrower; (d) such Receivable is not owing by an Account Debtor more than 50% of whose then-existing accounts owing to the Borrower do not meet the requirements set forth in CLAUSE (b) above; (e) if the Account Debtor with respect thereto is located outside of the United States of America, the goods which gave rise to such Receivable were shipped after receipt by the Borrower from the Account Debtor of an irrevocable letter of credit that has been confirmed by a financial institution acceptable to the Agent, is in form and substance acceptable to the Agent, payable in the full face amount of the face value of the Receivable in Dollars at a place of payment located within the United States and has been duly assigned to the Agent; (f) the Account Debtor with respect to such Receivable is not located in a state which imposes conditions on the enforceability of Receivables with which the Borrower has not complied; (g) such Receivable is not subject to the Assignment of Claims Act of 1940, as amended from time to time, or any Applicable Law now or hereafter existing similar in effect thereto, as determined in the sole discretion of the Agent, or to any provision prohibiting its assignment or requiring notice of or consent to such assignment unless requirements thereunder relating to the perfection or enforcement of the Security Interest therein have been complied with, provided that Receivables subject to the Assignment of Claims Act up to $2,000,000 in the aggregate at any time shall not be excluded from Eligible Receivables by this CLAUSE (g); (h) the Borrower is not in breach of any express or implied representation or warranty with respect to the goods the sale of which gave rise to such Receivable; (i) the Account Debtor with respect to such Receivable is not insolvent or the subject of any bankruptcy or insolvency proceedings of any kind or of any other proceeding or action, threatened or pending, which might, in the Lender's sole judgment, have a Materially Adverse Effect on such Account Debtor; (j) the goods the sale of which gave rise to such Receivable were shipped or delivered to the Account Debtor on an absolute sale basis and not on a bill and hold sale basis, a consignment sale basis, a guaranteed sale basis, a sale or return basis or on the basis of any other similar understanding, and such goods have not been returned or rejected; (k) such Receivable is not owing by an Account Debtor or a group of affiliated Account Debtors whose then-existing accounts owing to the Borrower exceed in face amount 20% of the Borrower's total Eligible

Receivables; (l) such Receivable is evidenced by an invoice or other documentation in form acceptable to the Agent containing only terms normally offered by the Borrower, and dated no later than the date of shipment; (m) such Receivable is a valid, legally enforceable obligation of the Account Debtor with respect thereto and is not subject to any present, or contingent (and no facts exist which are the basis for any future), offset, deduction or counterclaim, dispute or other defense on the part of such Account Debtor; (n) such Receivable is not evidenced by chattel paper or an instrument of any kind; (o) such Receivable does not arise from the performance of services, including services under or related to any warranty obligation of the Borrower or out of service charges by the Borrower or other fees for the time value of money, provided that Receivables for services aggregating up to $50,000 shall not be excluded from Eligible Receivables by this CLAUSE (o); (p) such Receivable is subject to the Security Interest, which is perfected as to such Receivable, and is subject to no other Lien whatsoever other than a Permitted Lien and the goods giving rise to such Receivable were not, at the time of the sale thereof, subject to any Lien other than a Permitted Lien; and (q) such Receivable is not determined by the Agent in its reasonable credit judgment to be ineligible for any other reason.

    ENVIRONMENTAL LAWS means all federal, state, local and foreign laws now or hereafter in effect relating to pollution or protection of the environment, including laws relating to emissions, discharges, Releases or threatened Releases of pollutants, Contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water, or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, removal, transport, or handling of pollutants, Contaminants, chemicals, or industrial, toxic or hazardous substances or wastes, and any and all regulations, notices or demand letters issued, entered, promulgated or approved thereunder; such laws and regulations include but are not limited to the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 ET SEQ., as amended; the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 ET SEQ., as amended; the Toxic Substances Control Act, 15 U.S.C. Section 2601 ET SEQ., as amended; the Clean Air Act, 46 U.S.C.
Section 7401 ET SEQ., as amended; and state and federal lien and environmental cleanup programs.

    ENVIRONMENTAL LIEN means a Lien in favor of any governmental entity for (a) any liability under Environmental Laws or (b) damages arising from, or costs incurred by such governmental entity in response to, a Release or threatened Release of Contaminant into the environment.

    EQUIPMENT has the meaning set forth in the definition "COLLATERAL."

    ERISA means the Employee Retirement Income Security Act of 1974, as in effect from time to time.

    ERISA EVENT means (a) a "Reportable Event" as defined in Section 4043(c) of ERISA, but excluding any such event as to which the provision for 30 days' notice to the PBGC is waived under applicable regulations, (b) the filing of a notice of intent to terminate a Benefit Plan subject to Title IV of ERISA or the treatment of an amendment to such a Benefit Plan as a termination under Section 4041 of ERISA, (c) the institution of proceedings by the PBGC to terminate a

Benefit Plan subject to Title IV of ERISA or the appointment of a trustee to administer any such Benefit Plan or an event or condition that would constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan subject to Section 4042, (d) the imposition of any liability under Title IV of ERISA other than for PBGC premiums due but not yet payable, (e) the filing of an application for a minimum funding waiver under Section 412 of the Code, (f) a withdrawal by a Borrower or any Related Employer from a Benefit Plan subject to Section 4063 of ERISA during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA), (g) a Benefit Plan intending to qualify under Section 401(a) of the Code losing such qualified status, (h) the failure to make a material required contribution to a Benefit Plan, (i) a Borrower or any Related Company being in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan because of its complete or partial withdrawal (as described in Section 4023 or 4205 of ERISA) from such Multiemployer Plan, or (j) the occurrence of a material non-exempt prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA with respect to any Benefit Plan that is not cured within 30 days after the Borrower has knowledge thereof.

    EURODOLLAR RATE means, with respect to any Eurodollar Rate Loan for the Interest Period applicable thereto, a simple per annum interest rate determined pursuant to the following formula:

    Eurodollar Rate    =          INTERBANK OFFERED RATE
                             ---------------------------------
                             1 - Eurodollar Reserve Percentage

    The Eurodollar Rate shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

    EURODOLLAR RATE LOAN means any Loan bearing interest at a rate determined by reference to the Eurodollar Rate.

    EURODOLLAR RESERVE PERCENTAGE means that percentage (expressed as a decimal) which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System, as such regulation may be amended from time to time, or any successor regulation, as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to Eurocurrency liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of Eurodollar Rate Loans is determined), whether or not any Lender has any Eurocurrency liabilities subject to such reserve requirement at that time. Eurodollar Rate Loans shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credits for proration, exceptions or offsets that may be available from time to time to any Lender.

    EVENT OF DEFAULT means any of the events specified in SECTION 11.1, provided that any requirement for notice or lapse of time or any other condition has been satisfied.

    FEDERAL FUNDS EFFECTIVE RATE means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve system arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by NationsBank from three federal funds brokers of recognized standing selected by NationsBank.

    FINANCED CAPEX means Capital Expenditures funded with the proceeds of Permitted Purchase Money Debt (excluding Loans) and those represented by Capitalized Lease Obligations.

    FINANCIAL OFFICER means the Vice President-Finance, Treasurer or Controller of the Borrower.

    FINANCING STATEMENTS means any and all Uniform Commercial Code financing statements, in form and substance satisfactory to the Agent, executed and delivered by the Borrower to the Agent, naming the Agent, for the benefit of the Lenders, as secured party and the Borrower as debtor, in connection with this Agreement.

    FISCAL MONTH means each of the 12 consecutive four or five week periods beginning on the first day of a Fiscal Year and occurring in the pattern of two four-week periods, followed by a five-week period (except that in each Fiscal Year comprising 53 weeks, the 1st Fiscal Month also has five weeks).

    FISCAL QUARTER means each of the four periods of three Fiscal Months beginning on the first day of a Fiscal Year and on the day following the last day of each succeeding Fiscal Quarter.

    FISCAL YEAR means the period beginning on the Saturday after the Friday closest to December 31 of one calendar year and ending on the Friday closest to December 31 of the immediately succeeding calendar year.

    FIXED CHARGE COVERAGE RATIO means the ratio, of (i) EBITDA minus Unfunded Capex, in each case of the Borrower and its Consolidated Subsidiaries for the indicated accounting period to (ii) the sum of accrued interest expense plus payments of Capitalized Lease Obligations plus payments of Debt other than the Loans or any other revolving Debt permitted under this Agreement plus Restricted Distributions with respect to capital stock of the Borrower, in each case of the Borrower and its Consolidated Subsidiaries for the indicated accounting period.

    FUNDED DEBT means Debt having a maturity of more than 12 months from the date of determination or having a maturity of less than 12 months from such date but by its terms being renewable or extendible beyond 12 months from such date at the option of the Person liable thereon.

    GAAP means generally accepted accounting principles in effect on the Agreement Date consistently applied and maintained throughout the period indicated and, when used with reference to the Borrower or any Subsidiary, consistent with the prior financial practice of the Borrower, as reflected on the financial statements referred to in SECTION 5.1(n); PROVIDED, HOWEVER, that, in the event that changes shall be mandated by the Financial Accounting Standards Board or any similar accounting authority of comparable standing, or shall be recommended by the Borrower's independent public accountants, such changes shall be included in GAAP as applicable to the Borrower only from and after such date as the Borrower, the Required Lenders and the Agent shall have amended this Agreement to the extent necessary to reflect any such changes in the financial covenants set forth in ARTICLE 10.

    GENERAL INTANGIBLES has the meaning set forth in the definition
"COLLATERAL."

    GOVERNMENTAL APPROVALS means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all governmental bodies, whether federal, state, local or foreign national or provincial and all agencies thereof.

    GUARANTOR means each of Burke Flooring Products, Inc., Burke Custom Processing, Inc. and Burke Rubber Company, Inc. each a California corporation and a Wholly Owned Subsidiary of the Borrower.

    GUARANTY, GUARANTEED or to GUARANTEE as applied to any obligation of another Person shall mean and include

    (a) a guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), directly or indirectly, in any manner, of any part or all of such obligation of such other Person, and

    (b) an agreement, direct or indirect, contingent or otherwise, and whether or not constituting a guaranty, the practical effect of which is to assure the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation of such other Person whether by

         (i)    the purchase of securities or obligations,

         (ii) the purchase, sale or lease (as lessee or lessor) of property or the purchase or sale of services primarily for the purpose of enabling the obligor with respect to such obligation to make any payment or performance (or payment of damages in the event of nonperformance) of or on account of any part or all of such obligation, or to assure the owner of such obligation against loss,

         (iii) the supplying of funds to or in any other manner investing in the obligor with respect to such obligation,

         (iv) repayment of amounts drawn down by beneficiaries of letters of credit, or

         (v) the supplying of funds to or investing in a Person on account of all or any part of such Person's obligation under a Guaranty of any obligation or indemnifying or holding harmless, in any way, such Person against any part or all of such obligation.

    HEDGING OBLIGATIONS means the obligations of any Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or the value of foreign currencies or prices of commodities, PROVIDED, that such obligations are incurred in the ordinary course of business of such Person and bear a reasonable relationship to the principal amount of a Debt of such Person or reasonably anticipated receipts or payment obligations of such Person in the designated foreign currency or such Person's obligation to supply or requirements for such commodities.

    INDEBTEDNESS of any Person means, without duplication, all Liabilities of such Person, and to the extent not otherwise included in Liabilities, the following:

    (a) all obligations for money borrowed or for the deferred purchase price of property or services or in respect of drafts accepted or similar instruments or reimbursement obligations under letters of credit,

    (b) all obligations (including, during the noncancellable term of any lease in the nature of a title retention agreement, all future payment obligations under such lease discounted to their present value in accordance with GAAP) secured by any Lien to which any property or asset owned or held by such Person is subject, whether or not the obligation secured thereby shall have been assumed by such Person,

    (c) all obligations of other Persons which such Person has Guaranteed, including, but not limited to, all obligations of such Person consisting of recourse liability with respect to accounts receivable sold or otherwise disposed of by such Person,

    (d) all obligations of such Person in respect of interest rate hedging agreements, and

    (e) in the case of the Borrower (without duplication) all obligations under the Revolving Credit Loans.

    INTERBANK OFFERED RATE means, for any Eurodollar Rate Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Interbank Offered Rate" shall mean, for any Eurodollar Rate Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; PROVIDED, HOWEVER, is more than one rate as specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

    INTEREST PAYMENT DATE means the first day of each calendar month commencing on September 1, 1997 and continuing thereafter until the Secured Obligations have been irrevocably paid in full and on the date such Secured Obligations are due (whether at maturity, by reason of acceleration or otherwise).

    INTEREST PERIOD means with respect to each Eurodollar Rate Loan, the period commencing on the date of the making or continuation of or conversion to such Eurodollar Rate Loan and ending one, two, three, six or, if offered by the Agent, nine or twelve, months thereafter, as the Borrower may elect in the applicable Notice of Borrowing or Notice of Conversion or Continuation; PROVIDED, that:

         (i) any Interest Period that would otherwise end on a day that is not a Business Day shall, subject to the provisions of CLAUSE (iii) below, be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

         (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to CLAUSE (iii) below, end on the last Business Day of a calendar month;

         (iii) any Interest Period that would otherwise end after the Termination Date shall end on the Termination Date; and

         (iv) notwithstanding CLAUSE (iii) above, no Interest Period shall have a duration of less than one month and if any applicable Interest Period would be for a shorter period, such Interest Period shall not be available hereunder.

    INVENTORY has the meaning set forth in the definition "COLLATERAL."

    INVESTMENT means, with respect to any Person:

    (a) the acquisition or ownership by such Person of any share of capital stock, evidence of Indebtedness or other security issued by any other Person,

    (b) any loan, advance or extension of credit to, or contribution to the capital of, any other Person, excluding advances to employees in the ordinary course of business for business expenses or relocation,

    (c)  any Guaranty of the obligations of any other Person,

    (d) any other investment (other than the Acquisition of a Business Unit) in any other Person, and

    (e) any commitment or option to make any of the investments listed in CLAUSES (a) through (d) above if, in the case of an option, the consideration therefor exceeds $100 and to the extent of such consideration.

    INVESTMENT ACCOUNT has the meaning set forth in the definition
"COLLATERAL."

    INVESTMENT PROPERTY has the meaning set forth in the definition of "COLLATERAL."

    IRS means the Internal Revenue Service.

    JFLCO means JFL Merger Co., a California corporation.

    JFLEI means J.F. Lehman Equity Investors I, L.P., a Delaware limited partnership.

    LENDER means at any time any financial institution party to this agreement at such time, including any such Person becoming a party hereto pursuant to the provisions of ARTICLE 12, and LENDERS means at any time all of the financial institutions party to this Agreement at such time, including any such Persons becoming parties hereto pursuant to the provisions of ARTICLE 12.


    LETTER OF CREDIT means each standby letter of credit issued for the account of the Borrower or any Borrowing Subsidiary by NationsBank pursuant to
ARTICLE 2A.

    LETTER OF CREDIT AVAILABILITY means, as of the date of determination, the aggregate amount of additional Letter of Credit Obligations which may be incurred at the time of determination in accordance with SECTION 2A.2, which shall be an amount equal to the lesser of (i) the Letter of Credit Facility minus the Letter of Credit Obligations and (ii) the Revolving Credit Availability, in each case, on such date.

    LETTER OF CREDIT DOCUMENTS means the documents, agreements and other writings required by NationsBank to be executed and/or delivered in connection with the issuance of a Letter of Credit not inconsistent with the provisions of this Agreement, including, without limitation, any letter of credit application and Reimbursement Agreement not inconsistent with the provisions of this Agreement.

    LETTER OF CREDIT FACILITY means a subfacility of the Revolving Credit Facility providing for the issuance of Letters of Credit described in ARTICLE 2A up to an aggregate amount of Letter of Credit Obligations at any one time outstanding not to exceed the amount of $1,000,000.

    LETTER OF CREDIT FEES means fees charged by NationsBank for its account and for the account of the Lenders in connection with the issuance of a Letter of Credit determined in accordance with SCHEDULE 1.1C - LETTER OF CREDIT FEES attached hereto.

    LETTER OF CREDIT OBLIGATIONS means the aggregate face amount of all outstanding Letters of Credit available to be drawn (assuming all conditions to drawing are satisfied), plus the aggregate amount of any unreimbursed drawings under any Letters of Credit.

    LETTER OF CREDIT RESERVE means, at any time, an amount equal to the Letter of Credit Obligations at such time.

    LIABILITIES of any Person means all items (except for items of capital stock, additional paid-in capital or retained earnings, or of general contingency or deferred tax reserves) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Liabilities are to be determined.

    LIEN as applied to the property of any Person means:

    (a) any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security interest, security title or encumbrance of any kind in respect of any property of such Person, or upon the income or profits therefrom,

    (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person,

    (c) any Indebtedness which is unpaid more than 30 days after the same shall have become due and payable and which if unpaid might by law (including, but not limited to, bankruptcy and insolvency laws), or otherwise, be given any priority whatsoever over the claims of general unsecured creditors of such Person,


    (d) the filing of, or any agreement to give, any financing statement under the UCC or its equivalent in any jurisdiction, excluding informational financing statements relating to property leased by the Borrower, and

    (e) in the case of Real Estate, reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances.

    LOAN means any Revolving Credit Loan, as well as all such loans collectively, as the context requires.

    LOAN ACCOUNT and LOAN ACCOUNTS shall have the meanings ascribed thereto in
SECTION 3.5.

    LOAN DOCUMENTS means collectively this Agreement, the Notes, the Security Documents and each other instrument, agreement or document executed by the Borrower, or any Subsidiary of the Borrower, or any Affiliate of the Borrower or such Subsidiary in connection with this Agreement whether prior to, on or after the Effective Date and each other instrument, agreement or document referred to herein or contemplated hereby.

    LOAN PARTY means each of the Borrower, each Guarantor and each Borrowing Subsidiary.

    LOAN YEAR means each period of 12 consecutive months commencing on the Effective Date and on each anniversary thereof.

    MARGIN STOCK means margin stock as defined in Section 221.1(h) of Regulation U, as the same may be amended or supplemented from time to time.

    MATERIALLY ADVERSE EFFECT means any act, omission, situation, circumstance, event or undertaking which, singly or in any combination with one or more other acts, omissions, situations, circumstances, events or undertakings, could reasonably be expected by the Agent to have, a materially adverse effect upon
(a) the business, assets, properties, liabilities, condition (financial or otherwise), or results of operations of the Borrower and its Subsidiaries taken as a whole, (b) the value of the Collateral, the Security Interest or the priority of the Security Interest, (c) the respective ability of the Borrower or any of its Subsidiaries to perform any obligations under this Agreement or any other Loan Document to which it is a party, or (d) the legality, validity, binding effect or enforceability of any Loan Document or the ability of the Agent or any Lender to enforce any rights or remedies under or in connection with any Loan Document.

    MERGER means the merger of JFLCo and Burke, with Burke as the surviving corporation, consummated pursuant to and in accordance with the terms of the Merger Agreement as part of the Recapitalization.

    MERGER AGREEMENT means the Agreement and Plan of Merger dated as of August 8, 1997 among JFLEI, JFLCo, Burke and certain shareholders of Burke.

    MOODY'S means Moody's Investors Service, Inc.

    MORTGAGES means and includes any and all of the mortgages, deeds of trust, deeds to secure debt, assignments and other instruments executed and delivered by the Borrower to or for the benefit of the Agent by which the Agent, on behalf of the Lenders, acquires a Lien on the Borrower's Real Estate or a collateral assignment of the Borrower's interest under leases of Real Estate, and all amendments, modifications and supplements thereto.

    MULTIEMPLOYER PLAN means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which the Borrower or a Related Company is required to contribute or has contributed within the immediately preceding six years.

    NATIONSBANK means NationsBank, N.A.

    NET AMOUNT means, with respect to any Investments made by any Person, the gross amount of all such Investments minus the aggregate amount of all cash received and the fair value, at the time of receipt by such Person, of all property received as payments of principal or premiums, returns of capital, liquidating dividends or distributions, proceeds of sale or other dispositions with respect to such Investments.

    NET INCOME or NET LOSS means, as applied to any Person for any accounting period, the net income or net loss, as the case may be, of such Person for the period in question after giving effect to deduction of or provision for all operating expenses, all taxes and reserves (including reserves for deferred taxes) and all other proper deductions, all determined in accordance with GAAP, provided that there shall be excluded: (a) the net income or net loss of any Person accrued prior to the date it becomes a Subsidiary of, or is merged into or consolidated with, the Person whose Net Income is being determined or a Subsidiary of such Person; (b) the net income or net loss of any Person (other than a consolidated Subsidiary of such Person) in which the Person whose Net Income is being determined or any Subsidiary of such Person has an ownership interest, except, in the case of net income, to the extent that any such income has actually been received by such Person or a Subsidiary of such Person in the form of cash dividends or similar distributions; (c) any restoration of any contingency reserve, except to the extent that provision for such reserve was made out of income during such period; (d) any net gains or losses on the sale or other disposition, not in the ordinary course of business, of Investments, Business Units and other capital assets, provided that there shall also be excluded any related charges for taxes thereon; (e) any net gain arising from the collection of the proceeds of any insurance policy; (f) any write-up of any asset; and (g) any other extraordinary or non-recurring item.

    NET OUTSTANDINGS of any Lender means, at any time, the sum of (a) all amounts paid by such Lender (other than pursuant to Section 13.7) to the Agent in respect of Loans by such Lender, minus (b) all amounts received by the Agent and paid by the Agent to such Lender for application, pursuant to this Agreement, to reduction of the outstanding principal balance of the Loans of such Lender.

    NET PROCEEDS means proceeds received by the Borrower or any of its Subsidiaries in cash from any Asset Disposition (including, without limitation, payments under notes or other debt securities received in connection with any Asset Disposition), net of: (a) the transaction costs of such sale, lease, transfer or other disposition; (b) any tax liability arising from such transaction; and (c) amounts applied to repayment of Indebtedness (other than the Secured Obligations) secured by a Lien on the asset or property disposed.

    NET WORTH means, with respect to any Person, such Person's total shareholder's equity (including capital stock, additional paid-in capital and retained earnings, after deducting treasury stock) which would appear as such on a balance sheet of such Person prepared in accordance with GAAP.

    NON-RATABLE LOAN means a Prime Rate Loan made by NationsBank in accordance with the provisions of SECTION 3.8(b)(ii).

    NOTE means any of the Revolving Credit Notes and NOTES means more than one such Note.

    NOTICE OF BORROWING means a written notice, or telephonic notice followed by a confirming same-day written notice, requesting a Borrowing of either a Prime Rate Loan or a Eurodollar Rate Loan, which is given by telex or facsimile transmission in accordance with the applicable provisions of Section 2.2 and which specifies (i) the amount of the requested Borrowing, (ii) the date of the requested Borrowing, and (iii) if the requested Borrowing is of a Eurodollar Rate Loan, the duration of the applicable Interest Period.

    NOTICE OF CONVERSION OR CONTINUATION has the meaning specified in SECTION 3.12.

    OPERATING LEASE means any lease (other than a lease constituting a Capitalized Lease Obligation) of real or personal property.

    PBGC means the Pension Benefit Guaranty Corporation and any successor agency.

    PATENT ASSIGNMENT means the Assignment for Security-Patents, dated on or about the Effective Date, made by the Borrower to the Agent.

    PATENTS means and includes, in each case whether now existing or hereafter arising:

         (i)    any and all patents and patent applications,

         (ii)   inventions and improvements described and claimed therein,

         (iii) reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof,

         (iv) income, royalties, damages, claims and payments now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof,

         (v) rights to sue for past, present and future infringements thereof, and

         (vi) all rights corresponding to any of the foregoing throughout the world.

    PERMITTED INVESTMENTS means Investments of the Borrower or any Subsidiary in:

    (a)  Cash Equivalents,

    (b)  sales of inventory on credit in the ordinary course of business,

    (c) shares of capital stock, evidence of Indebtedness or other security acquired by the Borrower or such Subsidiary in consideration for or as evidence of (i) past-due or restructured Receivables in an aggregate face amount of such Receivables at any time not to exceed $100,000 or (ii) proceeds of an Asset Disposition as permitted hereby,

    (d)  the Borrower or any Borrowing Subsidiary,

    (e)  any Guarantor,

    (f)  Guaranties permitted pursuant to SECTION 10.3,

    (g)  those items described on SCHEDULE 1.1A - PERMITTED INVESTMENTS,

    (h)  Investments in Hedging Obligations, and

    (i) other Investments not in excess of $500,000 in the aggregate in any Fiscal Year of the Borrower,

    PERMITTED LIENS means:

    (a) Liens securing taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA) or the claims of materialmen, mechanics, carriers, warehousemen, landlords, buyers, banks and other non-consensual Liens incurred in the ordinary course of business, for labor, materials, supplies, rentals or services, but (i) in all cases only if payment shall not at the time be required to be made in accordance with SECTION 8.6, and (ii) in the case of warehousemen or landlords, from and after 90 days from the Effective Date, only if such Liens are junior to the Security Interest in any of the Collateral,

    (b) Liens consisting of deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers' compensation, unemployment insurance or similar legislation or under payment, performance or similar bonds,

    (c) Liens constituting encumbrances in the nature of zoning restrictions, easements, and rights or restrictions of record on the use of real property, which do not materially detract from the value of such property or impair the use thereof in the business of the Borrower or its Subsidiaries,

    (d)  Purchase Money Liens servicing Permitted Purchase Money Debt,

    (e)  Liens shown on SCHEDULE 1.1B - PERMITTED LIENS,

    (f) Liens of the Agent, for the benefit of the Lenders, arising under this Agreement and the other Loan Documents,

    (g) any attachment or judgment Lien in existence less than 30 days after the entry thereof or with respect to which (i) .execution has been stayed, (ii) payment is covered by insurance (and the insurer has acknowledged liability) or
(iii) the Borrower or Subsidiary is in good faith prosecuting an appeal or other appropriate proceedings for review, has set aside on its books such reserves as may be required by GAAP with respect to such judgment or award and there is no substantial risk of loss of any Collateral,

    (h) Liens existing on assets of any Person at the time such Person becomes a Subsidiary, provided (i) such Lien was not created in contemplation of such Person becoming a Subsidiary, and (ii) such Lien does not encumber any assets other than the assets subject to such Lien at the time such Person becomes a Subsidiary,

    (i) other Liens not affecting Eligible Inventory or Eligible Receivables arising in the ordinary course of business of the Borrower or any Subsidiary that (i) do not arise in connection with Debt (other than trade payables created in the ordinary course of business), (ii) do not in the aggregate materially detract from the value of the assets subject thereto or materially impair the use thereof in the operation of such business and (iii) do not secure obligations aggregating in excess of $500,000 at any one time outstanding,

    (j) Liens not affecting Eligible Inventory or Eligible Receivables securing Hedging Obligations,


    (k) Liens that encumber documents and other property relating to letters of credit and the products and proceeds thereof, securing reimbursement obligations with respect to such letters of credit,

    (l) Liens upon specific items of Inventory, other than Eligible Inventory, or other goods and proceeds of the Borrower or any Subsidiary securing its obligations in respect of bankers' acceptances issued or created for the account of any Person to facilitate the purchase, shipping, or storage of such inventory or other goods, and

    (m) any Lien constituting a renewal, extension or replacement, in whole or in part, of any Lien described in the foregoing clauses (a) through (l), provided that any such extension, renewal or replacement is no more restrictive than the Lien so extended, renewed or replaced and does not secure any additional amount of obligations or extend to any additional Collateral.

    PERMITTED PURCHASE MONEY DEBT means Purchase Money Debt of the Borrower or any Subsidiary incurred after the Agreement Date,

    (a)  which is secured by a Purchase Money Lien,

    (b) the aggregate principal amount of which does not exceed an amount equal to 100% of the lesser of

         (i) the cost (including the principal amount of such Debt, whether or not assumed) of the tangible personal property (other than Inventory) or fixtures installed on or improvements to Real Estate (other than Real Estate subject to a Mortgage) subject to such Lien, and

         (ii) the fair value of such tangible property (described in clause (i)) at the time of its acquisition, and

    (c) which, when aggregated with the principal amount of all other such Debt and Capitalized Lease Obligations of the Borrower and its Subsidiaries at the time outstanding, does not exceed $3,000,000.

    PERSON means an individual, corporation, limited liability company, partnership, association, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

    PLEDGE AGREEMENT means the Stock Pledge Agreement dated as of the Effective Date, between the Borrower and the Agent, whereby the Borrower pledges the outstanding shares of capital stock issued by and any intercompany notes owing to the Borrower by any domestic Subsidiary.

    PREFERRED STOCK means shares of the Borrower's 11.5% Cumulative Redeemable Preferred Stock par value $.01 per share.

    PRIME RATE means during the period from the Effective Date through the last day of the month in which the Effective Date falls, the per annum rate of interest publicly announced by the Agent at its principal office as its "prime rate" as in effect on the Effective Date, and thereafter during each succeeding calendar month, means such "prime rate" as in effect on the last Business Day of the immediately preceding calendar month. Any change in an interest rate resulting from a change in the Prime Rate shall become effective as of 12:01 a.m. on the first day of the month following the month in which such change was announced. The Prime Rate is a reference used by the Agent in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit to any debtor. The Agent lends at rates above and below the Prime Rate.

    PRIME RATE LOAN means any Revolving Credit Loan that bears interest at a rate computed with reference to the Prime Rate , and PRIME RATE LOANS means more than one such Loan.

    PRINCIPAL means (i) J.F. Lehman & Company, (ii) each Affiliate of J.F. Lehman & Company as of the Agreement Date, and (iii) each officer or employee (including their respective immediate family members) of J.F. Lehman & Company as of the Agreement Date.

    PRO FORMA means the PRO FORMA balance sheet of the Borrower as [OF JULY 4, 1997], immediately after giving effect to the transactions contemplated by this Agreement and the Recap Documents.

    PROPORTIONATE SHARE or RATABLE SHARE or RATABLE (and with corollary meaning RATABLY) means, as to a Lender, such Lender's share of an amount in Dollars or other property at the time of determination equal to (i) the Commitment Percentage of such Lender, or (ii) if the Commitments are terminated, the result, expressed as a percentage obtained by dividing the principal amount of the Loans then owing to such Lender by the total principal amount of all Loans then owing to all Lenders, or (iii) if no Loans are outstanding, the result, expressed as a percentage obtained by dividing the Secured Obligations owing to such Lender by the total amount of Secured Obligations then owing to all Lenders.

    PROPRIETARY RIGHTS means all of the Borrower's now owned and hereafter arising or acquired: Patents, Copyrights, Trademarks, including, without limitation, the Proprietary Rights set forth on Schedule 5.1(bb) hereto, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present and future infringement of any of the foregoing.

    PURCHASE MONEY DEBT means Debt (including Capitalized Leases) created to finance the payment of all or any part of the purchase price of (not in excess of the fair market value thereof) or cost of constructing any tangible personal property (other than Inventory) or fixtures or improvements to Real Estate (other than Real Estate subject to a Mortgage) and incurred at the time of or within 30 days prior to or after the acquisition of a tangible asset or completion of construction or such improvements.

    PURCHASE MONEY LIEN means any Lien securing Purchase Money Debt, but only if such Lien shall at all times be confined solely to the property (other than Inventory) the purchase price (or construction cost or cost of improvements) of which was financed through the incurrence of the Purchase Money Debt secured by such Lien.

    REAL ESTATE means all of the Borrower's now or hereafter owned or leased estates in real property, including, without limitation, all fees, leaseholds and future interests, together with all of the Borrower's now or hereafter owned or leased interests in the improvements and emblements thereon, the fixtures attached thereto and the easements appurtenant thereto, including, without limitation the real property described on SCHEDULE 5.1(w).

    RECAPITALIZATION means the issuance of the Senior Notes, the execution and delivery of the Senior Note Indenture and related documents, the issuance of the Preferred Stock and the Warrants, the execution and delivery of the Shareholders Agreement, and the execution and delivery of this Agreement by Burke, and the consummation of the Merger.

    RECAP DOCUMENTS means the Merger Agreement, the Senior Note Indenture and the other agreements, certificates, opinions and other documents delivered in connection with consummation of the transactions contemplated thereby (other than the Loan Documents).

    RECEIVABLES has the meaning set forth in the definition "COLLATERAL."

    REGISTER has the meaning specified in SECTION 12.1(d).

    REGULATION U means Regulation U of the Board of Governors of the Federal Reserve System (or any successor), as the same may be amended or supplemented from time to time.

    REIMBURSEMENT AGREEMENT means, with respect to a Letter of Credit, such form of application therefor and form of reimbursement agreement therefor (whether in a single document or several documents) as NationsBank may employ in the ordinary course of business for its own account, with such modifications thereto as may be agreed upon by NationsBank and the Borrower, provided that such application and agreement and any modifications thereto are not inconsistent with the terms of this Agreement.

    REIMBURSEMENT OBLIGATIONS means the reimbursement or repayment obligations of the Borrower to NationsBank pursuant to SECTION 2A.6 or pursuant to a Reimbursement Agreement with respect to amounts that have been drawn under Letters of Credit.

    RELATED COMPANY means any (i) corporation or limited liability company which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower; (ii) partnership, limited liability company or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the
Code) with the Borrower; (iii) member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Borrower, any corporation described in CLAUSE (i) above or any entity described in CLAUSE
(ii) above; or (iv) any other entity required to be aggregated with the Borrower pursuant to Section 414(o) of the Code.

    RELATED PARTY with respect to any Principal means (i) any controlling stockholder or 80% (or more) owned Subsidiary of such Principal or (ii) trust, corporation, partnership, or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more interest in which are such Principal and/or such other Persons referred to in the immediately preceding clause (i).

    RELEASE means release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any property, including the movement of Contaminants through or in the air, soil, surface water or groundwater.

    REMEDIAL ACTION means actions required to (i) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment; (ii) prevent the Release or threat of Release or minimize the further Release of Contaminants so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; or (iii) perform pre-remedial studies and investigations and post-remedial monitoring and care.

    REQUIRED LENDERS means, at any time, any combination of Lenders whose Commitment Percentages at such time aggregate in excess of 50%.

    RESTRICTED DISTRIBUTION by any Person means (i) its retirement, redemption, purchase, or other acquisition or retirement for value of any capital stock or other equity securities (except equity securities acquired on the conversion thereof into other equity securities of such Person member interests) or partnership interests issued by such Person, (ii) the declaration or payment of any dividend or distribution in cash or property on or with respect to any such securities (other than dividends payable solely in shares of its capital stock or other equity securities) or partnership interests, excluding, however, any such dividend, distribution or payment to a Loan Party by any Subsidiary of the Borrower, (iii) any other payment by such Person in respect of such securities, member interests or partnership interests.

    RESTRICTED PAYMENT means (a) any redemption or prepayment or other retirement, prior to the stated maturity thereof or prior to the due date of any regularly scheduled installment or amortization payment with respect thereto, of any Debt (other than the Loans) or of any Indebtedness, which Debt or Indebtedness is junior and subordinate to the Secured Obligations, (b) the payment by any Person of the principal amount of or interest on any Indebtedness (other than trade debt) owing to an Affiliate of such Person or to any Affiliate of any such Affiliate other than such payments among Loan Parties and (c) the payment of any management, consulting or similar fee by any Person to any Affiliate of such Person.

    REVOLVING CREDIT AVAILABILITY means the lesser of (i) the Revolving Credit Facility minus the sum of the Letter of Credit Reserve and the aggregate outstanding principal amount of all Revolving Credit Loans and (ii) the Borrowing Base minus the sum of the aggregate outstanding principal amount of all Revolving Credit Loans.

    REVOLVING CREDIT FACILITY means the credit facility providing for Revolving Credit Loans based upon the Borrowing Base described in SECTION 2.1 up to an aggregate principal amount at any one time outstanding not to exceed $15,000,000 or such lesser or greater amount as shall be agreed upon from time to time in writing by the Agent, the Lenders and the Borrower.

    REVOLVING CREDIT LOANS means loans made to the Borrower pursuant to SECTION
2.1 and any Non-Ratable Loans.

    REVOLVING CREDIT NOTE means each Revolving Credit Note made by the Borrower payable to the order of a Lender evidencing the obligation of the Borrower to pay the aggregate unpaid principal amount of the Loans made to it by such Lender under the Revolving Credit Facility (and any promissory note or notes that may be issued from time to time in substitution, renewal, extension, replacement or exchange therefor whether payable to such Lender or to a different Lender in connection with a Person becoming a Lender after the Effective Date or otherwise) substantially in the form of EXHIBIT A hereto, with all blanks properly completed, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or refinanced.

    S&P means Standard & Poor's Ratings Group.

    SCHEDULE OF INVENTORY means a schedule delivered by the Borrower to the Agent pursuant to the provisions of SECTION 7.12(b).

    SCHEDULE OF RECEIVABLES means a schedule delivered by the Borrower to the Agent pursuant to the provisions of SECTION 7.12(a).

    SECURED OBLIGATIONS means, in each case whether now in existence or hereafter arising,

    (a)  the principal of, and interest and premium, if any, on, the Loans,

    (b)  all Letter of Credit Obligations, and

    (c) all indebtedness, liabilities, obligations, covenants and duties of the Borrower or any Subsidiary of the Borrower to the Agent or to the Lenders or to any Affiliate of the Agent or the Lender of every kind, nature and description arising under or in respect of this Agreement, the Notes or any of the other Loan Documents, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note, and whether or not for the payment of money, including without limitation, fees required to be paid pursuant to ARTICLE 3 and expenses required to be paid or reimbursed pursuant to SECTION 14.2 and any Hedging Obligations of the Borrower or such Subsidiary to the Agent, any Lender or any such Affiliate.


    SECURITY DOCUMENTS means each of the following:

    (a)  the Mortgage,

    (b)  the Financing Statements,

    (c)  the Pledge Agreement,

    (d)  the Subsidiary Guaranty,

    (e)  the Subsidiary Security Agreement, and

    (f) each other writing executed and delivered by any Loan Party or any other Person securing the Secured Obligations, including, without limitation, the Borrowing Subsidiary Documents.

    SECURITY INTEREST means the Liens of the Agent, for the benefit of itself as Agent and the Lenders and Affiliates of the Lenders, on and in the Collateral effected hereby or by any of the Security Documents or pursuant to the terms hereof or thereof.

    SENIOR NOTES means the Borrower's 10% Senior Notes due 2007 in the original principal amount of $110,000,000, issued pursuant to the Senior Note Indenture, including Exchange Notes issued (and as defined) thereunder.

    SENIOR NOTE INDENTURE means the Indenture dated as of August 20, 1997, between the Borrower and United States Trust Company of New York, Trustee.

    SETTLEMENT DATE means each Business Day after the Effective Date selected by the Agent in its sole discretion subject to and in accordance with the provisions of SECTION 3.8(c)(i) as of which a Settlement Report is delivered by the Agent and on which settlement is to be made among the Lenders in accordance with the provisions of SECTION 3.8.

    SETTLEMENT REPORT means each report, substantially in the form attached hereto as EXHIBIT D, prepared by the Agent and delivered to each Lender and setting forth, among other things, as of the Settlement Date indicated thereon and as of the next preceding Settlement Date, the aggregate principal balance of all Revolving Credit Loans outstanding, each Lender's Proportionate Share thereof, each Lender's Net Outstandings and all Non-Ratable Loans made, and all payments of principal, interest and fees received by the Agent from the Borrower during the period beginning on such next preceding Settlement Date and ending on such Settlement Date.

    SOLVENT and with corollary meaning SOLVENCY means when applied to a Loan Party, that such Loan Party has capital sufficient to carry on its business and transactions in which it is about to engage and is able to pay its Indebtedness as it matures and owns property having a value, both at fair valuation and at present fair salable value, greater than the amount of its Indebtedness.

    SUBSIDIARY

    (a) when used to determine the relationship of a Person to another Person, means a Person of which an aggregate of more than 50% of the stock of any class or classes or more than 50% of other ownership interests is owned of record or beneficially by such other Person, or by one or more Subsidiaries of such other Person, or by such other Person and one or more Subsidiaries of such Person,

         (i) if the holders of such stock, or other ownership interests (A) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or other individuals performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency, or (B) are entitled, as such holders, to vote for the election of a majority of the directors (or individuals performing similar functions) of such Person, whether or not the right so to vote exists by reason of the happening of a contingency, or

         (ii) in the case of such other ownership interests, if such ownership interests constitute a majority voting interest, and

     (b) when used without other designation of ownership, means a Subsidiary of the Borrower.

    SUBSIDIARY GUARANTY means the Guaranty in favor of the Agent executed and delivered by the Guarantors or of the Effective Date.

    SUBSIDIARY SECURITY AGREEMENT means the Security Agreement executed and delivered by the Guarantors and the Agent as of the Effective Date.

    SUPPORTING LETTER OF CREDIT has the meaning set forth in SECTION 2A.9.

    TERMINATION DATE means August 20, 2002, such earlier date as all Secured Obligations shall have been irrevocably paid in full and the Revolving Credit Facility shall have been terminated, or such later date as to which the same may be extended pursuant to the provisions of SECTION 2.5.

    TRADEMARK ASSIGNMENT means the Assignment for Security - Trademarks, dated on or about the Effective Date, by the Borrower to the Agent.

    TRADEMARKS means and includes in each case whether now existing or hereafter arising;

    (a) trademarks (including service marks), trade names and trade styles and the registrations and applications for registration thereof and the goodwill of the business symbolized by the trademarks,

    (b)  licenses of the foregoing, whether as licensee or licensor,

    (c)  renewals thereof,

    (d) income, royalties, damages and payments now or hereafter due and/or payable with respect thereto, including, without limitation, damages, claims and payments for past and future infringements thereof,

    (e) rights to sue for past, present and future infringements thereof, including the right to settle suits involving claims and demands for royalties owing, and

    (f)  all rights corresponding to any of the foregoing throughout the world.

    TYPE when used in respect of any Loan or Borrowing, shall refer to the rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined.

    UNFUNDED CAPEX means all Capital Expenditures other than Financed Capex.

    UNFUNDED VESTED ACCRUED BENEFITS means with respect to any Benefit Plan that is a pension plan within the meaning of Section 3(2) of ERISA, the amount (if any) by which (a) the present value of all vested nonforfeitable benefits under such Benefit Plan EXCEEDS (b) the fair market value of all such Benefit Plan assets allocable to such benefits, as determined using such reasonable actuarial assumptions and methods as are specified in the Schedule B (Actuarial Information) to the most recent Annual Report (Form 5500) filed with respect to such Benefit Plan.

    UCC means the Uniform Commercial Code as in effect from time to time in the State of New York.

    WARRANTS means warrants to purchase shares representing up to 20% of the Borrower's common stock, issued to the initial purchasers of the Preferred Stock.

    WHOLLY OWNED SUBSIDIARY when used to determine the relationship of a Subsidiary to a Person means a Subsidiary all of the issued and outstanding shares (other than directors' qualifying shares) of the capital stock of which shall at the time be owned by such Person or one or more of such Person's Wholly Owned Subsidiaries or by such Person and one or more of such Person's Wholly Owned Subsidiaries.

    SECTION 1.2    GENERAL INTERPRETIVE RULES.

    (a) All accounting terms not specifically defined herein shall have the meanings ascribed thereto by GAAP.

    (b) The terms accounts, chattel paper, contract rights, documents, equipment, instruments, general intangibles, inventory and proceeds, as and when used in this Agreement or the Security Documents, shall have the meanings given those terms in the UCC.

    (c) Unless otherwise specified, the words "hereof," "herein," "hereunder" and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision, section or subsection of this Agreement.

    (d) Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Words denoting individuals include corporations and vice versa.

    (e) References to any legislation or statute or code, or to any provisions of any legislation or statute or code, shall include any modification or reenactment of, or any legislative, statutory or code provision substituted for, such legislation, statute or code or provision thereof.

    (f) References to any document or agreement (including this Agreement) shall include references to such document or agreement as amended, novated, supplemented, modified or replaced from time to time, so long as and to the extent that such amendment, novation, supplement, modification or replacement is either not prohibited by the terms of this Agreement or is consented to by the Required Lenders and the Agent.

    (g) Except where specifically restricted in a Loan Document, references to any Person include its successor or permitted substitutes and assigns permitted or not prohibited under such Loan Document.

    (h) References to the time of day are to the time of day in the city in which the Agent's Office is located, unless otherwise specified.

    (i) The terms "payment", "prepayment", "distribution" and similar terms used in the definitions of "Restricted Distribution" and "Restricted Payment" and in SECTION 8.6, shall include payment by means of the transfer of funds or of property and, in the event of a transfer of property, the payment shall be deemed to be in an amount equal to the greater of the fair market value and the book value of the property at the time of the transfer.

    (j) Titles of Articles and Sections in this Agreement are for convenience only, do not constitute part of this Agreement and neither limit nor amplify the provisions of this Agreement, and all references in this Agreement to Articles, Sections, subsections, paragraphs, clauses, subclauses, Schedules or Exhibits shall refer to the corresponding Article, Section, subsection, paragraph, clause or subclause of, or Schedule or Exhibit attached to, this Agreement, unless specific reference is made to the articles, sections or other subdivisions or divisions of, or to schedules or exhibits to, another document or instrument.

    (k) Whenever from the context it appears appropriate, the term "Loan", including such terms as used as part of a defined term including the term "Loan", shall mean and include a Loan made by all Lenders to the Borrower as well as a Lender's Proportionate Share of any Loan.

    (l) Whenever the phrase "to the knowledge of the Borrower" or words of similar import relating to the knowledge of the Borrower are used herein, such phrase shall mean and refer to the actual knowledge of the President or chief financial officer of the Borrower.

    (m) Each reference herein to "reasonable attorneys' fees" or "reasonable counsel fees" shall mean and refer to the reasonable fees (and expenses) actually incurred by the party retaining such attorneys or counsel, computed on the basis customarily employed by such attorneys or counsel and not on the basis of a percentage of recovery or percentage of claim or other similar basis. Each party hereto knowingly and intentionally waives any benefit of any otherwise applicable statutory provision that would entitle it to recover attorneys' fees on such a percentage of basis.

    (n) Unless otherwise specified herein, any Lien created or purported to be created hereby or by or pursuant to any Loan Document in favor of the Agent and each payment made to the Agent, is and shall be deemed to have been created in favor of the Agent, for its benefit as Agent and for the Ratable benefit of the Lenders, or made to and received by the Agent for the Ratable benefit of the Lenders.

    SECTION 1.3 EXHIBITS AND SCHEDULES. All Exhibits and Schedules attached hereto are by reference made a part hereof.

                                      ARTICLE 2

                              REVOLVING CREDIT FACILITY



    SECTION 2.1 REVOLVING CREDIT LOANS. Upon the terms and subject to the conditions of, and in reliance upon the representations and warranties made under, this Agreement, each Lender agrees, severally, but not jointly, to make Revolving Credit Loans under the Revolving Credit Facility to the Borrower from time to time from the Effective Date to but not including the Termination Date, as requested or deemed requested by the Borrower in accordance with the terms of
SECTION 2.2, in amounts equal to such Lender's Proportionate Share of each Revolving Credit Loan requested or deemed requested hereunder up to an aggregate amount at any one time outstanding equal to such Lender's Proportionate Share of the lesser of (i) the Revolving Credit Facility minus the Letter of Credit Reserve and (ii) the Borrowing Base; PROVIDED, HOWEVER, that no Borrowing of a Revolving Credit Loan shall exceed the Revolving Credit Availability at the time and the aggregate principal amount of all outstanding Loans under the Revolving Credit Facility (after giving effect to the Loans requested) shall not exceed the lesser of (i) the Revolving Credit Facility minus the Letter of Credit Reserve and (ii) the Borrowing Base. It is expressly understood and agreed that the Lenders may and at present intend to use the lesser of the amounts described in the foregoing clauses (i) and (ii) as a maximum ceiling on Loans made to the Borrower under the Revolving Credit Facility; PROVIDED, HOWEVER, that it is agreed that should the aggregate outstanding amount of such Loans exceed the ceiling so determined or any other limitation set forth in this Agreement, such Loans shall nevertheless constitute Secured Obligations and, as such, shall be entitled to all benefits thereof and security therefor. The principal amount of any Loans made under the Revolving Credit Facility may be repaid, without premium or penalty, at any time and reborrowed by the Borrower, subject to the terms and conditions of this Agreement, in accordance with the terms of this
SECTION 2.1. The Agent's and each Lender's books and records reflecting the date and the amount of each Loans made under the Revolving Credit Facility and each repayment of principal thereof shall constitute PRIMA FACIE evidence of the accuracy of the information contained therein, subject to the provisions of
SECTION 3.8.

    SECTION 2.2 MANNER OF BORROWING REVOLVING CREDIT LOANS. Borrowings under the Revolving Credit Facility shall be made as follows:

    (a)  REQUESTS FOR BORROWING.

         (i) PRIME RATE LOANS. Unless the Borrower shall previously have requested a Eurodollar Rate Loan and authorized the application of the proceeds thereof to any purpose described in CLAUSES (A) through (D) below and the Lenders shall have disbursed such Eurodollar Rate Loan for such purpose, a request for the Borrowing of a Prime Rate Loan shall be made, or shall be deemed to be made, in the following manner:

                (A) the Borrower may request a Prime Rate Loan by giving the Agent a Notice of Borrowing, before 11:30 a.m. on the proposed date of the Borrowing,

PROVIDED that if such notice is received after 11:30 a.m. on the proposed date of Borrowing, the proposed Borrowing will be postponed automatically to the next Business Day;

                (B) whenever a check or other item is presented to a Disbursing Bank for payment against a Controlled Disbursement Account in an amount greater than the then available balance in such account, such Disbursing Bank shall, and is hereby irrevocably authorized by the Borrower to, give the Agent notice thereof, which notice shall be deemed to be a request for a Prime Rate Loan on the date of such notice in an amount equal to the excess of such check or other item over such available balance, and such request shall be irrevocable;
         and

                (C) unless payment is otherwise made by the Borrower, the becoming due of any Secured Obligations, including interest, required to be paid under this Agreement or any of the other Loan Documents shall be deemed to be a request for a Prime Rate Loan on the due date in such amount, and such request shall be irrevocable.

                (D) the receipt by the Agent of notification from NationsBank to the effect that a drawing has been made under a Letter of Credit and that the Borrower has failed to reimburse NationsBank therefor in accordance with the terms of the Letter of Credit, the Reimbursement Agreement and ARTICLE 2A, shall be deemed to be a request for a Prime Rate Loan on the date such notification is received in the amount of such drawing which is so unreimbursed.

         (ii) EURODOLLAR RATE REVOLVING CREDIT LOANS. At any time after the Effective Date, the Borrower may request a Eurodollar Rate Loan under the Revolving Credit Facility by giving the Agent a Notice of Borrowing (which notice shall be irrevocable) not later than 11:30 a.m. on the date three Business Days before the day on which the requested Eurodollar Rate Revolving Credit Loan is to be made.

         (iii)  NOTIFICATION OF LENDERS.  In the case of each Eurodollar
    Rate Loan and, unless the Agent has elected periodic settlements pursuant to SECTION 3.8, in the case of each Prime Rate Loan, the Agent shall promptly notify the Lenders of any Notice of Borrowing given or deemed given pursuant to this SECTION 2.2(a) by 12:00 noon on the proposed Borrowing date (in the case of Prime Rate Loans) or by 3:00 p.m. three Business Days before the proposed Borrowing date (in the case of Eurodollar Rate Loans). Not later than 1:30 p.m. on the proposed Borrowing date, each Lender will make available to the Agent, for the account of the Borrower, at the Agent's Office in funds immediately available to the Agent, such Lender's Proportionate Share of the Prime Rate Loan or Eurodollar Rate Loan, as the case may be.

    (b) DISBURSEMENT OF LOANS. The Borrower hereby irrevocably authorizes the Agent to and the Agent will disburse the proceeds of each Borrowing requested, or deemed to be requested, pursuant to this SECTION 2.2(a) as follows:

         (i) the proceeds of each Borrowing requested under SECTIONS 2.2(a)(i)(A) or (B) or 2.2(a)(ii) shall be disbursed by the Agent in Dollars in immediately available funds by wire transfer to a Controlled Disbursement Account or, in the absence of a Controlled Disbursement Account, by wire transfer to such other account as may be agreed upon by the Borrower and the Agent from time to time, and

         (ii) the proceeds of each Borrowing deemed requested under SECTION 2.2(a)(i)(C) or (D) shall be disbursed by the Agent by way of direct payment of the relevant Secured Obligation.

    SECTION 2.3 REPAYMENT OF REVOLVING CREDIT LOANS. The Revolving Credit Loans will be repaid as follows:

    (a) The outstanding principal amount of all the Revolving Credit Loans is due and payable, and shall be repaid by the Borrower in full, not later than the Termination Date;

    (b) If at any time the aggregate outstanding unpaid principal amount of the Revolving Credit Loans exceeds the lesser of (i) the Revolving Credit Facility minus the Letter of Credit Reserve and (ii) the Borrowing Base in effect at such time, the Borrower shall repay the Revolving Credit Loans in an amount sufficient to reduce the aggregate unpaid principal amount of such Revolving Credit Loans by an amount equal to such excess, together with accrued and unpaid interest on the amount so repaid to the date of repayment;

    (c) The Borrower hereby instructs the Agent to repay the Revolving Credit Loans outstanding on any day in an amount equal to the amount received by the Agent on such day pursuant to SECTION 7.1(b); PROVIDED that payments received in excess of outstanding Revolving Credit Loans or payments received on account of Eurodollar Rate Loans which would otherwise result in prepayment of such Loans prior to the end of the Interest Period applicable thereto may, upon the instruction of the Borrower to the Agent not later than 1:00 p.m. on any Business Day, be applied to the Cash Collateral Account or any Investment Account; and

    (d) Each Eurodollar Rate Loan is due and payable on the last day of the Interest Period applicable thereto, except to the extent converted or continued in accordance with SECTION 3.12.

    Repayments pursuant to SECTION 2.3(b) or (c) shall be applied first to the Prime Rate Revolving Credit Loans and then to Eurodollar Rate Loans.

    SECTION 2.4    REVOLVING CREDIT NOTE.  Each Lender's Revolving Credit
Loans and the obligation of the Borrower to repay such Revolving Credit Loans shall also be evidenced by a Revolving Credit Note payable to the order of such Lender. Each Revolving Credit Note shall be dated the Effective Date (or later "effective date" under any Assignment and Acceptance) and be duly and validly executed and delivered by the Borrower.

    SECTION 2.5 EXTENSION OF REVOLVING CREDIT FACILITY. Upon the request of the Borrower, the Lenders may, in their sole discretion, effective as of any anniversary of the Effective Date, agree to extend the Revolving Credit Facility for a one-year period.

                                      ARTICLE 2A

                              LETTER OF CREDIT FACILITY

    SECTION 2A.1 AGREEMENT TO ISSUE. Upon the terms and subject to the conditions of, and in reliance upon the representations and warranties made under, this Agreement, NationsBank agrees to issue for the account of the Borrower one or more Letters of Credit in accordance with this ARTICLE 2A, from time to time during the period commencing on the Effective Date and ending on the Termination Date.

    SECTION 2A.2 AMOUNTS. NationsBank shall not have any obligation to issue any Letter of Credit at any time:

    (a) if, after giving effect to the issuance of the requested Letter of Credit, (i) the aggregate Letter of Credit Obligations of the Borrower would exceed the Letter of Credit Facility then in effect or (ii) the aggregate principal amount of the Revolving Credit Loans outstanding would exceed the Borrowing Base (after reduction for the Letter of Credit Reserve in respect of such Letter of Credit) or (iii) if no Revolving Credit Loans are outstanding, the aggregate Letter of Credit Obligations would exceed the Borrowing Base (without reduction for the Letter of Credit Reserve); or

    (b) which has a term longer than one calendar year or an expiration date after the last Business Day that is more than 30 days prior to the Termination Date.


    SECTION 2A.3 CONDITIONS. The obligation of NationsBank to issue any Letter of Credit is subject to the satisfaction of (a) the applicable conditions precedent contained in ARTICLE 4 and (b) the following additional conditions precedent in a manner satisfactory to the Agent and NationsBank:

         (i) the Borrower shall have delivered to NationsBank and the Agent at such times and in such manner as NationsBank or the Agent may prescribe an application in form and substance satisfactory to NationsBank and the Agent for the issuance of the Letter of Credit, a Reimbursement Agreement and such other documents as may be required pursuant to the terms thereof, and the form and terms of the proposed Letter of Credit shall be reasonably satisfactory to NationsBank and the Agent and not inconsistent with the provisions of this Agreement; and

         (ii) as of the date of issuance, no order of any court, arbitrator or governmental authority having jurisdiction or authority over NationsBank shall purport by its terms to enjoin or restrain banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit, and no law, rule or regulation applicable to banks generally and no request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over banks generally shall prohibit, or request that NationsBank refrain from, the issuance of letters of credit generally or the issuance of such Letter of Credit.

    SECTION 2A.4   ISSUANCE OF LETTERS OF CREDIT.

    (a) REQUEST FOR ISSUANCE. The Borrower shall give NationsBank and the Agent written notice of the Borrower's request for the issuance of a Letter of Credit no later than three (3) Business Days prior to the proposed date of issuance of the Letter of Credit, unless a shorter period is otherwise agreed by NationsBank and the Agent. Such notice shall be irrevocable and shall specify the original face amount of the Letter of Credit requested, the effective date (which date shall be a Business Day) of issuance of such requested Letter of Credit, whether such Letter of Credit may be drawn in a single or in multiple draws, the date on which such requested Letter of Credit is to expire (which date shall be a Business Day earlier than the 30th day prior to the Termination
Date), the purpose for which such Letter of Credit is to be issued and the beneficiary of the requested Letter of Credit. The Borrower shall attach to such notice the form of the Letter of Credit that the Borrower requests to be issued.

    (b) RESPONSIBILITIES OF THE AGENT; ISSUANCE. The Agent shall determine, as of the Business Day immediately preceding the requested effective date of issuance of the Letter of Credit set forth in the notice from the Borrower pursuant to SECTION 2A.4(a), the amount of Letter of Credit Availability. If
(i) the form of the Letter of Credit delivered by the Borrower to the Agent is acceptable to NationsBank and the Agent in their reasonable discretion, (ii) the undrawn face amount of the requested Letter of Credit is less than or equal to the Letter of Credit Availability and (iii) the Agent has received a certificate from the Borrower stating that the applicable conditions set forth in SECTION 2A.3 have been satisfied, then NationsBank will cause the Letter of Credit to be issued.

    (c) NOTICE OF ISSUANCE. Promptly after the issuance of any Letter of Credit, NationsBank shall give the Agent written or facsimile notice, or telephonic notice confirmed promptly thereafter in writing, of the issuance of such Letter of Credit, and the Agent shall give each Lender written or facsimile notice, or telephonic notice confirmed promptly thereafter in writing, of the issuance of such Letter of Credit.

    (d) NO EXTENSION OR AMENDMENT. No Letter of Credit shall be extended or amended unless the requirements of this SECTION 2A.4 are met as though a new Letter of Credit were being requested and issued.

    SECTION 2A.5 DUTIES OF NATIONSBANK. Any action taken or omitted to be taken by NationsBank under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not result in any liability of NationsBank to any Lender or relieve any Lender of its obligations hereunder to NationsBank. In determining whether to pay under any Letter of Credit, NationsBank shall have no obligation to any Lender other than to confirm that any documents required to be delivered under such Letter of Credit in connection with such drawing have been presented and appear on their face to comply with the requirements of such Letter of Credit.

    SECTION 2A.6   PAYMENT OF REIMBURSEMENT OBLIGATIONS.

    (a) PAYMENT TO ISSUER. Notwithstanding any provisions to the contrary in any Reimbursement Agreement, the Borrower agrees to reimburse NationsBank for any drawings (whether partial or full) under each Letter of Credit issued by NationsBank and agrees to pay to NationsBank the amount of all other Reimbursement Obligations and other amounts payable to NationsBank under or in connection with such Letter of Credit immediately when due, irrespective of any claim, set-off, defense or other right which the Borrower may have at any time against NationsBank or any other Person.

    (b) RECOVERY OR AVOIDANCE OF PAYMENTS. In the event any payment by or on behalf of the Borrower with respect to any Letter of Credit (or any Reimbursement Obligation relating thereto) received by NationsBank, or by the Agent and distributed by the Agent to the Lenders on account of their respective participations therein, is thereafter set aside, avoided or recovered from NationsBank or the Agent in connection with any receivership, liquidation or bankruptcy proceeding, the Lenders shall, upon demand by the Agent, pay to the Agent, for the account of the Agent or NationsBank, their respective Proportionate Shares of such amount set aside, avoided or recovered together with interest at the rate required to be paid by the Agent upon the amount required to be repaid by it.

    SECTION 2A.7   PARTICIPATIONS.

    (a) PURCHASE OF PARTICIPATIONS. Immediately upon issuance by NationsBank of a Letter of Credit, each Lender shall be deemed to have irrevocably and unconditionally purchased and received without recourse or warranty, an undivided interest and participation in such Letter of Credit, equal to such Lender's Proportionate Share of the face amount thereof (including, without limitation, all obligations of the Borrower with respect thereto, other than amounts owing to NationsBank with respect to the issuance thereof, and any security therefor or guaranty pertaining thereto).

    (b) SHARING OF LETTER OF CREDIT PAYMENTS. In the event that NationsBank makes a payment under any Letter of Credit and NationsBank shall not have been repaid such amount pursuant to SECTION 2A.6, then NationsBank shall be deemed to have made a Non-Ratable Loan in the amount of such payment, and notwithstanding the occurrence or continuance of a Default or Event of Default at the time of such payment, such Non-Ratable Loan shall be subject to the provisions of
SECTION 3.8(b) and the absolute obligations of the Lenders to pay for their respective participation interests therein.

    (c) SHARING OF REIMBURSEMENT OBLIGATION PAYMENTS. Whenever NationsBank receives a payment from or on behalf of the Borrower on account of a Reimbursement Obligation as to which the Agent has previously received for the account of NationsBank payment from a Lender pursuant to this SECTION 2A.7, NationsBank shall promptly pay to the Agent, for the benefit of such Lender, such Lender's Proportionate Share of the amount of such payment from the Borrower in Dollars. Each such payment shall be made by NationsBank on the Business Day on which NationsBank receives immediately available funds from the Agent pursuant to the immediately preceding sentence, if received prior to 11:00 a.m. on such Business Day, and otherwise on the next succeeding Business Day.

    (d) DOCUMENTATION. Upon the request of any Lender, the Agent shall furnish to such Lender copies of any Letter of Credit, Reimbursement Agreement or application for any Letter of Credit and such other documentation as may reasonably be requested by such Lender.

    (e) OBLIGATIONS IRREVOCABLE. The obligations of each Lender to make payments to the Agent with respect to any Letter of Credit and participation therein pursuant to the provisions of SECTION 3.8(b) hereof or otherwise and the obligations of the Borrower to make payments to NationsBank or to the Agent, for the account of Lenders, shall be irrevocable, shall not be subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement (assuming, in the case of the obligations of the Lenders to make such payments, that the Letter of Credit has been issued in accordance with SECTION 2A.4), including, without limitation, any of the following circumstances:


         (i) Any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

         (ii) The existence of any claim, set-off, defense or other right which the Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Lender, NationsBank or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the Borrower or any other Person and the beneficiary named in any Letter of Credit);

         (iii) Any draft, certificate or any other document presented under the Letter of Credit upon which payment has been made in good faith and according to its terms proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

         (iv) The surrender or impairment of any Collateral or any other security for the Secured Obligations or the performance or observance of any of the terms of any of the Loan Documents;

         (v)    The occurrence of any Default or Event of Default; or

         (vi) NationsBank's or the Agent's failure to deliver the notice provided for in SECTION 2A.4(c).

    SECTION 2A.8   INDEMNIFICATION, EXONERATION.

    (a) INDEMNIFICATION. In addition to amounts payable as elsewhere provided in this ARTICLE 2A, the Borrower agrees to protect, indemnify, pay and save the Lenders and the Agent harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which any Lender or the Agent may incur or be subject to as a consequence, directly or indirectly, of

         (i) the issuance of any Letter of Credit, other than as a result of its gross negligence or willful misconduct, as determined by a court of competent jurisdiction, or

         (ii) the failure of NationsBank to honor a drawing under any Letter of Credit as a result of any act or omission, whether such act or omission is rightful or wrongful, of any present or future DE JURE or DE FACTO governmental authority (all such acts or omissions being hereinafter referred to collectively as GOVERNMENT ACTS).

    (b)  ASSUMPTION OF RISK BY THE BORROWER.  As among the Borrower, the
Lenders and the Agent, the Borrower assumes all risks of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of such Letters of Credit, subject to the NationsBank's and the Agent's duties imposed herein. In furtherance and not in limitation of the foregoing, subject to the provisions of the applications for the issuance of Letters of Credit, the Lenders and the Agent shall not be responsible for:

         (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any of the Letters of Credit, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;

         (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason;

         (iii) the failure of the beneficiary of any Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit;

         (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher;

         (v)    errors in interpretation of technical terms;

         (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof;

         (vii) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; or

         (viii) any consequences arising from causes beyond the control of the Lenders or the Agent, including, without limitation, any Government Acts.

None of the foregoing shall affect, impair or prevent the vesting of any of the Agent's rights or powers under this SECTION 2A.8 nor shall any of the foregoing affect the rights and obligations of the Borrower as the account party and NationsBank as issuer of Letters of Credit, which rights and obligations shall be defined and governed by the Letter of Credit Documents and Applicable Law.

    (c) EXONERATION. In furtherance and extension, and not in limitation, of the specific provisions set forth above, any action taken or omitted by the Agent, NationsBank or any Lender under or in connection with any of the Letters of Credit or any related certificates, if taken or omitted in good faith, shall not result in any liability of any Lender or the Agent to the Borrower or relieve the Borrower of any of its obligations hereunder to any such Person.

    SECTION 2A.9   SUPPORTING LETTER OF CREDIT; CASH COLLATERAL ACCOUNT.
During the continuation of an Event of Default or if, notwithstanding the provisions of SECTION 2A.2(b), any Letter of Credit is outstanding on the Termination Date, then on or prior to the Termination Date, the Borrower shall, promptly on demand by the Agent, deposit with the Agent, for the ratable benefit of the Lenders, with respect to each Letter of Credit then outstanding, as the Agent shall specify, either (a) a standby letter of credit (a SUPPORTING LETTER OF CREDIT) in form and substance satisfactory to the Agent, issued by an issuer satisfactory to the Agent in its reasonable judgment in an amount equal to the greatest amount for which such Letter of Credit may be drawn, under which Supporting Letter of Credit the Agent shall be entitled to draw amounts necessary to reimburse NationsBank, the Agent and the Lenders for payments made by them under such Letter of Credit or under any reimbursement or guaranty agreement with respect thereto, or (b) Cash Collateral in an amount necessary to reimburse NationsBank, the Agent and the Lenders for payments made by NationsBank, the Agent and the Lenders under such Letter of Credit or under any reimbursement or guaranty agreement with respect thereto. Such Supporting Letter of Credit or Cash Collateral shall be held by the Agent for the benefit of the Lenders, as security for, and to provide for the payment of, the Reimbursement Obligations. In the event the Borrower fails to comply with either CLAUSE (a) or (b) above, the Borrower shall be deemed to have requested a Prime Rate Loan in the amount necessary to provide the Cash Collateral described in clause (b) to be held by the Agent as therein provided. In addition, the Agent may at any time after such Event of Default or Termination Date apply any or all of such Cash Collateral to the payment of any or all of the Secured Obligations then due and payable. The Cash Collateral shall be deposited in the Cash Collateral Account and shall be administered in accordance with the provision of SECTION 3.16.

                                      ARTICLE 3

                               GENERAL LOAN PROVISIONS

    SECTION 3.1    INTEREST.

    (a) PRIME RATE LOANS. Subject to the provisions of SECTION 3.1(d), the Borrower will pay interest on the unpaid principal amount of each Prime Rate Loan, for each day from the day such Loan is made until such Loan is paid (whether at maturity, by reason of acceleration, or otherwise) or is converted to a Eurodollar Rate Loan, at a rate per annum equal to the sum of (i) the Applicable Margin and (ii) the Prime Rate, payable monthly in arrears as it accrues on each Interest Payment Date.

    (b) EURODOLLAR RATE LOANS. Subject to the provisions of SECTION 3.1(d), the Borrower will pay interest on the unpaid principal amount of each Eurodollar Rate Loan for the applicable Interest Period at a rate per annum equal to the sum of (i) the Applicable Margin and (ii) the Eurodollar Rate, payable monthly in arrears as it accrues on each Interest Payment Date and on the last day of such Interest Period, and when such Eurodollar Rate Loan is due (whether at maturity, by reason of acceleration or otherwise).

    (c) OTHER SECURED OBLIGATIONS. The Borrower will, to the extent permitted by Applicable Law, pay interest on the unpaid principal amount of any Secured Obligation that is due and payable other than the Loans in accordance with SECTIONS 3.1(a) or (d), as applicable, as if such Secured Obligation were a Prime Rate Revolving Credit Loan.

    (d) DEFAULT RATE. If an Event of Default shall occur and be continuing, at the election of the Required Lenders, the unpaid principal amount of the Loans and the other Secured Obligations shall no longer bear interest in accordance with the terms of SECTION 3.1(a), 3.1(b) or 3.1(c), but shall bear interest for each day from the date of such Event of Default until Event of Default shall have been cured or waived, at a rate per annum equal to the sum of
(i) the Default Margin and (ii) the rate otherwise applicable to such Loan, payable on demand. The interest rate provided for in the preceding sentence shall, to the extent permitted by Applicable Law, apply to and accrue on the amount of any judgment entered with respect to any Secured Obligation and shall continue to accrue at such rate during any proceeding described in SECTION 11.1(g) or (h).

    (e) CALCULATION OF INTEREST. The interest rates provided for in SECTIONS 3.1(a), (b), (c) and (d) shall be computed on the basis of a year of 360 days and the actual number of days elapsed. Each interest rate determined with reference to the Prime Rate shall be adjusted automatically as of the opening of business on the effective date of each change in the Prime Rate.

    (f) MAXIMUM RATE. It is not intended by the Lenders, and nothing contained in this Agreement or the Notes shall be deemed, to establish or require the payment of a rate of interest in excess of the maximum rate permitted by Applicable Law (the MAXIMUM RATE). If, in any month, the Effective Interest Rate, absent such limitation, would have exceeded the Maximum Rate, then the Effective Interest Rate for that month shall be the Maximum Rate, and, if in future months, the Effective Interest Rate would otherwise be less than the Maximum Rate, then the Effective Interest Rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Secured Obligations, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would have been paid or accrued if the Effective Interest Rate had at all times been in effect, then the Borrower shall, to the extent permitted by Applicable Law, pay to the Lenders an amount equal to the excess, if any, of (i) the lesser of (A) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect and (B) the amount of interest which would have accrued had the Effective Interest Rate, at all times, been in effect or (ii) the amount of interest actually paid or accrued under this Agreement. In the event the Lenders receive, collect or apply as interest any sum in excess of the Maximum Rate, such excess amount shall be applied to the reduction of the principal balance of the Secured Obligations, and if no such principal is then outstanding, such excess or part thereof remaining, shall be paid to the Borrower. For the purposes of computing the Maximum Rate, to the extent permitted by Applicable Law, all interest and charges, discounts, amounts, premiums or fees deemed to constitute interest under applicable law, shall be amortized, prorated, allocated and spread in substantially equal parts throughout the full term of this Agreement. The provisions of this SECTION 3.1(f) shall be deemed to be incorporated into every Loan Document (whether or not any provision of this SECTION 3.1(f) is specifically referred to therein).

    SECTION 3.2    CERTAIN FEES.

    (a) ORIGINATION FEE. On the Effective Date, as additional consideration for the extensions of credit provided for hereunder, the Borrower shall pay to the Agent for the Ratable benefit of the Lenders, in addition to any interest due under this Agreement, an origination fee in an amount equal to 2% of the aggregate Commitments in effect on the Effective Date. The origination fee provided for herein shall compensate the Lenders for the internal costs associated with the origination, structuring, processing, approving and closing of the transactions contemplated by this Agreement, including, but not limited to, administrative, general overhead and lost opportunity costs, but not including any out-of-pocket expenses for which the Borrower has agreed to reimburse the Agent or any Lender, including, without limitation, the Agent's or any Lender's out-of-pocket expenses incurred in connection with its due diligence examination of the Borrower and the closing of the transactions contemplated by this Agreement. The origination fee shall be fully earned on the Effective Date and shall not be subject to refund or rebate.

    (b) AGENT FEE. For administration and other services performed by the Agent in connection with its continuing administration of this Agreement, the Borrower shall pay to the Agent, for its own account, and not for the account of the Lenders, an annual fee of $25,000, payable on the Effective Date and on each anniversary of the Effective Date for so long as any Secured Obligation shall remain outstanding or the Revolving Credit Facility shall not have been terminated.

    (c) COMMITMENT FEE. In connection with and as consideration for the holding available for the use of the Borrower hereunder the full amount of the Revolving Credit Facility, the Borrower will pay a fee to the Agent, for the Ratable benefit of the Lenders, for each day from the Effective Date until the Termination Date, in an amount equal to 1/2 of 1% per annum of the unused portion of the Revolving Credit Facility for such day. Such fee shall be payable quarterly in arrears on the first day of each January, April, July and October and on the date of any permanent reduction in the Revolving Credit Facility.

    (d) LETTER OF CREDIT FEES. As consideration for the issuance by NationsBank of a Letter of Credit, the Borrower agrees to pay to NationsBank all applicable Letter of Credit Fees. Such fees shall be payable to NationsBank in advance on the date of issuance of each Letter of Credit and shall be calculated according to the face amount of such Letter of Credit based on its stated term. In the event any Letter of Credit is canceled or terminated prior to the expiration of its stated term, the Lender will make appropriate adjustments in such fees based on the actual average daily face amount of outstanding Letters of Credit and will refund to the Borrower the amount of any excess fee paid pursuant to this Section 3.2(d).

    (e) GENERAL. All fees shall be fully earned by the Agent of the Lenders, as the case may be, when due and payable and, except as otherwise set forth herein or required by applicable law, shall not be subject to refund or rebate. All fees are for compensation for services and are not, and shall not be deemed to be, interest or a charge for the use of money.

    SECTION 3.3    MANNER OF PAYMENT.

    (a) Except as otherwise expressly provided in SECTION 7.1(b), each payment (including prepayments) by the Borrower on account of the principal of or interest on the Loans or of any other amounts payable to the Lenders under this Agreement or any Note shall be made not later than 12:00 noon on the date specified for payment under this Agreement to the Agent, for the account of the Lenders, at the Agent's Office, in Dollars, in immediately available funds and shall be made without any setoff, counterclaim or deduction whatsoever. Any payment received after such time but before 2:00 p.m. on such day shall be deemed a payment on such date for the purposes of SECTION 11.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day.

    (b) The Borrower hereby irrevocably authorizes each Lender and each Affiliate of such Lender and each participant herein to charge any account of the Borrower or any other Loan Party maintained with such Lender or such Affiliate or participant with such amounts as may be necessary from time to time to pay any Secured Obligations (whether or not owed to such Lender, Affiliate or participant) which are not paid when due. The Lenders will use reasonable efforts to give the Borrower notice of any such charge.

    SECTION 3.4 GENERAL. If any payment under this Agreement or any Note shall be specified to be made on a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall in such case be included in computing interest, if any, in connection with such payment.

    SECTION 3.5    LOAN ACCOUNTS; STATEMENTS OF ACCOUNT.

    (a) Each Lender shall open and maintain on its books a loan account in the Borrower's name (each, a LOAN ACCOUNT and collectively, the LOAN ACCOUNTS). Each such Loan Account shall show as debits thereto each Loan made under this Agreement by such Lender to the Borrower and as credits thereto all payments received by such Lender and applied to principal of such Loans, so that the balance of the Loan Account at all times reflects the principal amount due such Lender from the Borrower.

    (b) The Agent shall maintain on its books a control account for the Borrower in which shall be recorded (i) the amount of each disbursement made hereunder, (ii) the amount of any principal or interest due or to become due from the Borrower hereunder, and (iii) the amount of any sum received by the Agent hereunder from the Borrower and each Lender's share therein.

    (c) The entries made in the accounts pursuant to SUBSECTIONS (a) and (b) shall be PRIMA FACIE evidence, in the absence of manifest error, of the existence and amounts of the obligations of the Borrower therein recorded and in case of discrepancy between such accounts, in the absence of manifest error, the accounts maintained pursuant to SUBSECTION (b) shall be controlling.

    (d) The Agent will account separately to the Borrower monthly with a statement of Loans, charges and payments made to and by the Borrower pursuant to this Agreement, and such accounts rendered by the Agent shall be deemed final, binding and conclusive, save for manifest error, unless the Agent is notified by the Borrower in writing to the contrary within 30 days of the date the account to the Borrower was so rendered. Such notice by the Borrower shall be deemed an objection to only those items specifically objected to therein. Failure of the Agent to render such account shall in no way affect the rights of the Agent or of the Lenders hereunder.

    SECTION 3.6    REDUCTION OF COMMITMENTS; TERMINATION OF AGREEMENT.
(a) The Borrower shall have the right Ratably to reduce the unused Commitments, without charge, by giving the Agent not less than three Business Days' prior written notice of such reduction, which reduction shall be effective on the Business Day specified in the Borrower's notice and shall be in an amount equal to $500,000 or an integral multiple in excess thereof and shall not reduce the Revolving Credit Facility below the sum of the amount of the aggregate Letter of Credit Reserve. As of the date of reduction set forth in such notice, the Revolving Credit Facility shall be permanently reduced to the amount stated in the Borrower's notice for all purposes herein, and the Borrower shall pay the amount necessary to reduce the amount of the Revolving Credit Loans outstanding under the Revolving Credit Facility to an amount equal to or less than the Revolving Credit Facility as so reduced,

    (b) Subject to the provisions of SECTION 3.10, the Borrower shall have the right, at any time, to terminate this Agreement upon not less than 30 Business Days' prior written notice, which notice shall specify the effective date of such termination. Upon receipt of such notice, the Agent shall promptly notify each Lender thereof. On the date specified in such notice, such termination shall be effected, provided, that the Borrower shall, on or prior to such date, pay to the Agent, for its account and the account of the Lenders, in same day funds, an amount equal to all Secured Obligations (other than with respect to Letter of Credit Obligations) outstanding on such date, including, without limitation, all (i) accrued interest thereon, (ii) all accrued fees provided for hereunder, and
(iii) any amounts payable as Cash Collateral or to the Lenders pursuant to SECTIONS 3.10, 3.15, 3.16, 14.2, 14.3, and 14.14 and, in addition thereto, shall deliver to the Agent, in respect of each outstanding Letter of Credit, either a Supporting Letter of Credit or Cash Collateral as provided in SECTION 2A.9. Additionally, the Borrower shall provide the Agent and the Lenders with customary indemnification in respect of returned and dishonored payment items in form and substance satisfactory to the Agent. Following a notice of termination as provided for in this SECTION 3.6(b) and upon payment in full of the amounts specified in this SECTION 3.6(b), and execution and delivery of any required indemnification, this Agreement shall be terminated and the Agent, the Lenders and the Borrower shall have no further obligations to any other party hereto, except for the obligations to the Agent and the Lenders pursuant to Section
14.13 hereof, which shall survive any termination of this Agreement.

    SECTION 3.7    MAKING LOANS.

    (a) NATURE OF OBLIGATIONS OF LENDERS TO MAKE LOANS. The obligations of the Lenders under this Agreement to make the Loans are several and are not joint or joint and several.

    (b) ASSUMPTION BY AGENT. Subject to the provisions of SECTION 3.8 and notwithstanding the occurrence of a Default or Event of Default or other failure of any condition to the making of Loans under the Revolving Credit Facility hereunder subsequent to the Initial Loans, unless the Agent shall have received notice from a Lender in accordance with the provisions of SECTION 3.7(c) prior to a proposed Borrowing date that such Lender will not make available to the Agent such Lender's Proportionate Share of the Revolving Credit Loan to be borrowed on such date, the Agent may assume that such Lender will make such Proportionate Share available to the Agent in accordance with SECTION 2.2(a), and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent such Lender shall not make such Proportionate Share available to the Agent, such Lender and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount, together with interest thereon for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent (i) by the Borrower, at the Effective Interest Rate or, if lower, subject to SECTION 3.1(f), the Maximum Rate or (ii) by such Lender, at the Federal Funds Effective Rate. If such Lender shall repay to the Agent such corresponding amount, the amount so repaid shall constitute such Lender's Proportionate Share of the Loan made on such Borrowing date for purposes of this Agreement. The failure of any Lender to make its Proportionate Share of any Loan available shall not (without regard to whether a Borrower shall have returned the amount thereof to the Agent in accordance with this SECTION 3.7) relieve it or any other Lender of its obligation, if any, hereunder to make its Proportionate Share of the Loan available on such Borrowing date, but no Lender shall be responsible for the failure of any other Lender to make its Proportionate Share of a Loan available on the Borrowing date.

    (c) NOTICE OF INTENTION NOT TO LEND. Unless and until the Agent shall have received written notice from the Required Lenders as to the existence of a Default, an Event of Default or some other circumstance that would relieve the Lenders of their respective obligations to make Loans hereunder, which notice shall be in writing and shall be signed by the Required Lenders and shall expressly state that the Required Lenders do not intend to make available to the Agent such Lenders' Ratable Shares of Loans made after the effective date of such notice, the Agent shall be entitled to continue to make the assumptions described in SECTION 3.7(b). After receipt of the notice described in the preceding sentence, which shall become effective on the third Business Day after receipt of such notice by the Agent unless otherwise agreed to by the Agent, the Agent shall be entitled to make the assumptions described in SECTION 3.7(b) as to any Loans as to which it has not received a written notice to the contrary prior to 11:00 a.m. on the Business Day next preceding the day on which the Loan is to be made. The Agent shall not be required to make any Loan as to which it shall have received notice by a Lender of such Lender's intention not to make its Ratable Share of such Loan available to the Agent.

    SECTION 3.8    SETTLEMENT AMONG LENDERS.

    (a) REVOLVING CREDIT LOANS. It is agreed that each Lender's Net Outstandings are intended by the Lenders to be equal at all times to such Lender's Ratable Share of the aggregate principal amount of all Revolving Credit Loans outstanding. Notwithstanding such agreement, the several and not joint obligation of each Lender to make its Ratable Share of Loans under the Revolving Credit Facility in accordance with the terms of this Agreement and each Lender's right to receive its Ratable Share of principal payments on Revolving Credit Loans, the Lenders agree that in order to facilitate the administration of this Agreement and the Loan Documents that settlement among them may take place on a periodic basis in accordance with the provisions of this SECTION 3.8.

    (b) SETTLEMENT PROCEDURES. To the extent and in the manner hereinafter provided in this SECTION 3.8, settlement among the Lenders as to Prime Rate Loans may occur periodically on Settlement Dates determined from time to time by the Agent, which may occur before or after the occurrence or during the continuance of a Default or Event of Default and whether or not all of the conditions set forth in SECTION 4.2 have been met. On each Settlement Date payments shall be made by or to NationsBank and the other Lenders in the manner provided in this SECTION 3.8 in accordance with the Settlement Report delivered by the Agent pursuant to the provisions of this SECTION 3.8 in respect of such Settlement Date so that as of each Settlement Date, and after giving effect to the transactions to take place on such Settlement Date, each Lender's Net Outstandings shall equal such Lender's Ratable Share of the Revolving Credit Loans.

         (i) SELECTION OF SETTLEMENT DATES. If the Agent elects, in its discretion, but subject to the consent of NationsBank, to settle accounts among the Lenders with respect to principal amounts of Prime Rate Loans less frequently than each Business Day, then the Agent shall designate periodic Settlement Dates which may occur on any Business Day after the Effective Date; PROVIDED, HOWEVER, that (A) the Agent shall designate as a Settlement Date any Business Day which is an Interest Payment Date, (B) a Settlement Date shall occur not less often than every five Business Days, and (C) settlements with


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

    respect to Eurodollar Rate Loans shall take place on the Borrowing date, each Interest Payment Date and on the last day of each Interest Period applicable thereto. The Agent shall designate a Settlement Date by delivering to each Lender a Settlement Report not later than 12:00 noon on the proposed Settlement Date, which Settlement Report will be in the form of Exhibit D hereto and shall be with respect to the period beginning on the next preceding Settlement Date and ending on such designated Settlement Date.

         (ii) NON-RATABLE LOANS AND PAYMENTS. Between Settlement Dates, the Agent shall request and NationsBank may (but shall not be obligated to) advance to the Borrower out of NationsBank's own funds, the entire principal amount of any Prime Rate Revolving Credit Loan requested or deemed requested pursuant to SECTION 2.2(a) (any such Loan being referred to as a NON-RATABLE LOAN). The making of each Non-Ratable Loan by NationsBank shall be deemed to be a purchase by NationsBank of a 100% participation in each other Lender's Proportionate Share of such Non-Ratable Loan. All payments of principal, interest and any other amount with respect to such Non-Ratable Loan shall be payable to and received by the Agent for the account of NationsBank. Upon demand by NationsBank, with notice thereof to the Agent, each other Lender shall pay to NationsBank, as the repurchase of such participation, an amount equal to 100% of such Lender's Proportionate Share of the principal amount of such Non-Ratable Loan. Any payments received by the Agent between Settlement Dates which in accordance with the terms of this Agreement are to be applied to the reduction of the outstanding principal balance of Revolving Credit Loans, shall be paid over to and retained by NationsBank for such application, and such payment to and retention by NationsBank shall be deemed, to the extent of each other Lender's Proportionate Share of such payment, to be a purchase by each such other Lender of a participation in the Revolving Credit Loans (including the repurchase of participations in Non-Ratable Loans) held by NationsBank. Upon demand by another Lender, with notice thereof to the Agent, NationsBank shall pay to the Agent, for the account of such other Lender, as a repurchase of such participation, an amount equal to such other Lender's Proportionate Share of any such amounts (after application thereof to the repurchase of any participations of NationsBank in such other Lender's Proportionate Share of any Non-Ratable Loans) paid only to NationsBank by the Agent.

         (iii) SETTLEMENT. On each Settlement Date each Lender shall transfer to the Agent and the Agent shall transfer to each Lender such amounts as are necessary to insure that, after giving effect to all such transfers, each Lender's Net Outstandings are equal to such Lenders Proportionate Share of the aggregate principal amount of all Revolving Loans then outstanding.

         (iv) RETURN OF PAYMENTS. If any amounts received by NationsBank in respect of the Secured Obligations are later required to be returned or repaid by NationsBank to the Borrower or any other obligor or their respective representatives or successors in interest, whether by court order, settlement or otherwise, in excess of the NationsBank's Proportionate Share of all such amounts required to be returned by all Lenders, each other Lender shall, upon demand by NationsBank with notice to the Agent, pay to the Agent for the account of NationsBank, an amount equal to the excess of such Lender's

    Proportionate Share of all such amounts required to be returned by all Lenders over the amount, if any, returned directly by such Lender.

         (v)    PAYMENTS TO AGENT, LENDERS.

                (A) Payment by any Lender to the Agent shall be made not later than 1:00 p.m. on the Business Day such payment is due, provided that if such payment is due on demand by another Lender, such demand is made on the paying Lender not later than 10:00 a.m. on such Business Day. Payment by the Agent to any Lender shall be made by wire transfer, promptly following the Agent's receipt of funds for the account of such Lender and in the type of funds received by the Agent, PROVIDED that if the Agent receives such funds at or prior to 1:00 p.m., the Agent shall pay such funds to such Lender by 2:00 p.m. on such Business Day. If a demand for payment is made after the applicable time set forth above, the payment due shall be made by 2:00 p.m. on the first Business Day following the date of such demand.

                (B) If a Lender shall, at any time, fail to make any payment to the Agent required hereunder, the Agent may, but shall not be required to, retain payments that would otherwise be made to such Lender hereunder and apply such payments to such Lender's defaulted obligations hereunder, at such time, and in such order, as the Agent may elect in its sole discretion.


                (C) With respect to the payment of any funds under this Section 3.8(c), whether from the Agent to a Lender or from a Lender to the Agent, the party failing to make full payment when due pursuant to the terms hereof shall, upon demand by the other party, pay such amount together with interest on such amount at the Federal Funds Effective Rate.

    (c) SETTLEMENT OF OTHER SECURED OBLIGATIONS. All other amounts received by the Agent on account of, or applied by the Agent to the payment of, any Secured Obligation owed to the Lenders (including, without limitation, fees payable to the Lenders pursuant to SECTIONS 3.2(a) and (c) and proceeds from the sale of, or other realization upon, all or any part of the Collateral following an Event of Default) that are received by the Agent on or prior to 1:00 p.m. on a Business Day will be paid by the Agent to each Lender on the same Business Day, and any such amounts that are received by the Agent after 1:00 p.m. will be paid by the Agent to each Lender on the following Business Day. Unless otherwise stated herein, the Agent shall distribute to each Lender such Lender's Proportionate Share of fees payable to the Lenders pursuant to Sections 3.2(a) and (c) and shall distribute to each Lender such Lender's Proportionate Share (or if different, such Lender's share based upon the amount of the Secured Obligations then owing to each Lender) of the proceeds from the sale of, or other realization upon, all or any part of the Collateral following an Event of Default.

    SECTION 3.9    [RESERVED]

    SECTION 3.10 PAYMENTS NOT AT END OF INTEREST PERIOD; FAILURE TO BORROW. If for any reason any payment of principal with respect to any Eurodollar Rate Loan is made on any day prior to the last day of the Interest Period applicable to such Eurodollar Rate Loan or, after having given a Notice of Borrowing with respect to any Eurodollar Rate Loan or a Notice of Conversion or Continuation with respect to any Loan to be continued as or converted into a Eurodollar Rate Loan, such Loan is not made or is not continued as or converted into a Eurodollar Rate Loan due to the Borrower's failure to borrow or to fulfill the applicable conditions set forth in ARTICLE 4, the Borrower shall pay to each Lender an amount sufficient to pay or reimburse such Lender for the payment of any costs and expenses incurred or suffered by such Lender as a result of such failure.

    The Borrower shall pay such amount upon presentation by such Lender to the Borrower (with a copy to the Agent) of a statement in reasonable detail setting forth the amount and such Lender's calculation thereof pursuant hereto, which statement shall be deemed true and correct absent manifest error.

    SECTION 3.11 ASSUMPTIONS CONCERNING FUNDING OF EURODOLLAR RATE LOANS. Calculation of all amounts payable to the Lenders under this ARTICLE 3 shall be made as though each Lender had actually funded or committed to fund its Eurodollar Rate Loans through the purchase of an underlying deposit in an amount equal to the amount of such ratable share and having a maturity comparable to the relevant Interest Period for such Eurodollar Rate Loan; PROVIDED, HOWEVER, each Lender may fund its Eurodollar Rate Loans in any manner it deems fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this ARTICLE 3.

    SECTION 3.12 CONVERSION OR CONTINUATION. Provided that no Event of Default shall have occurred and be continuing (but subject to the provisions of SECTION 3.14, the Borrower may request that all or any part of any outstanding Loan be converted into a Loan or Loans of a different Type or be continued as a Loan or Loans of the same Type, in the same aggregate principal amount, on any Business Day (which, in the case of continuation of a Eurodollar Rate Loan or conversion of a Eurodollar Rate Loan in whole or in part to a Prime Rate Loan, shall be the last day of the Interest Period applicable to such Loan). In each such case, the Borrower shall notify the Agent in writing (which notice shall be irrevocable) by telecopy not later than 11:30 a.m. on the date two Business Days before the day on which such proposed conversion or continuation is to be effective (and such effective date of any continuation shall be the last day of the Interest Period for the Eurodollar Rate Loan). Each such notice (a NOTICE OF CONVERSION OR CONTINUATION) shall (i) identify the Loan to be converted or continued, the aggregate outstanding principal balance thereof and, if a Eurodollar Rate Loan, the last day of the Interest Period applicable to such Loan, (ii) specify the effective date of such conversion or continuation, (iii) specify the principal amount of such Loan to be converted or continued and, if converted, the Type or Types into which the same is to be converted, and (iv) the Interest Period to be applicable to the Eurodollar Rate Loan as converted or continued. Such telecopied notice shall be immediately followed by a signed, written confirmation thereof by the Borrower in a form acceptable to the Agent, PROVIDED that if such confirmation differs in any


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

respect from the action taken by the Lenders, the records of the Agent shall control absent manifest error.

    SECTION 3.13 DURATION OF INTEREST PERIODS; MAXIMUM NUMBER OF EURODOLLAR RATE LOANS; MINIMUM INCREMENTS.

    (a) Subject to the provisions of the definition INTEREST PERIOD, the duration of each Interest Period applicable to a Eurodollar Rate Loan shall be as specified in the applicable Notice of Borrowing or Notice of Conversion or Continuation. The Borrower may elect a subsequent Interest Period to be applicable to any Eurodollar Rate Loan by giving a Notice of Conversion or Continuation with respect to such Loan in accordance with SECTION 3.12.

    (b)  If the Agent does not receive a notice of election in accordance with
SECTION 3.12 with respect to the continuation of any Eurodollar Rate Loan within the applicable time limits specified in SECTION 3.12, or if, when such notice must be given, an Event of Default exists or such Type of Loan is not available, the Borrower shall be deemed to have elected to convert such Eurodollar Rate Loan in whole into a Prime Rate Loan on the last day of the Interest Period therefor.

    (c) Notwithstanding the foregoing, the Borrower may not select an Interest Period that would end, but for the provisions of the definition INTEREST PERIOD, after the Termination Date.

    (d) In no event shall there be more than 5 Eurodollar Rate Loans outstanding hereunder at any time.

    (e)  Each Eurodollar Rate Loan shall be in a minimum amount of $1,000,000.

    SECTION 3.14   CHANGED CIRCUMSTANCES.

    (a) If the introduction of or any change in or in the interpretation of (in each case, after the date hereof) any law or regulation makes it unlawful, or any Governmental Authority asserts, after the date hereof, that it is unlawful, for any Lender to perform its obligations hereunder to make Eurodollar Rate Loans or to fund or maintain Eurodollar Rate Loans hereunder, such Lender shall notify the Agent of such event and the Agent shall notify the Borrower of such event, and the right of the Borrower to select Eurodollar Rate Loans for any subsequent Interest Period or in connection with any subsequent conversion of any Loan shall be suspended until the Agent shall notify the Borrower that the circumstances causing such suspension no longer exist, and the Borrower shall forthwith prepay in full all Eurodollar Rate Loans then outstanding and shall pay all interest accrued thereon through the date of such prepayment or conversion, unless the Borrower, within three Business Days after such notice from the Agent, requests the conversion of all Eurodollar Rate Loans then outstanding into Prime Rate Loans; PROVIDED, that if the date of such repayment or proposed conversion is not the last day of the Interest Period applicable to such Eurodollar Rate Loan, the Borrower shall also pay any amount due pursuant to SECTION 3.10.

    (b) If the Agent shall, at least one Business Day before the date of any requested Revolving Credit Loan or the effective date of any conversion or continuation of an existing Loan to be made or continued as or converted into a Eurodollar Rate Loan (each such requested Revolving Credit Loan made and Loan to be converted or continued, a PENDING LOAN), notify the Borrower that the Eurodollar Rate will not adequately reflect the cost to the Lenders of making or funding such Pending Loan as a Eurodollar Rate Loan or that the Interbank Offered Rate is not determinable from any interest rate reporting service of recognized standing, then the right of the Borrower to select Eurodollar Rate Loan for such Pending Loan, any subsequent Revolving Credit Loan or in connection with any subsequent conversion or continuation of any Loan shall be suspended until the Agent shall notify the Borrower that the circumstances causing such suspension no longer exist, and each Pending Loan and each such subsequent Loan requested to be made, continued or converted shall be made or continued as or converted into a Prime Rate Loan.

    SECTION 3.15 INCREASED CAPITAL. (a) If any Lender shall have determined that the adoption of any applicable law, rule, regulation, guideline, directive or request (whether or not having force of law) regarding capital requirements for banks or bank holding companies, or any change therein or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender with any of the foregoing, in each case, after the Agreement Date, imposes or increases a requirement by such Lender to allocate capital resources to such Lender's Commitment to make Loans hereunder which has or would have the effect of reducing the return on such Lender's capital to a level below that which such Lender could have achieved (taking into consideration such Lender's then existing policies with respect to capital adequacy and assuming full utilization of such Lender's capital) but for such adoption, change or compliance by any amount deemed by such Lender to be material: (i) such Lender shall promptly after its determination of such occurrence give notice thereof to the Borrower; and (ii) the Borrower shall pay to such Lender as an additional fee from time to time on demand such amount as such Lender certifies to be the amount that will compensate it for such reduction. A certificate of such Lender claiming compensation under this
SECTION 3.15 shall be conclusive in the absence of manifest error. Such certificate shall set forth the nature of the occurrence giving rise to such compensation, the additional amount or amounts to be paid to it hereunder and the method by which such amounts were determined. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

    (b) Before making any demand pursuant to SECTION 3.15(a), each Lender agrees to use its best efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different lending office if the making of such a designation would avoid the need for such notice or demand, or reduce the amount of such increased cost or reduction in return and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender. No demand by any Lender pursuant to SECTION 3.15(a) shall claim compensation for any period more than 180 days prior to the date of such demand.

    (c) If the obligation of any Lender to make Eurodollar Rate Loans has been suspended pursuant to SECTION 3.14 or if the Borrower becomes obligated to pay additional amounts to any Lender under SECTION 3.15(a), then, unless such Lender has theretofore taken steps to remove or cure, and has removed or cured, the conditions creating the cause for such suspension or obligation to pay additional amounts or has withdrawn its demand under SECTION 3.15(a), the Borrower shall have the right to seek, with the assistance of the Agent, a mutually satisfactory substitute lender or lenders (which may be one or more of the Lenders) to purchase the Loans of such Lender and assume the rights and obligations of such Lender under this Agreement and the other Loan Documents, pursuant to an Assignment and Acceptance and otherwise in accordance with the applicable provisions of ARTICLE 12.

    SECTION 3.16 CASH COLLATERAL ACCOUNT; INVESTMENT ACCOUNTS. At any time when outstanding Revolving Credit Loans exceed $1,000,000 in the aggregate the Borrower shall comply with the requirements of this SECTION 13.16.

    (a) CASH COLLATERAL ACCOUNT. The Borrower shall establish a Cash Collateral Account in which to deposit Collateral consisting of cash or Cash Equivalents from time to time. The Cash Collateral Account shall be in the name of the Agent and the Agent shall have sole dominion and control over, and sole access to, the Cash Collateral Account. Neither the Borrower nor any Person claiming on behalf of or through the Borrower shall have any right to withdraw any of the funds held in the Cash Collateral Account. The Borrower agrees that it will not at any time (x) sell or otherwise dispose of any interest in the Cash Collateral Account or any funds held therein or (y) create or permit to exist any Lien upon or with respect to the Cash Collateral Account or any funds held therein, except as provided in or contemplated by this Agreement. The Agent shall exercise reasonable care in the custody and preservation of any funds held in the Cash Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Agent accords other funds deposited with the Agent, it being understood that the Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any funds held in the Cash Collateral Account. Subject to the right of the Agent to withdraw funds from the Cash Collateral Account as provided herein, the Agent will, so long as no Default or Event of Default shall have occurred and be continuing, from time to time invest funds on deposit in the Cash Collateral Account, reinvest proceeds of any such investments which may mature or be sold, and invest interest or other income received from any such investments, in each case, in Cash Equivalents, as the Borrower may direct prior to the occurrence of a Default or Event of Default and as the Agent may select after the occurrence and during the continuance of a Default or Event of Default. Such proceeds, interest and income which are not so invested or reinvested in Cash Equivalents shall be deposited and held by the Agent in the Cash Collateral Account. The Agent makes no representation or warranty as to, and shall not be responsible for, the rate of return, if any, earned in any Cash Collateral. Any earnings on Cash Collateral shall be held as additional Cash Collateral on the terms set forth in this SECTION 3.16.

    (b) INVESTMENT ACCOUNTS. The Borrower may from time to time establish one or more Investment Accounts with the Agent, any Lender or any Affiliate of a Lender, for the purpose of investing in Cash Equivalents any cash collateral. The Borrower hereby acknowledges and agrees that each such Investment Account shall constitute Collateral hereunder and shall be maintained with the Agent, a Lender or Affiliate of a Lender as security for the Secured

Obligations. Notwithstanding the foregoing, until such time as the Agent shall otherwise instruct the Agent, Lender or Affiliate of a Lender maintaining such account, the Borrower shall be entitled to direct the investment of the funds deposited therein. The Borrower agrees that it will not at any time (x) sell or otherwise dispose of any interest in any Investment Account or any funds held therein other than by application thereof to any Secured Obligation, or (y) create or permit to exist any Lien upon or with respect to any Investment Account or any funds held therein, except as provided in or contemplated by this Agreement. The Borrower agrees that at any time, and from time to time, at the expense of the Borrower, the Borrower will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Agent or any Lender may request, in order to perfect and protect any security interest in any Investment Account granted or purported to be granted hereby or to enable the Borrower, for its benefit and the benefit of the Lenders, to exercise and enforce its rights and remedies hereunder with respect to such Investment Account.

    SECTION 3.17   FUNDS TRANSFER SERVICES.

    (a) The Borrower acknowledges that the Lender has made available to it as ANNEX B hereto a description of security procedures regarding funds transfers executed by the Lender or an affiliate bank at the request of the Borrower (the SECURITY PROCEDURES). The Borrower and the lender agree that the Security Procedures are commercially reasonable. The Borrower further acknowledges that the full scope of the Security Procedures which the Lender or such affiliate bank offers and strongly recommends for funds transfers is available only if the Borrower communicates directly with the Lender or such affiliate bank as applicable in accordance with said procedures. If the Borrower attempts to communicate by any other method or otherwise not in accordance with the Security Procedures, the Lender or such affiliate bank, as applicable, shall not be required to execute such instructions, but if the Lender or such affiliate bank, as applicable, does so, the Borrower will be deemed to have refused the Security Procedures that the Lender or such affiliate bank as applicable offers and strongly recommends, and the Borrower will be bound by any funds transfer, whether or not authorized, which is issued in the Borrower's name and accepted by the Lender or such affiliate bank, as applicable, in good faith. The Lender or such affiliate bank, as applicable, may modify the Security Procedures at such time or times and in such manner as the Lender or such affiliate bank, as applicable, in its sole discretion, deems appropriate to meet prevailing standards of good banking practice. By continuing to use the Lender's or such affiliate bank's, as applicable, wire transfer services after receipt of any modification of the Security Procedures, the Borrower agrees that the Security Procedures, as modified, are likewise commercially reasonable. The Borrower further agrees to establish and maintain procedures to safeguard the Security Procedures and any information related thereto.

    (b) The Lender or such affiliate bank, as applicable, will generally use the Fedwire funds transfer system for domestic funds transfers, and the funds transfer system operated by the Society for Worldwide International Financial Telecommunication (SWIFT) for international funds transfers. International funds transfers may also be initiated through the Clearing House InterBank Payment System (CHIPs) or international cable. However, the Lender or such affiliate bank, as applicable, may use any means and routes that the Lender or such affiliate bank, as applicable, in its sole discretion, may consider suitable for the transmission of funds. Each payment order, or cancellation thereof, carried out through a funds transfer system or a clearinghouse will be governed by all applicable funds transfer system rules and clearing house rules and clearing arrangements, whether or not the Lender or such affiliate bank, as applicable, is a member of the system, clearinghouse or arrangement and the Borrower acknowledges that the Lender's of such affiliate bank's, as applicable, right to reverse, adjust, stop payment or delay posting of an executed payment order is subject to the laws, regulations, rules, circulars and arrangements described herein.

                                      ARTICLE 4

                                 CONDITIONS PRECEDENT


    SECTION 4.1 CONDITIONS PRECEDENT TO REVOLVING CREDIT LOANS. Notwithstanding any other provision of this Agreement, the obligations of the Lenders to make Loans hereunder is subject to the satisfaction of each of the following conditions, prior to or contemporaneously with the making of the first such Loans:

    (a) CLOSING DOCUMENTS. The Agent shall have received each of the following, all of which shall be satisfactory in form and substance to the Agent and its special counsel:

         (1)  this Agreement, duly executed and delivered by the Borrower;

         (2) the Notes, each dated the Effective Date and duly executed and delivered by the Borrower;

         (3) the Subsidiary Guaranty and the Subsidiary Security Agreement, duly executed and delivered by the Guarantors;

         (4) the Pledge Agreement duly executed and delivered by the Borrower and the certificates representing the shares covered thereby, in form for transfer by delivery or accompanied by duly executed stock powers in blank;

         (5) certified copies of the articles of incorporation and by-laws and shareholder agreements, if any, of the Borrower and each Guarantor as in effect on the Effective Date and all corporate action, including shareholder approval, if necessary, taken by the Borrower and each Guarantor or its shareholders to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, the Borrowings under this Agreement;

         (6) certificates of incumbency and specimen signatures with respect to each of the officers of the Borrower and each Guarantor who is authorized to execute and deliver any Loan Document on behalf of the Borrower or such Guarantor or any document, certificate or instrument to be delivered in connection with this Agreement or the other Loan Documents and, in the case of the Borrower, to request Borrowings under this Agreement;

         (7) a certificate evidencing the good standing of the Borrower and each Guarantor in the jurisdiction of its incorporation and in each other jurisdiction in which it is qualified as a foreign corporation to transact business;

         (8) the Financing Statements duly executed and delivered by the Borrower and each Guarantor, and evidence satisfactory to the Agent that the Financing Statements have been filed in each jurisdiction where such filing may be necessary or appropriate to perfect the Security Interest;

         (9) landlord's waiver and consent agreements duly executed on behalf of each lessor of real property described on SCHEDULE 4.1(a)(9);

         (10) the Mortgage (encumbering Real Estate located at 2250 South Tenth Street, San Jose, Santa Clara County, California) duly executed and delivered by the Borrower and evidencing the recording of such instrument in the appropriate jurisdiction for the recording thereof on the Real Estate subject thereto or, at the option of the Agent, in proper form for recording in such jurisdiction;

         (11) one or more fully paid mortgagee title insurance policies or, at the option of the Lender, unconditional commitments for the issuance thereof with all requirements and conditions to the issuance of the final policy deleted or marked satisfied, issued by a title insurance company satisfactory to the Agent, each in an amount equal to not less than the fair market value of the Real Estate subject to the Mortgage insured thereby, insuring that such Mortgage creates a valid first lien on, and security title to, all Real Estate described therein, with no survey exceptions and no other exceptions which the Agent shall not have approved in writing;

         (12) such materials and information concerning the Real Estate as the Agent may require, including, without limitation, certificates of occupancy covering the Real Estate subject to the Mortgage, and owner's affidavits as to such matters relating to the Real Estate as the Lender may request;

         (13) a report from a qualified engineering firm or other qualified consultant acceptable to the Agent with respect to an investigation and assessment of all Real Estate, which shall be based on a thorough review of past and present uses, occupants, ownership and tenancy of the property, adjacent properties or upgradient properties regarding (A) subsurface ground water hazards, soils and/or test boring reports; (B) contact with local, state or federal agencies regarding known or suspected hazardous material contamination of the property or other properties in the area; (C) review of aerial photographs; (D) visual site inspection noting unregulated fills, storage tanks or areas, ground discoloration or soil odors; and (E) other investigative methods deemed necessary by the consultant or the Agent to enable the consultant to report that there is no apparent or likely contamination of the property;

         (14) if deemed necessary in the sole judgment of the Agent to further investigate suspected or likely contamination, supplemental environmental reports prepared by qualified consultants of the analysis of core drilling or ground water samples from the property, showing no contamination by hazardous materials;

         (15) [RESERVED];

         (16) a Schedule of Inventory, a Schedule of Receivables and a Schedule of Equipment, each prepared as of a recent date;


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

         (17) certificates or binders of insurance relating to (i) each of the policies of insurance covering any of the Collateral together with loss payable clauses which comply with the terms of SECTION 7.8 and (ii) each of the policies of insurance required by the Mortgages, together with mortgagee clauses satisfactory to the Lender;

         (18) a Borrowing Base Certificate prepared as of July 31, 1997 duly executed and delivered by a Financial Officer of the Borrower demonstrating Collateral Availability, after giving effect to any Loans to be made on such day, of not less than $5,000,000, together with such additional evidence of Collateral Availability as the Agent may require;

         (19) copies of all the financial statements referred to in SECTION 5.1(n) and meeting the requirements thereof;

         (20) a certificate of the Vice President-Finance of the Borrower stating that, to the best of his knowledge and based on an examination sufficient to enable him to make an informed statement, (a) all of the representations and warranties made or deemed to be made under this Agreement are true and correct in all material respects as of the Effective Date, both with and without giving effect to any Loans to be made at such time and the application of the proceeds thereof, and (b) no Default or Event of Default exists;



         (21) evidence satisfactory to the Agent of the release and termination of (or agreement to release and terminate) all Liens other than Permitted Liens.

         (22) [RESERVED];

         (23) a signed opinion of Gibson, Dunn & Crutcher LLP, counsel for the Borrower and the Guarantors, opining as to such matters in connection with this Agreement as the Lender or its counsel may reasonably request;

         (24) an opinion as to the Solvency of the Borrower and its Subsidiaries of Houlihan Lokey Howard & Zukin, prepared on a basis (including, giving PRO FORMA effect to the Recapitalization and the transactions contemplated by this Agreement) and otherwise in form and substance satisfactory to the Agent;

         (25) the Patent Assignment duly executed and delivered by the Borrower;

         (26) the Trademark Assignment duly executed and delivered by the Borrower; and

         (27) such other documents or and Lender, through the Agent, may reasonably request.

    (b) FEES AND EXPENSES. The Borrower shall have paid all of the fees and all expenses which the Borrower is obligated to pay or reimburse in accordance with the terms of this Agreement, accrued to the Effective Date.


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

    (c) SECURITY INTERESTS. The Agent shall have received satisfactory evidence that the Agent (for the benefit of Lenders) has a valid and perfected first priority security interest as of such date in all of the Collateral, subject only to Permitted Liens.

    (d) RECAPITALIZATION. The Merger and the other transactions contemplated by the Recapitalization shall have been consummated in accordance with the terms and conditions of the Merger Agreement and the other Recap Documents, without the waiver of any material term thereof; the Agent shall have received evidence satisfactory to it of the issuance of the Senior Notes in accordance with the terms of the Senior Note Indenture and receipt by the Borrower of gross cash proceeds of the Senior Notes in an amount not less than $106,700,000; the Agent shall have received evidence satisfactory to it that, after giving effect to the Merger, JFLEI will own not less than 65% of the voting common stock of the Borrower on a fully diluted basis; and the Agent shall have received evidence satisfactory to it that after giving effect to the Merger, the value of contributed equity of the Borrower is not less than $38,000,000, including at least $20,000,000 of cash paid for shares of common stock of JFLCo and not more than $18,000,000 of cash paid for shares of the Preferred Stock. Such evidence shall include copies, certified as correct and complete by an appropriate officer of the Borrower, of the Merger Agreement, the Senior Note Indenture and the other Recap Documents, as well as reliance letters for the benefit of the Agent and the Lenders as to the legal opinions delivered in connection with the consummation of such transactions.

    (e) MATERIALLY ADVERSE EFFECT. The Lenders and the Agent shall be satisfied that no Materially Adverse Effect has occurred since July 4, 1997.

    SECTION 4.2 ALL LOANS; LETTERS OF CREDIT. At the time of making of each Loan and the issuance of each Letter of Credit:

    (a) all of the representations and warranties made or deemed to be made under this Agreement shall be true and correct in all material respects at such time (except any such representations or warranty stated to be made as of a specific date, which representation or warranty shall be true and correct as of such date) both with and without giving effect to the Letter of Credit to be issued or the Loans to be made at such time and the application of the proceeds thereof, and

    (b) the corporate actions of the Borrower referred to in SECTION 4.1(a)(5) shall remain in full force and effect and the incumbency of officers shall be as stated in the certificates of incumbency delivered pursuant to SECTION 4.1(a)(6) or as subsequently modified and reflected in a certificate of incumbency delivered to the Agent.

    Each request or deemed request for any Borrowing or the issuance of any Letter of Credit hereunder shall be deemed to be a certification by the Borrower to the Agent and the Lenders as to the matters set forth in SECTION 4.2(a) and
(b) and the Agent may, without waiving either condition, consider the conditions specified in SECTIONS 4.2(a) and (b) fulfilled and a representation by the Borrower to such effect made, if no written notice to the contrary is received by the Agent prior to the making of the Loan then to be made or the issuance of the requested Letter of Credit.


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

    SECTION 4.3 CONDITIONS AS COVENANTS. In the event that the Lenders make the Initial Loans prior to the satisfaction of all conditions precedent set forth in SECTION 4.1, and such conditions are not waived in writing by the Agent, the Borrower shall nevertheless cause such condition or conditions to be satisfied within 30 days after the making of such Initial Loans.


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

                                      ARTICLE 5

                      REPRESENTATIONS AND WARRANTIES OF BORROWER

    SECTION 5.1 REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Agent and to the Lenders as follows:

    (a) ORGANIZATION; POWER; QUALIFICATION. The Borrower and each of its Subsidiaries is a corporation, duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, having the power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization. The jurisdictions in which each of the Borrower and each of its Subsidiaries is qualified to do business as a foreign corporation are listed on SCHEDULE 5.1(a).

    (b) CAPITALIZATION; SHAREHOLDER AGREEMENTS. The outstanding capital stock of the Borrower has been duly and validly issued and is fully paid and nonassessable, and the number and owners of such shares of capital stock of the Borrower are set forth on SCHEDULE 5.1(b). The issuance and sales of the Borrower's capital stock have been registered or qualified under applicable federal and state securities laws or are exempt therefrom. Except as set forth on Schedule 5.1(b), there are no shareholders agreements, options, subscription agreements or other agreements or understandings to which the Borrower is a party in effect with respect to the capital stock of the Borrower, including, without limitation, agreements providing for special voting requirements or arrangements for approval of corporate actions or other matters relating to corporate governance or restrictions on share transfer or providing for the issuance of any securities convertible into shares of the capital stock of the Borrower, any warrants or other rights to acquire any shares or securities convertible into such shares, or any agreement that obligates the Borrower, either by its terms or at the election of any other Person, to repurchase such shares under any circumstances.

    (c) SUBSIDIARIES. SCHEDULE 5.1(c) correctly sets forth the name of each Subsidiary of the Borrower, its jurisdiction of incorporation, the name of its immediate parent or parents, and the percentage of its issued and outstanding securities owned by the Borrower or any other Subsidiary of the Borrower and indicating whether such Subsidiary is a Consolidated Subsidiary. Except as set forth on SCHEDULE 5.1(c),

         (i) no Subsidiary of the Borrower has issued any securities convertible into shares of such Subsidiary's capital stock or any options, warrants or other rights to acquire any shares or securities convertible into such shares,

         (ii) the outstanding stock and securities of each Subsidiary of the Borrower are owned by the Borrower or a Wholly Owned Subsidiary of the Borrower, or by the Borrower and one or more of its Wholly Owned Subsidiaries, free and clear of all Liens (other than Permitted Liens), warrants, options and rights of others of any kind whatsoever, and


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

         (iii)  the Borrower has no Subsidiaries.

    The outstanding capital stock of each Subsidiary of the Borrower has been duly and validly issued and is fully paid and nonassessable by the issuer, and the number and owners of the shares of such capital stock are set forth on
Schedule 5.1(c).

    (d) AUTHORIZATION OF AGREEMENT, NOTES, LOAN DOCUMENTS AND BORROWING. The Borrower has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform this Agreement and each of the Loan Documents in accordance with their respective terms. This Agreement and each of the Loan Documents have been duly executed and delivered by the duly authorized officers of the Borrower and each is, or each when executed and delivered in accordance with this Agreement will be, a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

    (e) COMPLIANCE OF AGREEMENT, NOTES, LOAN DOCUMENTS AND BORROWING WITH LAWS, ETC. Except as set forth on SCHEDULE 5.1(e), the execution, delivery and performance of this Agreement and each of the Loan Documents in accordance with their respective terms and the borrowings hereunder do not and will not, by the passage of time, the giving of notice or otherwise,

         (i) require any Governmental Approval or violate any Applicable Law relating to the Borrower or any of its Subsidiaries,

         (ii) conflict with, result in a breach of or constitute a default under the articles or certificate of incorporation, by-laws or any shareholders' agreement of the Borrower or any of its Subsidiaries,

         (iii) conflict with, result in a breach of or constitute a default under any material provisions of any indenture, agreement or other instrument to which the Borrower or any of its Subsidiaries is a party or by which the Borrower, any of its Subsidiaries or any of the Borrower's or such Subsidiaries' property may be bound or any Governmental Approval relating to the Borrower or any of its Subsidiaries, or

         (iv) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower other than the Security Interest.


    (f) BUSINESS. Each of the Borrower and each Subsidiary is engaged principally in the business of manufacturing or assembling and selling (i) precision aerospace components for commercial and military aircraft, or (ii) resilient floor covering accessories or (iii) engineered commercial products for intermediate and end markets or other businesses reasonably related or complimentary thereto.


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

    (g)  COMPLIANCE WITH LAW; GOVERNMENTAL APPROVALS.

         (i) Except as set forth in SCHEDULE 5.1(g), the Borrower and each of its Subsidiaries, to the best of the knowledge of the Borrower,

                (A) has all Governmental Approvals, including permits relating to federal, state and local Environmental Laws, ordinances and regulations, required by any Applicable Law for it to conduct its business, each of which is in full force and effect, is final and not subject to any pending review on appeal and is not the subject of any pending or, to the knowledge of the Borrower, threatened attack by other direct or collateral proceeding, and

                (B) is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Laws relating to it, including, without being limited to, all Environmental Laws and all occupational health and safety laws applicable to the Borrower, any of its Subsidiaries or their respective properties, except for failures to obtain or maintain Governmental Approvals and instances of noncompliance which could not, singly or in the aggregate, reasonably be expected to cause a Default or Event of Default or have a Materially Adverse Effect and in respect of which reserves against the Borrower's or such Subsidiary's reasonably anticipated liability have been established on the books of the Borrower or such Subsidiary, as applicable, to the extent required by GAAP.

         (ii) Without limiting the generality of the above, except as disclosed on a report delivered pursuant to Sections 4.1(a)(13) or (14) or with respect to matters which could not reasonably be expected to have, singly or in the aggregate, a Materially Adverse Effect, to the best of the knowledge of the Borrower, except as set forth on Schedule 5.1(g):

                (A) the operations of the Borrower and each of its Subsidiaries comply in all material respects with all applicable environmental, health and safety requirements of Applicable Law;

                (B) the Borrower and each of its Subsidiaries has obtained all environmental, health and safety permits necessary for its operation, and all such permits are in good standing and the Borrower and each of its Subsidiaries is in compliance in all material respects with all terms and conditions of such permits;

                (C) neither the Borrower nor any of its Subsidiaries nor any of their respective present or past property or operations are subject to any order from or agreement with any public authority or private party respecting (x) any environmental, health or safety requirements of Applicable Law, (y) any Remedial Action, or (z) any liabilities and costs arising from the Release or threatened Release of a Contaminant into the environment;

                (D) none of the operations of the Borrower or of any of its Subsidiaries is subject to any judicial or administrative proceeding alleging a violation of any environmental, health or safety requirement of Applicable Law;

                (E) none of the present or past operations of the Borrower or any of its Subsidiaries is the subject of any investigation by any public authority evaluating whether any Remedial Action is needed to respond to a Release or threatened Release of a Contaminant into the environment;

                (F)  [RESERVED];

                (G) neither the Borrower nor any of its Subsidiaries has filed any notice under any requirement of Applicable Law reporting a Release of a Contaminant into the environment;

                (H) except in compliance in all material respects with applicable Environmental Laws, during the course of the Borrower's or any of its Subsidiaries' ownership of or operations on the Real Estate, there has been no (1) generation, treatment, recycling, storage or disposal of hazardous waste, as that term is defined under 40 CFR Part 261 or any state equivalent, (2) use of underground storage tanks or surface impoundments, (3) use of asbestos-containing materials, or (4) use of polychlorinated biphenyls (PCBs) used in hydraulic oils, electrical transformers or other equipment;

                (I) neither the Borrower nor any of its Subsidiaries has entered into any negotiations or agreements with any Person (including, without limitation, any prior owner of any of the Real Estate or other property of the Borrower or any of its Subsidiaries) relating to any Remedial Action or environment-related claim;

                (J) neither the Borrower nor any of its Subsidiaries has received any notice or claim to the effect that it is or may be liable to any Person as a result of the Release or threatened Release of a Contaminant into the environment;

                (K) neither the Borrower nor any of its Subsidiaries has any material contingent liability in connection with any Release or threatened Release of any Contaminant into the environment;

                (L) no Environmental Lien has attached to any of the Real Estate or other property of the Borrower or of any of its Subsidiaries;

                (M) the presence and condition of all asbestos-containing material which is on or part of the Real Estate (excluding any raw materials used in the manufacture of products or products themselves) do not violate in any material respect any currently applicable requirement of Applicable Law; and

                (N) since 1989, neither the Borrower nor any of its Subsidiaries has manufactured, distributed or sold products which contain asbestos-containing material.

         (iii) The Borrower has notified the Lenders and the Agent of the receipt by the Borrower or by any of its Subsidiaries of any notice of a material violation of any Environmental Laws and occupational health and safety laws applicable to the Borrower, any of its Subsidiaries or any of their respective properties.

    (h) TITLE TO PROPERTIES. Except as set forth in SCHEDULE 5.1(h), the Borrower and each of its Subsidiaries has valid and legal title to or leasehold interest in all personal property and Real Estate owned and other assets used in its business, including those reflected on the most recent balance sheet of the Borrower delivered pursuant to SECTION 5.1(n).

    (i) LIENS. Except as set forth in SCHEDULE 5.1(i), none of the properties and assets of the Borrower or any Subsidiary of the Borrower is subject to any Lien, except Permitted Liens. Other than the Financing Statements, no financing statement under the Uniform Commercial Code of any State or other instrument evidencing a Lien which names the Borrower or any Subsidiary of the Borrower as debtor has been filed (and has not been terminated) in any State or other jurisdiction, and neither the Borrower nor any Subsidiary of the Borrower has signed any agreement (that remains in effect) authorizing any secured party thereunder to file any such financing statement or instrument, except to perfect those Liens listed on Schedule 5.1(i) and consensual Permitted Liens. No financing statement under the Uniform Commercial Code of any State or other instrument evidencing a Lien which names JFLCo as debtor has been filed (and has not been terminated) in any State or other jurisdiction.

    (j) INDEBTEDNESS AND GUARANTIES. SCHEDULE 5.1(j) is a complete and correct listing of all (i) Debt and (ii) Guaranties of each of the Borrower and each of its Subsidiaries (other than the Secured Obligations). Each of the Borrower and its Subsidiaries has performed and is in compliance with all of the material terms of such Debt and Guaranties and all instruments and agreements relating thereto, and no default or event of default, or event or condition which with notice or lapse of time, or both, would constitute such a default or event of default, exists with respect to any such Debt or Guaranty as of the Effective Date.

    (k) LITIGATION. Except as set forth on SCHEDULE 5.1(k), there are no actions, suits or proceedings pending (nor, to the knowledge of the Borrower, are there any actions, suits or proceedings threatened) against the Borrower or such Subsidiaries or any of the Borrower's or any of its Subsidiaries' properties in any court or before any arbitrator of any kind or before or by any governmental body, except actions, suits or proceedings which could not reasonably be expected, singly or in the aggregate, to have a Materially Adverse Effect, and there are no strikes or walkouts in progress, pending or, to the best of the Borrower's knowledge contemplated, relating to any labor contracts to which the Borrower or any of its Subsidiaries is a party, relating to any labor contracts being negotiated, or otherwise, which would have a Materially Adverse Effect.


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

    (l) TAX RETURNS AND PAYMENTS. Except as set forth on SCHEDULE 5.1(l), all United States federal, state and local as well as foreign national, provincial and all material local and other tax returns of the Borrower and each of its Subsidiaries required by Applicable Law to be filed have been duly filed, and all United States federal, state and local and foreign national, provincial and local and other taxes, assessments and other governmental charges or levies upon the Borrower and each of its Subsidiaries and the Borrower's and any of its Subsidiaries' property, income, profits and assets which are due and payable have been paid, except any such nonpayment which is at the time permitted under
SECTION 8.6. The charges, accruals and reserves on the books of the Borrower and each of its Subsidiaries in respect of United States federal, state and local and foreign national, provincial and local taxes for all fiscal years and portions thereof since 1983 (the last year in respect of which the Internal Revenue Service has examined and closed the income tax returns for the Borrower) are in the judgment of the Borrower adequate, and the Borrower knows of no reason to anticipate any additional assessments for any of such years which, singly or in the aggregate, might have a Materially Adverse Effect.



    (m) BURDENSOME PROVISIONS. Neither the Borrower nor any of its Subsidiaries is a party to any indenture, agreement, lease or other instrument, or subject to any charter or corporate restriction, Governmental Approval or Applicable Law compliance with the terms of which could reasonably be expected to have a Materially Adverse Effect.

    (n)  FINANCIAL STATEMENTS.

         (i) The Borrower has furnished to the Agent and the Lenders (A) copies of the audited balance sheet of Burke and its consolidated Subsidiaries as of January 3, 1997, and the related statements of income, cash flow and shareholders' equity for the Fiscal Year then ended, reported on by Ernst & Young LLP, which financial statements are complete and correct and present fairly in all material respects in accordance with GAAP consistently applied the financial position of Burke and its consolidated Subsidiaries as of January 3, 1997, and the results of operations of Burke and its consolidated Subsidiaries for the Fiscal Year then ended and (B) copies of the unaudited balance sheet of Burke and its consolidated Subsidiaries as at July 4, 1997, and the related statements of income and cash flow for the six-month period then ended, which financial statements are complete and correct and present fairly in all material respects in accordance with GAAP, (but for the absence of notes and subject to year-end audit adjustments) consistently applied, the financial position of Burke and its consolidated Subsidiaries as at July 4, 1997 and the results of operations of Burke and its consolidated Subsidiaries for the six-month period then ended.

         (ii) The Borrower has furnished to the Agent and the Lenders copies of the Pro Forma. The Pro Forma is complete and presents fairly in all material respects, on a PRO FORMA basis, the financial position of the Borrower and its consolidated Subsidiaries as at July 4, 1997 and as of the Effective Date there has been no material change therein.


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

         (iii) The Borrower has furnished to the Agent and the Lenders copies of the Projections. The Projections have been prepared by or under the supervision of the Borrower, are complete and have been prepared on the basis of reasonable assumptions and in good faith, utilizing historical financial information that was prepared in accordance with GAAP.

         (iv) Except as disclosed or reflected in the financial statements described in CLAUSES (i) and (ii) above, the Borrower does not have any material liabilities, contingent or otherwise, and there were no material unrealized or anticipated losses of the Borrower.

    (o) ADVERSE CHANGE. Since the date of the last financial statements delivered to the Agent pursuant to SECTION 5.1(n), after giving effect to the transactions reflected in the Pro Forma,

         (i) no material adverse change has occurred in the business, assets, liabilities, financial condition, or results of operations of the Borrower, and

         (ii) no event has occurred or failed to occur which has had, or may have, singly or in the aggregate, a Materially Adverse Effect.

    (p) ERISA. Neither the Borrower nor any Related Company maintains or contributes to any Benefit Plan other than those listed on SCHEDULE 5.1(p).
Each such Benefit Plan is in substantial compliance with ERISA and the Code, including but not limited to those provisions thereof relating to reporting and disclosure, and neither the Borrower nor any Related Company has received any notice (that has not been withdrawn or corrected) asserting that a Benefit Plan is not in compliance with ERISA. No material liability to the PBGC or to a Multiemployer Plan has been, or is expected to be, incurred by the Borrower or any Related Company. Each Benefit Plan intended to qualify under Section 401(a) of the Code so qualifies and any related trust is exempt from federal income tax under Section 501(a) of the Code. A favorable determination letter from the IRS has been issued (or applied for) with respect to each such plan and trust and nothing has occurred since the date of any such determination letter that has been issued, that would adversely affect such qualification of tax-exempt status. No Benefit Plan subject to the minimum funding standards of the Code has failed to meet such standards. Neither the Borrower nor any Related Company has transferred any pension plan liability in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA. There are no material pending or threatened claims against any Benefit Plan, other than claims for benefits. No non-exempt prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA has occurred with respect to a Benefit Plan that would result in any material Liability to the Borrower. Except under plans listed on
SCHEDULE 5.1(p), no employee or former employee of the Borrower or any Related Company is or may become entitled to any benefit under a Benefit Plan that is a "welfare plan" within the meaning of Section 3(1) of ERISA following such employee's termination of employment. Except as set forth on SCHEDULE 5.1(p), each such welfare plan that is a group health plan has been operated in compliance with the provisions of Section 4980B of the Code and Sections 601-609 of ERISA and any applicable provisions of state law that are similar.


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

    (q) ABSENCE OF DEFAULTS. Neither the Borrower nor any of its Subsidiaries is in default under its articles or certificate of incorporation or by-laws and no event has occurred, which has not been remedied, cured or waived,

         (i)    which constitutes a Default or an Event of Default, or

         (ii) which constitutes, or which with the passage of time or giving of notice, or both, would constitute, a default or event of default by the Borrower or any of its Subsidiaries under any material agreement (other than this Agreement) or judgment, decree or order to which the Borrower or any of its Subsidiaries is a party or by which the Borrower, any of its Subsidiaries or any of the Borrower's or any of its Subsidiaries' properties may be bound or which would require the Borrower or any of its Subsidiaries to make any payment under any thereof prior to the scheduled maturity date therefor, except (A) in the case only of any such agreement, for alleged defaults which are being contested in good faith by appropriate proceedings and with respect to which reserves in respect of the Borrower's or such Subsidiary's reasonably anticipated liability have been established on the books of the Borrower or such Subsidiary in accordance with GAAP, or
    (B) which would not have a Materially Adverse Effect.

    (r) ACCURACY AND COMPLETENESS OF INFORMATION. All written information other than annual budgets, reports and other papers and data produced by or on behalf of J.F. Lehman & Company, JFLEI, Burke or the Borrower and furnished by J.F. Lehman & Company, JFLEI, Burke or the Borrower to the Agent or any Lender were, at the time the same were so furnished, complete and correct in all material respects, to the extent necessary to give the recipient a true and accurate knowledge of the subject matter. No fact is known to the Borrower, other than general economic conditions, which has had, or may in the future have (so far as the Borrower can reasonably foresee), a Materially Adverse Effect which has not been set forth in the financial statements or disclosure delivered prior to the Effective Date, in each case referred to in Section 5.1(n), or in such written information, reports or other papers or data or otherwise disclosed in writing to the Agent and the Lenders prior to the Agreement Date. No document other than annual budgets furnished or written statement made to the Agent or any Lender by J.F. Lehman & Company, Burke or the Borrower in connection with the negotiation, preparation or execution of this Agreement or any of the Loan Documents contains or will contain any untrue statement of a fact (that has not been corrected and superseded prior to the Agreement Date) material to the creditworthiness of the Borrower or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading.

    (s) SOLVENCY. In each case after giving effect to the Debt represented by the Loans outstanding and to be incurred, the transactions contemplated by this Agreement, and the Recap Documents, the Borrower and each of its Subsidiaries is Solvent.


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

    (t)  RECEIVABLES.

         (i)    STATUS.

                (A) Each Receivable reflected as an Eligible Receivable in the computations included in any Borrowing Base Certificate meets the criteria enumerated in CLAUSES (a) through (p) of the definition of Eligible Receivables, except as disclosed in such Borrowing Base Certificate or as disclosed in a timely manner in a subsequent Borrowing Base Certificate or otherwise in writing to the Agent.

                (B) The Borrower has no knowledge of any fact or circumstance not disclosed to the Agent in a Borrowing Base Certificate or otherwise in writing which would impair the validity or collectibility of any Receivable of $50,000 or more or of Receivables which (regardless of the individual amount thereof) aggregate $100,000 or more.

         (ii) CHIEF EXECUTIVE OFFICE. As of the Effective Date, the chief executive office of the Borrower and the books and records relating to the Receivables are located at the address or addresses set forth on SCHEDULE 5.1(t); Burke has not maintained its chief executive office or books and records relating to any Receivables at any other address at any time during the year immediately preceding the Agreement Date except as disclosed on
    SCHEDULE 5.1(t).

    (u)  INVENTORY.

         (i) SCHEDULE OF INVENTORY. All Inventory included as Eligible Inventory in any Schedule of Inventory or Borrowing Base Certificate delivered to the Agent pursuant to Section 7.13 meets the criteria enumerated in clauses (a) through (g) of the definition of Eligible Inventory, except as disclosed in such Schedule of Inventory or Borrowing Base Certificate or in a subsequent Schedule of Inventory or Borrowing Base Certificate, or as otherwise specifically disclosed in writing to the Agent.

         (ii) CONDITION. All Inventory is in good condition (ordinary wear and tear excepted), meets all standards imposed by any governmental agency, or department or division thereof, having regulatory authority over such goods, their use or sale, and is currently either usable or salable in the normal course of the Borrower's business, except to the extent reserved against in the financial statements referred to in Section 5.1(n) or delivered pursuant to ARTICLE 9 or as disclosed on a Schedule of Inventory delivered to the Agent pursuant to SECTION 7.13(b).

         (iii) LOCATION. As of the Effective Date, all Inventory is located on the premises set forth on SCHEDULE 5.1(u) or is Inventory in transit to one of such locations, except as otherwise disclosed in writing to the Agent, and Burke has not, in the last year, located such Inventory at premises other than those set forth on SCHEDULE 5.1(u).




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

    (v) EQUIPMENT. As of the Effective Date, all Equipment is in good order and repair (ordinary wear and tear excepted) in all material respects and is located on the premises set forth on SCHEDULE 5.1(v) and has been so located at all times during the last year, except as set forth on SCHEDULE 5.1(v).

    (w) REAL PROPERTY. As of the Effective Date, the Borrower owns no Real Estate and leases no Real Estate other than that described on SCHEDULE 5.1(w).

    (x)  CORPORATE AND FICTITIOUS NAMES.  Except as otherwise disclosed on
SCHEDULE 5.1(x), during the five-year period preceding the Agreement Date, neither the Borrower nor any predecessor thereof has been known as or used any corporate or fictitious name other than the corporate name of the Borrower on the Effective Date.

    (y) FEDERAL RESERVE REGULATIONS. Neither the Borrower nor any of its Subsidiaries is engaged and none will engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (as each of the quoted terms is defined or used in Regulations G and U of the Board of Governors of the Federal Reserve System). No part of the proceeds of any of the Loans will be used for so purchasing or carrying margin stock or, in any event, for any purpose which violates, or which would be inconsistent with, the provisions of Regulation G, T, U or X of such Board of Governors. If requested by the Agent or any Lender, the Borrower will furnish to the Agent and the Lenders a statement or statements in conformity with the requirements of said Regulation G, T, U or X to the foregoing effect.

    (z) INVESTMENT COMPANY ACT. The Borrower is not an "investment company" or a company "controlled" by an "investment company" (as each of the quoted terms is defined or used in the Investment Company Act of 1940, as amended).

    (aa) EMPLOYEE RELATIONS. The Borrower and each of its Subsidiaries is not, except as set forth on SCHEDULE 5.1(aa), party to any collective bargaining agreement nor has any labor union been recognized as the representative of the Borrower's or any of its Subsidiaries' employees, and, as of the Effective Date, the Borrower knows of no pending or threatened strikes, work stoppage or other labor disputes involving the Borrower's or any of its Subsidiaries' employees.

    (bb) PROPRIETARY RIGHTS. SCHEDULE 5.1(bb) sets forth a correct and complete list of all of the Proprietary Rights. None of the Proprietary Rights is subject to any licensing agreement or similar arrangement except as set forth on SCHEDULE 5.1(bb) or as entered into in the sale or distribution of the Borrower's Inventory in the ordinary course of business. To the best of the Borrower's knowledge, none of the Proprietary Rights infringes on or conflicts with any other Person's property, and no other Person's property infringes on or conflicts with the Proprietary Rights, in any manner that would have a Materially Adverse Effect. The Proprietary Rights described on SCHEDULE 5.1(bb) constitute all of the property of such type necessary to the current and anticipated future conduct of the Borrower's business.


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

    (cc) TRADE NAMES. All trade names or styles under which the Borrower sells Inventory or Equipment or creates Receivables, or to which instruments in payment of Receivables are made payable, are listed on SCHEDULE 5.1(cc).

    (dd) BANK ACCOUNTS, LOCKBOXES, ETC. SCHEDULE 5.1(dd) is a complete and correct list of all checking accounts, deposit accounts, lockboxes and other bank accounts (whether general or special) maintained by the Borrower and its Subsidiaries.

    SECTION 5.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC. All representations and warranties set forth in this ARTICLE 5 and all statements contained in any certificate, financial statement, or other instrument, delivered by or on behalf of the Borrower pursuant to or in connection with this Agreement or any of the Loan Documents (including, but not limited to, any such representation, warranty or statement made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Agreement Date, at and as of the Effective Date and at and as of the date of each Loan, except that representations and warranties which, by their terms are applicable only to one such date shall be deemed to be made only at and as of such date. All representations and warranties made or deemed to be made under this Agreement shall survive and not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lender or any borrowing hereunder.


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

                                      ARTICLE 6

                                  SECURITY INTEREST

    SECTION 6.1    SECURITY INTEREST.

    (a) To secure the payment, observance and performance of the Secured Obligations, the Borrower hereby mortgages, pledges and assigns all of the Collateral to the Agent, for the benefit of itself as Agent and the Lenders and Affiliates of the Lenders, and grants to the Agent, for the benefit of itself as Agent and the Lenders, including NationsBank as issuer of the Letters of Credit and the lender of Non-Ratable Loans, and Affiliates of the Lenders, a continuing security interest in, and a continuing Lien upon, all of the Collateral.

    (b) As additional security for all of the Secured Obligations, the Borrower grants to the Agent, for the benefit of itself as Agent and the Lenders and Affiliates of the Lenders, including NationsBank as issuer of the Letters of Credit and the lender of Non-Ratable Loans, a security interest in, and assigns to the Agent, for the benefit of itself as Agent and the Lenders and Affiliates of the Lenders, all of the Borrower's right, title and interest in and to, any deposits or other sums at any time credited by or due from each Lender and each Affiliate of a Lender to the Borrower, or credited by or due from any participant of any Lender to the Borrower, with the same rights therein as if the deposits or other sums were credited by or due from such Lender. The Borrower hereby authorizes each Lender and each Affiliate of such Lender and each participant to pay or deliver to the Agent, for the account of the Lenders, without any necessity on the Agent's or any Lender's part to resort to other security or sources of reimbursement for the Secured Obligations, at any time during the continuation of any Event of Default or in the event that the Agent should make demand for payment hereunder in accordance with the terms hereof and without further notice to the Borrower (such notice being expressly waived), any of the aforesaid deposits (general or special, time or demand, provisional or final) or other sums for application to any Secured Obligation, irrespective of whether any demand has been made or whether such Secured Obligation is mature, and the rights given the Agent, the Lenders, their Affiliates and participants hereunder are cumulative with such Person's other rights and remedies, including other rights of set-off. The Agent will promptly notify the Borrower of its receipt of any such funds for application to the Secured Obligations, but failure to do so will not affect the validity or enforceability thereof. The Agent may give notice of the above grant of a security interest in and assignment of the aforesaid deposits and other sums, and authorization, to, and make any suitable arrangements with, any Lender, any such Affiliate of any Lender or participant for effectuation thereof, and the Borrower hereby irrevocably appoints the Agent as its attorney to collect any and all such deposits or other sums to the extent any such payment is not made to the Agent or any Lender by such Lender, Affiliate or participant.

    SECTION 6.2    CONTINUED PRIORITY OF SECURITY INTEREST.

    (a) The Security Interest granted by the Borrower shall at all times be valid, perfected and enforceable against the Borrower and all third parties in accordance with the terms of this Agreement, as security for the Secured Obligations, and the Collateral shall not at any time be subject to any Liens that are prior to, on a parity with or junior to the Security Interest, other than Permitted Liens.

    (b) The Borrower shall, at its sole cost and expense, take all action that may be necessary or desirable, or that the Agent may reasonably request, so as at all times to maintain the validity, perfection, enforceability and rank of the Security Interest in the Collateral in conformity with the requirements of
SECTION 6.2(a), or to enable the Agent and the Lenders to exercise or enforce their rights hereunder, including, but not limited to:

         (i) paying all taxes, assessments and other claims lawfully levied or assessed on any of the Collateral, except to the extent that such taxes, assessments and other claims constitute Permitted Liens,

         (ii) using reasonable efforts to obtain after the Agreement Date, landlords', mortgagees', bailees', warehousemen's or processors' releases, subordinations or waivers, and mechanics' releases, subordinations or waivers,

         (iii) delivering to the Agent, for the benefit of the Lenders, endorsed or accompanied by such instruments of assignment as the Agent may specify, and stamping or marking, in such manner as the Agent may specify, any and all chattel paper, instruments, letters and advices of guaranty and documents evidencing or forming a part of the Collateral, and

         (iv) executing and delivering financing statements, pledges, designations, hypothecations, notices and assignments in each case in form and substance satisfactory to the Agent relating to the creation, validity, perfection, maintenance or continuation of the Security Interest under the Uniform Commercial Code or other Applicable Law; PROVIDED, HOWEVER, that after the Effective Date, unless a Default or Event of Default exists or the Agent requests that specific action be taken by the Borrower with respect to material Collateral, the Borrower shall not be required to take any action other than the execution and filing of Financing Statements, filings in the United States Patent and Trademark Office, endorsement and delivery of shares of Subsidiaries pursuant to appropriate pledge agreements and stock transfer powers and endorsement and delivery of instruments and chattel paper having a value in excess of $100,000.

    (c) The Agent is hereby authorized to file one or more financing or continuation statements or amendments thereto without the signature of or in the name of the Borrower for any purpose described in SECTION 6.2(b). The Agent will give the Borrower notice of the filing of any such statements or amendments, which notice shall specify the locations where such statements or amendments were filed. A carbon, photographic, xerographic or other reproduction of this Agreement or of any of the Security Documents or of any financing statement filed in connection with this Agreement is sufficient as a financing statement, to the extent permitted by Applicable Law.


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

    (d) The Borrower shall mark its books and records as directed by the Agent and as may be necessary or appropriate to evidence, protect and perfect the Security Interest and shall cause its financial statements to reflect the Security Interest.


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

                                      ARTICLE 7

                                 COLLATERAL COVENANTS

    Until the Revolving Credit Facility has been terminated and all the Secured Obligations have been paid in full, unless the Required Lenders shall otherwise consent in the manner provided in SECTION 14.9:

    SECTION 7.1.   COLLECTION OF RECEIVABLES.

    (a) At the request of the Agent, the Borrower will cause all monies, checks, notes, drafts and other payments relating to or constituting proceeds of trade accounts receivable to be forwarded to a lockbox for deposit in a blocked account in accordance with the procedures set out in the corresponding blocked account agreement (which shall be in form and substance satisfactory to the Agent). The Borrower will promptly cause all monies, checks, notes, drafts and other payments relating to or constituting proceeds of other Receivables, of any other Collateral and of any trade accounts receivable that are not forwarded to a lockbox, to be transferred to or deposited in a blocked account. In particular, the Borrower will:

         (i) advise each Account Debtor on trade accounts receivable to address all remittances with respect to amounts payable on account thereof to a specified lockbox,

         (ii) advise each other Account Debtor that makes payment to the Borrower by wire transfer, automated clearinghouse (ACH) transfer or similar means to make payment directly to a specified blocked account, and

         (iii) stamp all invoices relating to trade accounts receivable with a legend satisfactory to the Agent indicating that payment is to be made to the Borrower via a specified lockbox.

    (b) The Borrower and the Agent shall cause all collected balances in each blocked account to be transmitted daily by wire transfer, ACH transfer, depository transfer check or other means in accordance with the procedures set forth in the corresponding blocked account agreement, to the Agent at the Agent's Office:

         (i) for application, on account of the Secured Obligations, as provided in SECTIONS 2.3(c), 14.2, and 14.3, such credits to be entered as of the Business Day they are received if they are received prior to 1:30 p.m. and to be conditioned upon final payment in cash or solvent credits of the items giving rise to them, and

         (ii) with respect to the balance, so long as no Default or Event of Default has occurred and is continuing, for transfer by wire transfer, ACH transfer or depository transfer check to such account of the Borrower as the Borrower and Agent may have agreed.


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

    (c) Any monies, checks, notes, drafts or other payments referred to in SUBSECTION (a) of this SECTION 7.1 which, notwithstanding the terms of such subsection, are received by or on behalf of the Borrower will be held in trust for the Agent and will be delivered to the Agent or a depository of a blocked account, as promptly as possible, in the exact form received, together with any necessary endorsements for application by the Agent directly to the Secured Obligations or, if applicable, for deposit in the blocked account maintained with such depository and processing in accordance with the terms of the corresponding blocked account agreement.

    SECTION 7.2 VERIFICATION AND NOTIFICATION.. The Agent shall have the right at any time and from time to time,

    (a) in accordance with the Agent's usual procedures, in the name of the Agent, the Lenders or in the name of the Borrower, to verify the validity, amount or any other matter relating to any Receivables by mail, telephone, telegraph or otherwise,

    (b) to review, audit and make extracts from all records and files related to any of the Receivables, and

    (c) if an Event of Default has occurred and is continuing, to notify the Account Debtors or obligors under any Receivables of the assignment of such Receivables to the Agent and to direct such Account Debtor or obligors to make payment of all amounts due or to become due thereunder directly to the Agent and, upon such notification and at the expense of the Borrower, to enforce collection of any such Receivables and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as the Borrower might have done.

    SECTION 7.3    DISPUTES, RETURNS AND ADJUSTMENTS.

    (a) In the event any amounts due and owing under any Eligible Receivable for an amount in excess of $250,000 are in dispute between the Account Debtor and the Borrower, the Borrower shall provide the Agent with prompt written notice thereof.

    (b) The Borrower shall notify the Agent promptly of all returns and credits in excess of $250,000 in respect of any Eligible Receivable, which notice shall specify the Receivable affected.

    (c) The Borrower may, in the ordinary course of business unless a Default or an Event of Default has occurred and is continuing, grant any extension of time for payment of any Receivable or compromise, compound or settle the same for less than the full amount thereof, or release wholly or partly any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon; PROVIDED that (i) unless the Agent otherwise consents, no such action results in the reduction of more than $500,000 in the amount payable with respect to any Eligible Receivable or of more than $750,000 with respect to all Eligible Receivables in any fiscal year of the Borrower (in each case, excluding the allowance of credits or discounts generally available to Account Debtors in the ordinary course of the Borrower's business), and (ii) the Agent is promptly notified of the amount of such adjustments and the Receivable(s) affected thereby.


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

    SECTION 7.4    INVOICES.

    (a) The Borrower will not use any invoices other than invoices in the form delivered to the Agent prior to the Agreement Date without giving the Agent 30 days' prior notice of the intended use of a different form of invoice together with a copy of such different form.

    (b) Upon the request of the Agent, the Borrower shall deliver to the Agent, at the Borrower's expense, copies of customers' invoices or the equivalent, original shipping and delivery receipts or other proof of delivery, customers' statements, customer address lists, the original copy of all documents, including, without limitation, repayment histories and present status reports, relating to Receivables and such other documents and information relating to the Receivables as the Agent shall specify.

    SECTION 7.5    DELIVERY OF INSTRUMENTS.  Subject to the provisions of
SECTION 6.2(b), in the event any Receivable is at any time evidenced by a promissory note, trade acceptance or any other instrument for the payment of money, the Borrower will notify the Agent and, if requested to do so by the Agent, promptly thereafter deliver such instrument to the Agent, appropriately endorsed to the Agent, for the benefit of the Lenders.

    SECTION 7.6 SALES OF INVENTORY. All sales of Inventory will be made in compliance with all requirements of Applicable Law.

    SECTION 7.7    OWNERSHIP AND DEFENSE OF TITLE.

    (a) Except for Permitted Liens, the Borrower shall at all times be the sole owner or lessee of each and every item of Collateral and shall not create any lien on, or sell, lease, exchange, assign, transfer, pledge, hypothecate, grant a security interest or security title in or otherwise dispose of, any of the Collateral or any interest therein, except for sales of Inventory in the ordinary course of business, for cash or on open account or on terms of payment ordinarily extended to its customers, and except for dispositions that are otherwise expressly permitted under this Agreement. The inclusion of "proceeds" of the Collateral under the Security Interest shall not be deemed a consent by the Agent or the Lenders to any other sale or other disposition of any part or all of the Collateral.

    (b) The Borrower shall defend its title or leasehold interest in and to, and the Security Interest in, the Collateral against the claims and demands of all Persons.

    SECTION 7.8    INSURANCE.

    (a) The Borrower shall at all times maintain insurance on the Inventory and Equipment against loss or damage by fire, theft (excluding theft by employees), burglary, pilferage, loss in transit and such other hazards as the Agent shall reasonably specify, in amounts not to exceed those obtainable at commercially reasonable rates and under policies issued by insurers acceptable to the Agent in the exercise of its reasonable judgment. All premiums on such insurance shall be paid by the Borrower and copies of the policies delivered to the Agent.


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

The Borrower will not use or permit the Inventory or Equipment to be used in violation of Applicable Law or in any manner which might render inapplicable any insurance coverage.

    (b) All insurance policies required under SECTION 7.8(a) shall name the Agent, for the benefit of the Lenders, as an additional insured and shall contain loss payable clauses in the form submitted to the Borrower by the Agent, or otherwise in form and substance satisfactory to the Required Lenders, naming the Agent, for the benefit of the Lenders, as loss payee, as its interests may appear, and providing that

         (i) all proceeds thereunder shall be payable to the Agent, for the benefit of the Lenders,

         (ii) no such insurance shall be affected by any act or neglect of the insurer or owner of the property described in such policy, and

         (iii) such policy and loss payable clauses may be cancelled, amended or terminated only upon at least ten days' prior written notice given to the Agent.

    (c) Any proceeds of insurance referred to in this SECTION 7.8(a) which are paid to the Agent, for the account of the Lenders, shall be, at the option of the Required Lenders in their sole discretion, either (i) applied to replace the damaged or destroyed property, or (ii) applied to the payment or prepayment of the Secured Obligations, PROVIDED that in the event that the proceeds from any single casualty do not exceed $500,000, then, upon the Borrower's written request to the Agent, provided that no Default or Event of Default shall have occurred and be continuing, such proceeds shall be disbursed by the Agent to the Borrower pursuant to such procedures as the Agent shall reasonably establish for application to the replacement of the damaged or destroyed property.

    SECTION 7.9    LOCATION OF OFFICES AND COLLATERAL.

    (a) The Borrower will not change the location of its chief executive office or the place where it keeps its books and records relating to the Collateral or change its name, its identity or corporate structure without giving the Agent 60 days' prior written notice thereof.

    (b) All Inventory, other than Inventory in transit to any such location, will at all times be kept by the Borrower at the locations set forth in SCHEDULE 5.1(u) or at other locations as to which the Agent has been given prior notice and the Borrower shall have taken such actions, including the execution and filing of Financing Statements, as the Agent may require to perfect and assure the priority of the Security Interest as required by this Agreement, and shall not, without the prior written consent of the Agent, be removed therefrom except pursuant to sales of Inventory permitted under SECTION 7.7(a).

    (c) If any Inventory is in the possession or control of any of the Borrower's agents or processors, the Borrower shall notify such agents or processors of the Security Interest (and shall promptly provide copies of any such notice to the Agent and the Lenders) and, upon the occurrence of an Event of Default, shall instruct them (and cause them to acknowledge such


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

instruction) to hold all such Inventory for the account of the account of the Lenders, subject to the instructions of the Agent.

    SECTION 7.10   RECORDS RELATING TO COLLATERAL.

    (a)  The Borrower will at all times

         (i) keep complete and accurate records of Inventory on a basis consistent with past practices of the Borrower so as to permit comparison of Inventory records relating to different time periods, itemizing and describing the kind, type and quantity of Inventory and the Borrower's cost thereof and a current price list for such Inventory, and

         (ii) keep complete and accurate records of all other Collateral on a basis consistent with past practices of the Borrower.

    (b) The Borrower will prepare a physical listing of all Inventory, wherever located, at least annually.

    SECTION 7.11 INSPECTION. The Agent and each Lender (by any of their officers, employees or agents) shall have the right, to the extent that the exercise of such right shall be within the control of the Borrower, at any time or times to

    (a) visit the properties of the Borrower and its Subsidiaries, inspect the Collateral and the other assets of the Borrower and its Subsidiaries and inspect and make extracts from the books and records of the Borrower and its Subsidiaries, including but not limited to management letters prepared by independent accountants, all during customary business hours at such premises;

    (b) discuss the Borrower's and its Subsidiaries' business, assets, liabilities, financial condition, results of operations and business prospects, insofar as the same are reasonably related to the rights of the Agent or the Lenders hereunder or under any of the Loan Documents, with the Borrower's and its Subsidiaries' (i) principal officers, (ii) independent accountants, and
(iii) any other Person (except that any such discussion with any third parties shall be conducted only in accordance with the Agent's or such Lender's standard operating procedures relating to the maintenance of the confidentiality of confidential information of borrowers); and

    (c) verify the amount, quantity, value and condition of, or any other matter relating to, any of the Collateral (other than Receivables) and in this connection to review, audit and make extracts from all records and files related to any of the Collateral.

The Borrower will deliver to the Agent, for the benefit of the Lenders, any instrument necessary for it to obtain records from any service bureau maintaining records on behalf of the Borrower.


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

    SECTION 7.12   INFORMATION AND REPORTS.

    (a) SCHEDULE OF RECEIVABLES. The Borrower shall deliver to the Agent on or before the Effective Date and not later than the 15th day of each calendar month thereafter a Schedule of Receivables which

         (i) shall be as of the last Business Day of the immediately preceding Fiscal Month,

         (ii) shall be reconciled to the Borrowing Base Certificate as of such last Business Day, and

         (iii) shall set forth a detailed aged trial balance of all its then existing Receivables, specifying the names, addresses and balance due for each Account Debtor obligated on a Receivable so listed.

    (b) SCHEDULE OF INVENTORY. The Borrower shall deliver to the Agent on or before the Effective Date and not later than the 15th day of each calendar month thereafter a Schedule of Inventory as of the last Business Day of the immediately preceding Fiscal Month of the Borrower, itemizing and describing the kind, type and quantity of Inventory of the Borrower, the Borrower's cost thereof and the location thereof.

    (c) SCHEDULE OF EQUIPMENT. The Borrower shall deliver to the Agent on the Effective Date and thereafter at the request of the Agent (but not more frequently than semi-annually), a Schedule of Equipment, listing and describing the type and location of each item of the Equipment of the Borrower having an original cost greater than $10,000.

    (d) BORROWING BASE CERTIFICATE. The Borrower shall deliver to the Agent not later than Wednesday of each week after the Effective Date, a Borrowing Base Certificate prepared as of the close of business on the preceding Friday, PROVIDED, HOWEVER, that so long as Collateral Availability equals or exceeds $5,000,000 and no Default or Event of Default exists, the Borrowing Base Certificate shall be prepared as of the last business day of each month and be delivered on or before the 15th day of the following month.

    (e) NOTICE OF DIMINUTION OF VALUE. The Borrower shall give prompt notice to the Agent of any matter or event which has resulted in, or may result in, the diminution in excess of $500,000 in the value of any of its Collateral, except for any such diminution in the value of any Receivables or Inventory in the ordinary course of business which has been appropriately reserved against, as reflected in financial statements previously delivered to the Agent and the Lenders pursuant to ARTICLE 9.

    (f) ADDITIONAL INFORMATION. The Agent may in its discretion, during the existence of a Default or Event of Default, from time to time request that the Borrower deliver the schedules, certificates described in SECTIONS 7.12(a), (b),
(c) and (d) more or less often and on different schedules than specified in such Sections and the Borrower will comply with such requests. The


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Borrower will also furnish to the Agent and each Lender such other information with respect to the Collateral as the Agent or any Lender may from time to time reasonably request.

    SECTION 7.13 POWER OF ATTORNEY. The Borrower hereby appoints the Agent as its attorney, with power (a) to endorse the name of the Borrower on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into the Agent's or any Lender's possession, and, if an Event of Default has occurred and is continuing, (b) to sign the name of the Borrower on any invoice or bill of lading relating to any Receivable, Inventory or other Collateral, on any drafts against customers related to letters of credit, on schedules and assignments of Receivables furnished to the Agent or any Lender by the Borrower, on notices of assignment, financing statements and other public records relating to the perfection or priority of the Security Interest, verifications of account and notices to or from customers.

    SECTION 7.14 ASSIGNMENT OF CLAIMS ACT. Upon the request of the Agent, during the existence of a Default or Event of Default, the Borrower shall execute any documents or instruments and shall take such steps or actions reasonably required by the Agent so that all monies due or to become due under any contract with the United States of America, the District of Columbia or any state, county, municipality or other domestic or foreign governmental entity, or any department, agency or instrumentality thereof, will be assigned to the Agent, for the benefit of itself and the Lenders, and notice given thereof in accordance with the requirements of the Assignment of Claims Act of 1940, as amended, or any other laws, rules or regulations relating to the assignment of any such contract and monies due to or to become due.


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                                      ARTICLE 8

                                AFFIRMATIVE COVENANTS

    The Borrower covenants and agrees that the Borrower will duly and punctually pay the principal of, and interest on, and all other amounts payable with respect to, the Loans and all other Secured Obligations in accordance with the terms of the Loan Documents and that until the Revolving Credit Facility has been terminated and all the Secured Obligations have been paid in full, unless the Required Lenders shall otherwise consent in the manner provided for in
Section 14.9, the Borrower will, and will cause each of its Subsidiaries to:

    SECTION 8.1    PRESERVATION OF CORPORATE EXISTENCE AND SIMILAR
MATTERS. Preserve and maintain its corporate existence, rights, franchises, licenses and privileges in the jurisdiction of its incorporation and qualify and remain qualified as a foreign corporation and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization.

    SECTION 8.2 COMPLIANCE WITH APPLICABLE LAW. Comply in all material respects with all Applicable Law relating to the Borrower or such Subsidiary except to the extent being contested in good faith by appropriate proceedings and for which reserves in respect of the Borrower's or such Subsidiary's reasonably anticipated liability have been established in accordance with GAAP.

    SECTION 8.3 MAINTENANCE OF PROPERTY. In addition to, and not in derogation of, the requirements of Section 7.7 and of the Security Documents,

    (a) protect and preserve all properties material to its business, including Propriety Rights and maintain all tangible properties in good repair, working order and condition in all material respects, subject to ordinary wear and tear, all tangible properties, and

    (b) from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements and additions to such properties necessary for the conduct of its business, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

    SECTION 8.4 CONDUCT OF BUSINESS. At all times carry on its business in accordance with sound business practices and engage only in the businesses in which the Borrower is engaged on the Effective Date and businesses which are reasonably related or complimentary thereto.


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    SECTION 8.5    INSURANCE.  Maintain, in addition to the coverage
required by Section 7.8 and the Security Documents, insurance with responsible insurance companies against such risks and in such amounts as is customarily maintained by similar businesses or as may be required by Applicable Law, and from time to time deliver to the Agent or any Lender upon its request a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

    SECTION 8.6    PAYMENT OF TAXES AND CLAIMS.  Pay or discharge when due

    (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, except that real property AD VALOREM taxes shall be deemed to have been so paid or discharged if the same are paid before they become delinquent, and

    (b) all lawful claims of materialmen, mechanics, carriers, warehousemen and landlords for labor, materials, supplies and rentals which, if unpaid, might become a Lien on any properties of the Borrower;

except that this SECTION 8.6 shall not require the payment or discharge of any such tax, assessment, charge, levy or claim which is being contested in good faith by appropriate proceedings and for which reserves in respect of reasonably anticipated liability have been established in accordance with GAAP.

    SECTION 8.7 ACCOUNTING METHODS AND FINANCIAL RECORDS. Maintain a system of accounting, and keep such books, records and accounts (which shall be true and complete), as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP.

    SECTION 8.8    USE OF PROCEEDS.

    (a) Use the proceeds of the Loan only for working capital and general business purposes, and

    (b) not use any part of such proceeds to purchase or, to carry or reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulation G or U of the Board of Governors of the Federal Reserve System) or, in any event, for any purpose which would involve a violation of such Regulation G or U or of Regulation T or X of such Board of Governors, or for any purpose prohibited by law or by the terms and conditions of this Agreement.

    SECTION 8.9    HAZARDOUS WASTE AND SUBSTANCES; ENVIRONMENTAL
REQUIREMENTS.

    (a)  In addition to, and not in derogation of, the requirements of SECTION
8.2 and of the Security Documents, comply with all Environmental Laws and all Applicable Laws relating to occupational health and safety (except for instances of noncompliance that would not have a


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Materially Adverse Effect or are being contested in good faith by appropriate proceedings if reserves in respect of the Borrower's or such Subsidiary's reasonably anticipated liability therefor have been established in accordance with GAAP), promptly notify the Agent of its receipt of any notice of a violation of any such Environmental Laws or other such Applicable Laws and indemnify and hold the Agent and the Lenders harmless from all loss, cost, damage, liability, claim and expense incurred by or imposed upon the Agent or any Lender on account of the Borrower's failure to perform its obligations under this SECTION 8.9.

    (b)  Whenever the Borrower gives notice to the Agent pursuant to this
SECTION 8.9 or otherwise with respect to a matter that reasonably could be expected to result in liability to the Borrower or any Subsidiary in excess of $1,000,000 in the aggregate, the Borrower shall, at the Agent's request and the Borrower's expense (i) cause an independent environmental engineer acceptable to the Agent to conduct an assessment, including tests where necessary, of the site where the noncompliance or alleged noncompliance with Environmental Laws has occurred and prepare and deliver to the Agent a report setting forth the results of such assessment, a proposed plan to bring the Borrower (or such Subsidiary) into compliance with such Environmental Laws (if such assessment indicates noncompliance) and an estimate of the costs thereof, and (ii) provide to the Agent a supplemental report of such engineer whenever the scope of the noncompliance, or the response thereto or the estimated costs thereof, shall materially adversely change.


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                                      ARTICLE 9

                                     INFORMATION

    Until the Revolving Credit Facility has been terminated and all the Secured Obligations have been paid in full, unless the Required Lenders shall otherwise consent in the manner set forth in SECTION 14.9, the Borrower will furnish to the Agent and to each Lender at its offices then designated for notices pursuant to SECTION 14.1, the statements, reports, certificates, and other information provided for in this ARTICLE 9. All written information, reports, statements and other papers and data furnished to the Agent or any Lender by or at the request of the Borrower, whether pursuant to this ARTICLE 9 or any other provision of this Agreement or of any other Loan Document, shall be, at the time the same is so furnished, complete and correct in all material respects to the extent necessary to give the Agent and the Lenders true and accurate knowledge of the subject matter. Specifically, the Borrower will so furnish:

    SECTION 9.1    FINANCIAL STATEMENTS.

    (a) AUDITED YEAR-END STATEMENTS. As soon as available, but in any event within 90 days after the end of each Fiscal Year of the Borrower, copies of the consolidating and consolidated balance sheets of the Borrower and its Consolidated Subsidiaries as at the end of such Fiscal Year and the related statements of income, shareholders' equity and cash flows for such Fiscal Year, in each case setting forth in comparative form the figures for the previous Fiscal Year of the Borrower (or of Burke), reported on, as to such consolidated statements, without qualification, by Ernst & Young, LLP or other independent certified public accountants of nationally recognized standing; and

    (b) MONTHLY FINANCIAL STATEMENTS. As soon as available after the end of each Fiscal Month, but in any event within 30 days after the end of each Fiscal Month, copies of the unaudited consolidated and consolidating balance sheets of the Borrower and its Consolidated Subsidiaries as at the end of such Fiscal Month and the related unaudited consolidated and consolidating statements of income and cash flows for the Borrower and its Consolidated Subsidiaries for such Fiscal Month and for the portion of the Fiscal Year through such Fiscal Month, certified by a Financial Officer of the Borrower as presenting fairly in all material respects the financial condition and results of operations of the Borrower (subject to normal year-end audit adjustments) for the applicable period(s);

all such financial statements to be complete and correct in all material respects and prepared in accordance with GAAP (except, with respect to interim financial statements, for the omission of notes and for the effect of normal year-end audit adjustments) applied consistently throughout the periods reflected therein; PROVIDED, HOWEVER, that consolidating financial statements shall not be required with respect to the Borrower and any Consolidated Subsidiary where such Consolidated Subsidiary does not own at least 10% in value of the consolidated assets of the Borrower and its Consolidated Subsidiaries or does not produce at least 10% of the consolidated Net Income of the Borrower and its Consolidated Subsidiaries.


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

    (c) ANNUAL BUDGET. As soon as available, but in any event prior to January 31 of each Fiscal Year, the budget (including the Capital Expenditure plan) of the Borrower and its Consolidated Subsidiaries for such Fiscal Year.

    SECTION 9.2 ACCOUNTANTS' CERTIFICATE. Together with the financial statements referred to in SECTION 9.1(A), a certificate of such accountants addressed to the Agent,

    (a) stating that in making the examination necessary for the certification of such financial statements, nothing has come to their attention to lead them to believe that any Default or Event of Default exists and, in particular, they have no knowledge of any Default or Event of Default or, if such is not the case, specifying such Default or Event of Default and its nature, and

    (b) having attached the calculations, prepared by the Borrower and reviewed by such accountants, required to establish whether or not the Borrower is in compliance with the covenants contained in SECTIONS 10.1, 10.2, 10.5,
10.10 and 10.11, as at the date of such financial statements.

    SECTION 9.3 OFFICER'S CERTIFICATE. At the time that the Borrower furnishes the financial statements pursuant to SECTION 9.1(B) for any Fiscal Month that is the last Fiscal Month of a Fiscal Quarter, a certificate of the President of the Borrower or a Financial Officer

    (a) setting forth as at the end of such Fiscal Quarter or Fiscal Year, as the case may be, the calculations required to establish whether or not the Borrower was in compliance with the requirements of Sections 10.1, 10.2, 10.5,
10.10 and 10.11, as at the end of each respective period,

    (b) in the event that there are any Secured Obligations outstanding hereunder, stating that the information on the schedules to this Agreement is complete and accurate as of the date of such certificate or, if such is not the case, attaching to such certificate updated schedules in accordance with the provisions of SECTION 9.7, and

    (c) stating that, based on a reasonably diligent examination, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default and its nature, when it occurred, whether it is continuing and the steps being taken by the Borrower with respect to such Default or Event of Default.

    SECTION 9.4    COPIES OF OTHER REPORTS.

    (a) Promptly upon receipt thereof, copies of all reports, if any, submitted to the Borrower or its Board of Directors by its independent public accountants, including, without limitation, any management report.

    (b) As soon as practicable, copies of all registration statements and all regular or periodic reports which the Borrower shall file with the Securities and Exchange Commission or any successor commission.


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

    (c) From time to time and as soon as reasonably practicable following each request, such forecasts, data, certificates, reports, statements, opinions of counsel, documents or further information regarding the business, assets, liabilities, financial condition, results of operations or business prospects of the Borrower or any of its Subsidiaries as the Agent or any Lender may reasonably request and that the Borrower has or (except in the case of legal opinions relating to the perfection of the Security Interest in any material Collateral) without unreasonable expense can obtain; PROVIDED, HOWEVER, that the Lenders shall, to the extent reasonably practicable, coordinate examinations of the Borrower's records by their respective internal examiners. The rights of the Agent and the Lenders under this SECTION 9.4 are in addition to and not in derogation of their rights under any other provision of this Agreement or of any other Loan Document.

    (d) If requested by the Agent or any Lender, the Borrower will furnish to the Agent and the Lenders statements in conformity with the requirements of Federal Reserve Form G-3 or U-1 referred to in Regulation G and U, respectively, of the Board of Governors of the Federal Reserve System.

    SECTION 9.5 NOTICE OF LITIGATION AND OTHER MATTERS. Prompt notice of:

    (a) the commencement, to the extent the Borrower is aware of the same, of all proceedings and investigations by or before any governmental or nongovernmental body and all actions and proceedings in any court or before any arbitrator against or in any other way relating to or affecting the Borrower, any of its Subsidiaries or any of the Borrower's or any of its Subsidiaries' properties, assets or businesses, which could reasonably be expected , singly or in the aggregate, to result in the occurrence of a Default or an Event of Default, or have a Materially Adverse Effect,

    (b) any amendment of the articles of incorporation or by-laws of the Borrower or any of its Subsidiaries,

    (c) any change in the business, assets, liabilities, financial condition, results of operations or business prospects of the Borrower or any of its Subsidiaries which has had or could reasonably be expected to have, singly or in the aggregate, a Materially Adverse Effect and any change in the executive officers of the Borrower, and

    (d) any Default or Event of Default or any event which constitutes or which with the passage of time or giving of notice or both would constitute a default or event of default by the Borrower or any of its Subsidiaries under any material agreement (other than this Agreement) to which the Borrower or any of its Subsidiaries is a party or by which the Borrower, any of its Subsidiaries or any of the Borrower's or any of its Subsidiaries' properties may be bound.

    SECTION 9.6 ERISA. As soon as possible and in any event within 30 days after the Borrower knows, or has reason to know, that:

    (a) any ERISA Event with respect to a Benefit Plan has occurred or will occur, or


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

    (b) the aggregate present value of the Unfunded Vested Accrued Benefits under all Benefit Plans is equal to an amount in excess of $500,000, or

    (c) the Borrower or any Subsidiary is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Benefit Plan required by reason of the Borrower's or such Subsidiary's complete or partial withdrawal (as described in Section 4203 or 4205 of ERISA) from such Multiemployer Plan, a certificate of the president or a Financial Officer of the Borrower setting forth the details of such event and the action which is proposed to be taken with respect thereto, together with any notice or filing which may be required by the PBGC or other agency of the United States government with respect to such event.

    SECTION 9.7 REVISIONS OR UPDATES TO SCHEDULES. Should any of the information or disclosures provided on any of the Schedules originally attached hereto become outdated or incorrect in any material respect at the time any Secured Obligations are outstanding hereunder, as part of the officer's certificate required pursuant to SECTION 9.3(B), such revisions or updates to such Schedule(s) as may be necessary or appropriate to update or correct such Schedule(s), PROVIDED that no such revisions or updates to any Schedule(s) shall be deemed to have amended, modified or superseded such Schedule(s) as attached hereto immediately prior to the submission of such revised or updated Schedule(s), or to have cured any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule(s), unless and until the Required Lenders in their sole and absolute discretion, shall have accepted in writing such revisions or updates to such Schedule(s).



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                                      ARTICLE 10

                                  NEGATIVE COVENANTS

    Until the Revolving Credit Facility has been terminated and all the Secured Obligations have been paid in full, unless the Required Lenders shall otherwise consent in the manner set forth in SECTION 14.9, the Borrower will not directly or indirectly and, in the case of SECTIONS 10.2 through 10.14, will not permit its Subsidiaries to:

    SECTION 10.1   FINANCIAL RATIOS.  Permit:

    (a) MINIMUM FIXED CHARGE COVERAGE RATIO. The Fixed Charge Coverage Ratio of the Borrower and its Consolidated Subsidiaries for the Fiscal Quarter ending December 31, 1997, the two Fiscal Quarter period ending March 31, 1998, the three Fiscal Quarter period ending June 30, 1998 and each four Fiscal Quarter period ending on or after September 30, 1998, to be less than 1.25 to 1.

    (b) MAXIMUM FUNDED DEBT TO EBITDA RATIO. The ratio of Funded Debt of the Borrower and its Consolidated Subsidiaries as of the last day of each Fiscal Quarter set forth below to EBITDA of the Borrower and its Consolidated Subsidiaries for the four Fiscal Quarter period ending at the end of each such Fiscal Quarter to be less than the ratio set forth opposite such Fiscal Quarter end:

         Fiscal Quarter Ending              Ratio
         ---------------------              -----

         December 31, 1997                  6.75 to 1

         March 31, 1998                     6.75 to 1

         June 30, 1998                      6.75 to 1

         September 30, 1998                 6.75 to 1

         December 31, 1998                  5.75 to 1
           and each Fiscal Quarter
           ending thereafter

    SECTION 10.2 DEBT. Create, assume, or otherwise become or remain obligated in respect of, or permit or suffer to exist or to be created, assumed or incurred or to be outstanding any Debt, except that this Section 10.2 shall not apply to:

    (a)  Debt represented by the Secured Obligations,

    (b) Debt reflected on SCHEDULE 5.1(j), excluding any such Debt that is to be paid in full on the Effective Date,


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    (c)  Debt represented by the Senior Notes and unsecured Guaranties thereof by any Subsidiaries,

    (d)  Permitted Purchase Money Debt,

    (e) Debt of the Borrower to any Borrowing Subsidiary and Debt of any Borrowing Subsidiary to the Borrower,

    (f) unsecured Debt in an aggregate principal amount not to exceed $10,000,000 at any time outstanding, and

    (g)  Hedging Obligations.

    SECTION 10.3 GUARANTIES. Become or remain liable with respect to any Guaranty of any obligation of any other Person, other than as permitted by
SECTION 10.2 and obligations of another Loan Party (other than Debt).

    SECTION 10.4   INVESTMENTS.  Acquire, after the Agreement Date, any
Business Unit or Investment or, after such date, maintain any Investment other than Permitted Investments; PROVIDED, HOWEVER, that so long as no Default or Event of Default exists immediately before or after giving effect to any of the following, this SECTION 10.4 shall not prohibit (i) any Investment in a Person that is at the time, or contemporaneously with the making of such Investment becomes, a Borrowing Subsidiary, provided that any such Investment in connection with any single Acquisition by the Borrower or any Subsidiary does not exceed $5,000,000 in the aggregate (including Indebtedness assumed), (ii) any Acquisition of a Business Unit by the Borrower or a Borrowing Subsidiary for total consideration (inclusive of assumption of Indebtedness) of up to but not in excess of $5,000,000; (iii) any Acquisition in exchange for common equity securities of the Borrower, provided that immediately after such Acquisition any Subsidiary Acquired becomes a Borrowing Subsidiary, (iv) Investments in Hedging Obligations, or (v) transactions permitted by SECTION 10.8.

    SECTION 10.5 CAPITAL EXPENDITURES. Make or incur any Unfunded Capital Expenditures in excess of $2,500,000 in the aggregate during any Fiscal Year of the Borrower:

    SECTION 10.6 RESTRICTED DISTRIBUTIONS AND PAYMENTS, ETC.. Declare or make any Restricted Distribution or Restricted Payment, PROVIDED that so long as no Default or Event of Default exists immediately before or after giving effect to any of the following, this SECTION 10.6 shall not prohibit (i) transactions permitted under SECTION 10.8, (ii) payments in kind and cash dividends with respect to Preferred Stock as provided on the Effective Date, (iii) the purchase, redemption or retirement for value of any shares of capital stock or Subordinated Debt of the Borrower in exchange for, or out of the net cash proceeds of a substantially concurrent issuance and sale (other than to a Subsidiary) of, common equity interests, or (iv) the issuance of capital stock upon the exercise of the Warrants or other options or warrants.

    SECTION 10.7 MERGER, CONSOLIDATION AND SALE OF ASSETS. Merge or consolidate with any other Person or sell, lease or transfer or otherwise dispose of all or a substantial portion


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of its assets to any Person other than sales of Inventory in the ordinary course of business, EXCEPT that any Subsidiary may be merged or consolidated with or into the Borrower or any other Loan Party or all or substantially all of the business or assets of any Subsidiary may be sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to the Borrower or any other Loan Party.

    SECTION 10.8 TRANSACTIONS WITH AFFILIATES. Effect any transaction with any Affiliate on a basis less favorable to the Borrower than would be the case if such transaction had been effected with a Person not an Affiliate, EXCEPT that the foregoing shall not apply to (i) transactions between the Borrower and any Loan Party, (ii) transactions (including Permitted Investments) expressly permitted by SECTION 10.4 or 10.6, (iii) payments to J.F. Lehman & Company of a closing fee of $1,500,000, payable on the Effective Date and an annual management fee of $500,000, payable beginning on the first anniversary of the Effective Date, (iv) loans or advances to officers or employees of the Borrower and its Subsidiaries in the ordinary course of business not to exceed $250,000 in the aggregate at any one time outstanding, (v) transactions in accordance with any agreement to which the Borrower or any Subsidiary is a party as in effect on the Agreement Date as set forth on SCHEDULE 10.8 hereto, as amended with the consent of the Agent, (vi) the entering into, and making of payments of regular and customary compensation under, employment agreements entered into in the ordinary course of business, and (vii) payments of fees and expenses in connection with the Recapitalization as described on SCHEDULE 10.8.

    SECTION 10.9 LIENS. Create, assume or permit or suffer to exist or to be created or assumed any Lien on any of the Collateral or its other assets, other than Permitted Liens.

    SECTION 10.10  [RESERVED]

    SECTION 10.11 BENEFIT PLANS. Permit, or take any action which would result in, (a) an ERISA Event having a Materially Adverse Effect, or (b) the aggregate present value of the Unfunded Vested Accrued Benefits under all Benefit Plans of the Borrower to exceed $500,000.

    SECTION 10.12 AMENDMENTS OF OTHER AGREEMENTS. Amend the Senior Notes, the Senior Note Agreement, or any related document.

    SECTION 10.13 MINIMUM AVAILABILITY. Permit Collateral Availability to be less than $500,000 at any time.


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                                      ARTICLE 11

                                       DEFAULT

    SECTION 11.1 EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or nongovernmental body:

    (a) DEFAULT IN PAYMENT. The Borrower shall fail to pay any amount of principal of any Loan or any Note when and as due (whether at maturity, by reason of acceleration or otherwise).

    (b) OTHER PAYMENT DEFAULT. The Borrower shall fail to pay, as and when due, any amount of interest on any Loan or any Note and such default shall continue for a period of one business day or the Borrower shall fail to pay, as and when due, any amount of principal of or interest on, any other Secured Obligation, and such default shall continue for a period of five days after written notice thereof has been given to the Borrower by the Agent.

    (c) MISREPRESENTATION. Any representation or warranty made or deemed to be made by the Borrower under this Agreement or any Loan Document, or any amendment hereto or thereto, shall at any time prove to have been incorrect or misleading in any material respect when made.

    (d) DEFAULT IN PERFORMANCE. The Borrower shall default in the performance or observance of any term, covenant, condition or agreement to be performed by the Borrower, contained in

         (i) Articles 6, 7, 9 or 10, or Section 8.1 (insofar as it requires the preservation of the corporate existence of the Borrower), and the Agent shall have delivered to the Borrower written notice of such default, or

         (ii) this Agreement (other than as specifically provided for otherwise in this SECTION 11.1) and such default shall continue for a period of 30 days after written notice thereof has been given to the Borrower by the Agent.

    (e)  DEBT CROSS-DEFAULT.

         (i) The Borrower or any Subsidiary shall fail to pay when due and payable the principal of or interest on any Debt (other than the Loans) outstanding in an amount in excess of $5,000,000, or

         (ii) the maturity of any Debt of the Borrower or any Subsidiary outstanding in a principal amount greater than $5,000,000 shall have
    (A) been accelerated in accordance with the provisions of any indenture, contract or instrument providing for the creation of or concerning such Debt, or (B) been required to be prepaid prior to the stated maturity


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

    thereof, other than by reason of cash flow recapture provisions, asset sales provisions or similar provisions requiring prepayments not related to a default or risk event, or

         (iii) any event shall have occurred and be continuing which would permit any holder or holders of Debt of the Borrower or any Subsidiary outstanding in a principal amount greater than $5,000,000, any trustee or agent acting on behalf of such holder or holders or any other Person so to accelerate such maturity, and the Borrower or the relevant Subsidiary shall have failed to cure such default prior to the expiration of any applicable cure or grace period.

    (f)  [RESERVED].

    (g) VOLUNTARY BANKRUPTCY PROCEEDING. The Borrower or any of its Subsidiaries shall

         (i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect),

         (ii) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts,

         (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws,

         (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign,

         (v) admit in writing its inability to pay its debts as they become due,

         (vi)   make a general assignment for the benefit of creditors, or

         (vii) take any corporate action for the purpose of authorizing any of the foregoing.

    (h) INVOLUNTARY BANKRUPTCY PROCEEDING. A case or other proceeding shall be commenced against the Borrower or any of its Subsidiaries in any court of competent jurisdiction seeking

         (i) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts,

         (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Borrower, any of its Subsidiaries or of all or any substantial part of the assets, domestic or foreign, of the Borrower or any of its Subsidiaries,


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

and such case or proceeding shall continue undismissed or unstayed for a period of 60 consecutive calendar days, or an order granting the relief requested in such case or proceeding against the Borrower or any of its Subsidiaries (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.

    (i) LOAN DOCUMENTS. Any event of default or "Event of Default" under any other Loan Document shall occur or the Borrower shall default in the performance or observance of any material term, covenant, condition or agreement contained in, or the payment of any other sum covenanted to be paid by the Borrower under, any such Loan Document, or any other Loan Document after delivery thereof hereunder shall for any reason cease to be valid and binding, other than a nonmaterial provision rendered unenforceable by operation of law, or the Borrower or other party thereto (other than the Lender) shall so state in writing, or this Agreement or any other Loan Document, after delivery thereof hereunder, shall for any reason (other than any action taken independently by the Lender and except to the extent permitted by the terms thereof) cease to create a valid, perfected and, except as otherwise expressly permitted herein, first priority Lien on, or security interest in, any of the Collateral purported to be covered thereby.

    (j) JUDGMENT. A final, unappealable judgment or order for the payment of money in an amount that exceeds the uncontested insurance available therefor by $500,000 or more shall be entered against the Borrower by any court and such judgment or order shall continue undischarged or unstayed for 30 days.

    (k) ATTACHMENT. A warrant or writ of attachment or execution or similar process which exceeds $500,000 in value shall be issued against any property of the Borrower and such warrant or process shall continue undischarged or unstayed for 30 days.

    (l) ERISA. Any ERISA Event shall occur and the Required Lenders shall have determined that such occurrence would have a Materially Adverse Effect.

    (m) CHANGE OF CONTROL. JFLEI and its Affiliates shall cease to own, beneficially and of record, at least 50% of the outstanding capital stock of the Borrower or such ownership shall cease to vest in it voting control of the Borrower or any other event shall occur or circumstance exist that constitutes a "Change of Control" as defined in the Senior Note Indenture.

    SECTION 11.2   REMEDIES.

    (a) AUTOMATIC ACCELERATION AND TERMINATION OF FACILITIES. Upon the occurrence of an Event of Default specified in SECTION 11.1(g) or (h), (i) the principal of and the interest on the Loans and any Note at the time outstanding, and all other amounts owed to the Agent or the Lenders under this Agreement or any of the other Loan Documents and all other Secured Obligations, shall thereupon become due and payable without presentment, demand, protest, or other notice of any kind, all of which are expressly waived, anything in this Agreement or any of the Loan Documents to the contrary notwithstanding, and
(ii) the Revolving Credit Facility and the right of the Borrower to request Borrowings and Letters of Credit under this Agreement shall immediately terminate.


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

    (b) OTHER REMEDIES. If any Event of Default shall have occurred, and during the continuance of any Event of Default, the Agent may, and at the direction of the Required Lenders in their sole and absolute discretion shall, do any of the following:

         (i) declare the principal of and interest on the Loans and any Note at the time outstanding, and all other amounts owed to the Agent or the Lenders under this Agreement or any of the other Loan Documents and all other Secured Obligations, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or the Loan Documents to the contrary notwithstanding;

         (ii) terminate the Revolving Credit Facility and any other right of the Borrower to request borrowings and Letters of Credit hereunder;

         (iii) notify, or request the Borrower to notify, in writing or otherwise, any Account Debtor or obligor with respect to any one or more of the Receivables to make payment to the Agent, for the benefit of the Lenders, or any agent or designee of the Agent, at such address as may be specified by the Agent and if, notwithstanding the giving of any notice, any Account Debtor or other such obligor shall make payments to the Borrower, the Borrower shall hold all such payments it receives in trust for the Agent, for the account of the Lenders, without commingling the same with other funds or property of, or held by, the Borrower, and shall deliver the same to the Agent or any such agent or designee of the Agent immediately upon receipt by the Borrower in the identical form received, together with any necessary endorsements;

         (iv) settle or adjust disputes and claims directly with Account Debtors and other obligors on Receivables for amounts and on terms which the Agent considers advisable and in all such cases only the net amounts received by the Agent, for the account of the Lenders, in payment of such amounts, after deductions of costs and attorneys' fees, shall constitute Collateral and the Borrower shall have no further right to make any such settlements or adjustments or to accept any returns of merchandise;

         (v) enter upon any premises in which Inventory or Equipment may be located and, without resistance or interference by the Borrower, take physical possession of any or all thereof and maintain such possession on such premises or move the same or any part thereof to such other place or places as the Agent shall choose, without being liable to the Borrower on account of any loss, damage or depreciation that may occur as a result thereof, so long as the Agent shall act reasonably and in good faith;

         (vi) require the Borrower to and the Borrower shall, without charge to the Agent or any Lender, assemble the Inventory and Equipment and maintain or deliver it into the possession of the Agent or any agent or representative of the Agent at such place or places as the Agent may designate and as are reasonably convenient to both the Agent and the Borrower;


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

         (vii) at the expense of the Borrower, cause any of the Inventory and Equipment to be placed in a public or field warehouse, and the Agent shall not be liable to the Borrower on account of any loss, damage or depreciation that may occur as a result thereof, so long as the Agent shall act reasonably and in good faith;

         (viii) without notice, demand or other process, and without payment of any rent or any other charge, enter any of the Borrower's premises and, without breach of the peace, until the Agent, on behalf of the Lenders, completes the enforcement of its rights in the Collateral, take possession of such premises or place custodians in exclusive control thereof, remain on such premises and use the same and any of the Borrower's Equipment, for the purpose of (A) completing any work in process, preparing any Inventory for disposition and disposing thereof, and (B) collecting any Receivable, and the Agent for the benefit of the Lenders is hereby granted a license or sublicense and all other rights as may be necessary, appropriate or desirable to use the Proprietary Rights in connection with the foregoing, and the rights of the Borrower under all licenses, sublicenses and franchise agreements shall inure to the Agent for the benefit of the Lenders (PROVIDED, HOWEVER, that any use of any federally registered trademarks as to any goods shall be subject to the control as to the quality of such goods of the owner of such trademarks and the goodwill of the business symbolized thereby);

         (ix) exercise any and all of its rights under any and all of the Security Documents;

         (x) apply any Collateral consisting of cash to the payment of the Secured Obligations in any order in which the Agent, on behalf of the Lenders, may elect or use such cash in connection with the exercise of any of its other rights hereunder or under any of the Security Documents;

         (xi) establish or cause to be established one or more Lockboxes or other arrangement for the deposit of proceeds of Receivables, and, in such case, the Borrower shall cause to be forwarded to the Agent at the Agent's Office, on a daily basis, copies of all checks and other items of payment and deposit slips related thereto deposited in such Lockboxes, together with collection reports in form and substance satisfactory to the Agent; and

         (xii) exercise all of the rights and remedies of a secured party under the Uniform Commercial Code and under any other Applicable Law, including, without limitation, the right, without notice except as specified below and with or without taking possession thereof, to sell the Collateral or any part thereof in one or more parcels at public or private sale, at any location chosen by the Agent, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Agent may deem commercially reasonable. The Borrower agrees that, to the extent notice of sale shall be required by law, at least 10 days' notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification, but notice given in any other reasonable manner or at any other reasonable time shall constitute reasonable notification. The Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

    SECTION 11.3 APPLICATION OF PROCEEDS. All proceeds from each sale of, or other realization upon, all or any part of the Collateral following an Event of Default shall be applied or paid over as follows:

    (a) FIRST: to the payment of all costs and expenses incurred in connection with such sale or other realization, including reasonable attorneys' fees,

    (b) SECOND: to the payment of the Secured Obligations (with the Borrower remaining liable for any deficiency) as the Agent may elect,

    (c) THIRD: the balance (if any) of such proceeds shall be paid to the Borrower, subject to any duty imposed by law, or otherwise to whomsoever shall be entitled thereto.

THE BORROWER SHALL REMAIN LIABLE AND WILL PAY, ON DEMAND, ANY DEFICIENCY REMAINING IN RESPECT OF THE SECURED OBLIGATIONS, TOGETHER WITH INTEREST THEREON AT A RATE PER ANNUM EQUAL TO THE HIGHEST RATE THEN PAYABLE HEREUNDER ON SUCH SECURED OBLIGATIONS, WHICH INTEREST SHALL CONSTITUTE PART OF THE SECURED OBLIGATIONS.

    SECTION 11.4 POWER OF ATTORNEY. In addition to the authorizations granted to the Agent under SECTION 7.13 or under any other provision of this Agreement or of any other Loan Document, during the continuance of an Event of Default, the Borrower hereby irrevocably designates, makes, constitutes and appoints the Agent (and all Persons designated by the Agent from time to time) as the Borrower's true and lawful attorney, and agent in fact, and the Agent, or any agent of the Agent, may, without notice to the Borrower, and at such time or times as the Agent or any such agent in its sole discretion may determine, in the name of the Borrower, the Agent or the Lenders,

    (a)  demand payment of the Receivables,

    (b)  enforce payment of the Receivables by legal proceedings or otherwise,

    (c) exercise all of the Borrower's rights and remedies with respect to the collection of Receivables,

    (d) settle, adjust, compromise, extend or renew any or all of the Receivables,

    (e) settle, adjust or compromise any legal proceedings brought to collect the Receivables,

    (f)  discharge and release the Receivables or any of them,


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    (g)  prepare, file and sign the name of the Borrower on any proof of claim in bankruptcy or any similar document against any Account Debtor,

    (h) prepare, file and sign the name of the Borrower on any notice of Lien, assignment or satisfaction of Lien, or similar document in connection with any of the Collateral,

    (i) endorse the name of the Borrower upon any chattel paper, document, instrument, notice, freight bill, bill of lading or similar document or agreement relating to the Receivables, the Inventory or any other Collateral,

    (j) use the stationery of the Borrower and sign the name of the Borrower to verifications of the Receivables and on any notice to the Account Debtors,

    (k)  open the Borrower's mail,

    (l) notify the post office authorities to change the address for delivery of the Borrower's mail to an address designated by the Agent, and

    (m) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Receivables, Inventory or other Collateral to which the Borrower has access.

    SECTION 11.5   MISCELLANEOUS PROVISIONS CONCERNING REMEDIES.

    (a) RIGHTS CUMULATIVE. The rights and remedies of the Agent and the Lenders under this Agreement, the Notes and each of the Loan Documents shall be cumulative and not exclusive of any rights or remedies which it or they would otherwise have. In exercising such rights and remedies the Agent and the Lenders may be selective and no failure or delay by the Agent or any Lender in exercising any right shall operate as a waiver of it, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

    (b) WAIVER OF MARSHALING. The Borrower hereby waives any right to require any marshaling of assets and any similar right.

    (c) LIMITATION OF LIABILITY. Nothing contained in this ARTICLE 11 or elsewhere in this Agreement or in any of the Loan Documents shall be construed as requiring or obligating the Agent, any Lender or any agent or designee of the Agent or any Lender to make any demand, or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or notice or take any action, with respect to any Receivable or any other Collateral or the monies due or to become due thereunder or in connection therewith, or to take any steps necessary to preserve any rights against prior parties, and the Agent, the Lenders and their agents or designees shall have no liability to the Borrower for actions taken pursuant to this ARTICLE 11, any other provision of this Agreement or any of the Loan Documents so long as the Agent or such Lender shall act in good faith and in a commercially reasonable manner.


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

    (d) APPOINTMENT OF RECEIVER. In any action under this ARTICLE 11, the Agent shall be entitled during the continuance of an Event of Default, to the fullest extent permitted by Applicable Law, to the appointment of a receiver, without notice of any kind whatsoever, to take possession of all or any portion of the Collateral and to exercise such power as the court shall confer upon such receiver.


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                                      ARTICLE 12

                                     ASSIGNMENTS

    SECTION 12.1   SUCCESSORS AND ASSIGNS; PARTICIPATIONS.

    (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Agent, all future holders of the Notes, and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

    (b) Subject to the prior consent of the Agent and, so long as no Default or Event of Default has occurred and is continuing, the Borrower (neither of such consents to be unreasonably withheld or delayed), each Lender may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including, without limitation, all or a portion of the Loans at the time owing to it and the Notes held by it); PROVIDED, HOWEVER, that (i) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Agreement, (ii) the amount of the Commitment of the assigning Lender that is subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall in no event be less than $5,000,000, (iii) in the case of a partial assignment, the amount of the Commitment that is retained by the assigning Lender (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall in no event be less than $5,000,000, (iv) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a fee in the amount of $3,500, (v) such assignment shall not, without the consent of the Borrower, require the Borrower to file a registration statement with the Securities and Exchange Commission or apply to or qualify the Loans or the Notes under the blue sky laws of any state, and (vi) the representation contained in SECTION 12.2 hereof shall be true with respect to any such proposed assignee. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder, and (B) the Lender assignor thereunder shall, to the extent of such assignment, be released from its obligations under this Agreement.

    (c) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such Lender assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such Lender assignor makes


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

no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in SECTION 5.1(n) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such Lender assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

    (d) The Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the Commitment and Proportionate Share of, and principal amount of the Loans and owing to, each Lender from time to time (the REGISTER). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders may treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

    (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Eligible Assignee together with any Note or Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in the form of EXHIBIT C, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register,
(iii) give prompt notice thereof to the Lenders and the Borrower, and
(iv) promptly deliver a copy of such Acceptance and Assignment to the Borrower. Within five Business Days after receipt of notice, the Borrower shall execute and deliver to the Agent in exchange for the surrendered Note or Notes a new Note or Notes to the order of such Eligible Assignee in amounts equal to the Commitment assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and a new Note or Notes to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the assigned Notes. Each surrendered Note or Notes shall be cancelled and returned to the Borrower.

    (f) Each Lender may sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment hereunder and the Loans owing to it and the Notes held by it);

PROVIDED, HOWEVER, that (i) each such participation shall be in an amount not less than $5,000,000, (ii) such Lender's obligations under this Agreement (including, without limitation, its Commitment hereunder) shall remain unchanged, (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iv) such Lender shall remain the holder of the Notes held by it for all purposes of this Agreement,
(v) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement; PROVIDED, that such Lender may agree with any participant that such Lender will not, without such participant's consent, agree to or approve any waivers or amendments which would reduce the principal of or the interest rate on any Loans, extend the term or increase the amount of the commitments of such participant, reduce the amount of any fees to which such participant is entitled, extend any scheduled payment date for principal or release Collateral securing the Loans (other than Collateral disposed of pursuant to SECTION 7.7 hereof or otherwise in accordance with the terms of this Agreement or the Security Documents), and (vi) any such disposition shall not, without the consent of the Borrower, require any Borrower to file a registration statement with the Securities and Exchange Commission to apply to qualify the Loans or the Notes under the blue sky law of any state. The Lender selling a participation to any bank or other entity that is not an Affiliate of such Lender shall give prompt notice thereof to the Borrower.

    (g) Any Lender may, in connection with any assignment, proposed assignment, participation or proposed participation pursuant to this SECTION 12.1, disclose to the assignee, participant, proposed assignee or proposed participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower, PROVIDED that, prior to any such disclosure, each such assignee, proposed assignee, participant or proposed participant shall agree with the Borrower or such Lender (which in the case of an agreement with only such Lender, the Borrower shall be recognized as a third party beneficiary thereof) to preserve the confidentiality of any confidential information relating to the Borrower received from such Lender.

    SECTION 12.2 REPRESENTATION OF LENDERS. Each Lender hereby represents that it will make each Loan hereunder as a commercial loan for its own account in the ordinary course of its business; PROVIDED, HOWEVER, that subject to
SECTION 12.1 hereof, the disposition of the Notes or other evidence of the Secured Obligations held by any Lender shall at all times be within its exclusive control.



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                                      ARTICLE 13

                                        AGENT

    SECTION 13.1 APPOINTMENT OF AGENT. Each of the Lenders hereby irrevocably designates and appoints NationsBank, N.A. as the Agent of such Lender under this Agreement and the other Loan Documents, and each Lender irrevocably authorizes the Agent, as the Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and such other Loan Documents, together with such other powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, each Lender expressly authorizes the Agent to determine on behalf of such Lender (i) any reduction or increase of advance rates applicable to the Borrowing Base, so long as such advance rates do not at any time exceed the rates set forth in the definition "BORROWING BASE", (ii) the creation or elimination of any reserves against the Revolving Credit Facility or the Borrowing Base, and (iii) whether specific Inventory or Receivables shall be deemed to constitute Eligible Inventory or Eligible Receivables. Such authorization may be withdrawn by the Required Lenders by giving the Agent written notice of such withdrawal signed by the Required Lenders; PROVIDED, HOWEVER, that unless otherwise agreed by the Agent, such withdrawal of authorization shall not become effective until the 30th Business Day after receipt of such notice by the Agent. Thereafter, the Required Lenders shall jointly instruct the Agent in writing regarding such matters with such frequency as the Required Lenders shall jointly determine. Notwithstanding any provision to the contrary elsewhere in this Agreement or the other Loan Documents, the Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the other Loan Documents or otherwise exist against the Agent.

    SECTION 13.2 DELEGATION OF DUTIES. The Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

    SECTION 13.3 EXCULPATORY PROVISIONS. Neither the Agent nor any of its trustees, officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable to any Lender (or any Lender's participants) for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other Loan Documents (except for its or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any Lender (or any Lender's participants) for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or the other Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or the other Loan Documents or for the existence, value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the other Loan Documents or any Collateral or


                                         104
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Lien or other interest therein or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrower.

    SECTION 13.4 RELIANCE BY AGENT. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with SECTION 12.1. The Agent shall be fully justified in failing or refusing to take any action under this Agreement and the other Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and shall be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.
The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

    SECTION 13.5 NOTICE OF DEFAULT. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall promptly give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; PROVIDED that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) continue making Revolving Credit Loans to the Borrower on behalf of the Lenders in reliance on the provisions of SECTION
3.7 and take such other action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

    SECTION 13.6 NON-RELIANCE ON AGENT AND OTHER LENDERS. Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, counsel, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial (and other) condition and creditworthiness of the Borrower and made its own decision to make its


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Loans hereunder and enter into this Agreement.  Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial (and other) condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder or under the other Loan Documents, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial (and other) condition or creditworthiness of the Borrower which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

    SECTION 13.7 INDEMNIFICATION. The Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or the other Loan Documents, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; PROVIDED that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or willful misconduct or resulting solely from transactions or occurrences that occur at a time after such Lender has assigned all of its interests, rights and obligations under this Agreement pursuant to SECTION 12.1 or, in the case of a Lender to which an assignment is made hereunder pursuant to SECTION 12.1, at a time before such assignment. The agreements in this subsection shall survive the payment of the Notes, the Secured Obligations and all other amounts payable hereunder and the termination of this Agreement.

    SECTION 13.8 AGENT IN ITS INDIVIDUAL CAPACITY. The institution at the time acting as the Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower and the other Loan Parties and their respective Subsidiaries as if it were not the Agent hereunder. With respect to its Commitment, the Loans made or renewed by it and any Note issued to it and any Letter of Credit issued by it, such institution shall have and may exercise the same rights and powers under this Agreement and the other Loan Documents and shall be subject to the same obligations and liabilities as and to the extent set forth herein and in the other Loan Documents for any other Lender. The terms "Lenders" and "Required Lenders" or any other term shall, unless the context clearly otherwise indicates, include such institution in its individual capacity as a Lender or one of the Required Lenders.


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    SECTION 13.9   SUCCESSOR AGENT.  The Agent may resign as Agent upon ten
days' notice to the Lenders. If the Agent shall resign as Agent under this Agreement, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders subject (so long as no Default or Event of Default has occurred and is continuing) to approval by the Borrower (which approval shall not be unreasonably withheld), whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Notes. After any retiring Agent's resignation hereunder as Agent, the provisions of SECTION 13.7 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

    SECTION 13.10 NOTICES FROM AGENT TO LENDERS. The Agent shall promptly, upon receipt thereof, forward to each Lender copies of any written notices, reports or other information supplied to it by the Borrower (but which the Borrower is not required to supply directly to the Lenders).



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                                      ARTICLE 14

                                    MISCELLANEOUS

    SECTION 14.1   NOTICES.

    (a) METHOD OF COMMUNICATION. Except as specifically provided in this Agreement or in any of the Loan Documents, all notices and the communications hereunder and thereunder shall be in writing or by telephone, subsequently confirmed in writing. Notices in writing shall be delivered personally or sent by certified or registered mail, postage pre-paid, or by overnight courier, telex or facsimile transmission and shall be deemed received in the case of personal delivery, when delivered, in the case of mailing, when receipted for, in the case of overnight delivery, on the next Business Day after delivery to the courier, and in the case of telex and facsimile transmission, upon transmittal, PROVIDED that in the case of notices to the Agent under ARTICLE 2, notice shall be deemed to have been given only when such notice is actually received by the Agent. A telephonic notice to the Agent, as understood by the Agent, will be deemed to be the controlling and proper notice in the event of a discrepancy with or failure to receive a confirming written notice.

    (b) ADDRESSES FOR NOTICES. Notices to any party shall be sent to it at the following addresses, or any other address of which all the other parties are notified in writing by such first party:

         If to the Borrower:           Burke Industries, Inc.
                                       2250 South Tenth Street
                                       San Jose, California  95112-4197
                                       Attn:  David Worthington
                                       Facsimile No.: (408) 291-8497

         with copies to:               J.F. Lehman & Company
                                       450 Park Avenue, 6th Floor
                                       New York, New York  10022
                                       Attn:  Keith Oster
                                       Facsimile No.:(212) 634 1155

                                       Gibson, Dunn & Crutcher LLP
                                       200 Park Avenue
                                       New York, New York  10166
                                       Attn:  Joerg Esdorn, Esq.
                                       Facsimile No.:(212) 351-4035


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         If to the Agent:              NationsBank, N.A.
                                       600 Peachtree Street
                                       13 Plaza
                                       Atlanta, Georgia  30308
                                       Attn: Craig Reese
                                       Facsimile No.: 404-607-6437

         If to a Lender:               At the address of such Lender set forth
                                       on the signature pages hereof.

    (c) AGENT'S OFFICE. The Agent hereby designates its office located at 600 Peachtree Street, Atlanta, Georgia 30308, or any subsequent office which shall have been specified for such purpose by written notice to the Borrower, as the office to which payments due are to be made and at which Loans will be disbursed.

    SECTION 14.2 EXPENSES. The Borrower agrees to pay or reimburse on demand all costs and expenses incurred by the Agent (or, as to SUBSECTIONS (d) AND (h) below, any Lender) including, without limitation, the reasonable fees and disbursements of counsel, in connection with the following:

    (a) the negotiation, preparation, execution, delivery, administration, enforcement and termination of this Agreement and each of the other Loan Documents, whenever the same shall be executed and delivered, including, without limitation

         (i) the out-of-pocket costs and expenses incurred in connection with the administration and interpretation of this Agreement and the other Loan Documents;

         (ii) the costs and expenses of appraisals of the Collateral in connection with the Effective Date and during the existence of an Event of Default;

         (iii) the costs and expenses of lien and title searches and title insurance;

         (iv) the costs and expenses of environmental reports with respect to the Real Estate in connection with the Effective Date and during the existence of an Event of Default;

         (v) taxes, fees and other charges for recording the Mortgages, filing the Financing Statements and continuations and the costs and expenses of taking other actions to perfect, protect, and continue the Security Interests;

    (b) the preparation, execution and delivery of any waiver, amendment, supplement or consent by the Agent and the Lenders relating to this Agreement or any of the Loan Documents;

    (c) sums paid or incurred in accordance with SECTION 14.11(b) to pay any amount or take any action required of the Borrower under the Loan Documents that the Borrower fails to pay or take;


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

    (d) inspections and verifications of the Collateral, including, without limitation, standard per diem fees charged by the Agent or the Lenders, travel, lodging, and meals for inspections of the Collateral and the Borrower's operations and books and records by the Agent's agents once each year and whenever an Event of Default exists;

    (e) forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining each Controlled Disbursement Account, Agency Account and Lockbox;

    (f)  preserving and protecting the Collateral;

    (g) consulting, after the occurrence of a Default, with one or more Persons, including appraisers, accountants and lawyers, concerning the value of any Collateral for the Secured Obligations or related to the nature, scope or value of any right or remedy of the Agent or any Lender hereunder or under any of the Loan Documents, including any review of factual matters in connection therewith, which expenses shall include the fees and disbursements of such Persons; and

    (h) obtaining (or seeking to obtain) payment of the Secured Obligations, enforcing the Security Interests, selling or otherwise realize upon the Collateral, and otherwise enforcing the provisions of the Loan Documents, or prosecuting or defending any claim in any way arising out of, related to or connected with, this Agreement or any of the Loan Documents, which expenses shall include the reasonable fees and disbursements of counsel and of experts and other consultants retained by the Agent or any Lender.

The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by the Borrower. The Borrower hereby authorizes the Agent and the Lenders to debit the Borrower's Loan Account (by increasing the principal amount of the Revolving Credit Loan) in the amount of any such costs and expenses owed by the Borrower when due.

    SECTION 14.3 STAMP AND OTHER TAXES. The Borrower will pay any and all stamp, registration, recordation and similar taxes, fees or charges and shall indemnify the Agent and the Lenders against any and all liabilities with respect to or resulting from any delay in the payment or omission to pay any such taxes, fees or charges, which may be payable or determined to be payable in connection with the execution, delivery, performance or enforcement of this Agreement and any of the Loan Documents or the perfection of any rights or security interest thereunder, including, without limitation, the Security Interest.

    SECTION 14.4 SETOFF. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, during the continuance of any Event of Default, each Lender, and each Affiliate of each Lender are hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time


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held or owing by any Lender or any Affiliate of any Lender to or for the credit or the account of the Borrower against and on account of the Secured Obligations irrespective or whether or not

    (a) the Agent or such Lender shall have made any demand under this Agreement or any of the Loan Documents, or

    (b) the Agent or such Lender shall have declared any or all of the Secured Obligations to be due and payable as permitted by SECTION 11.2 and although such Secured Obligations shall be contingent or unmatured.

    SECTION 14.5 CONSENT TO ADVERTISING AND PUBLICITY With the prior written consent of the Borrower, which consent shall not be unreasonably withheld, the Agent, on behalf of the Lenders, may issue and disseminate to the public information describing the credit accommodation entered into pursuant to this Agreement, including the name and address of the Borrower, the amount, interest rate, maturity, collateral for and a general description of the credit facilities provided hereunder and of the Borrower's business.

    SECTION 14.6 REVERSAL OF PAYMENTS The Agent and each Lender shall have the continuing and exclusive right to apply, reverse and re-apply any and all payments to any portion of the Secured Obligations in a manner consistent with the terms of this Agreement. To the extent the Borrower makes a payment or payments to the Agent, for the account of the Lenders, or any Lender receives any payment or proceeds of the Collateral for the Borrower's benefit, which payment(s) or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Secured Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect, as if such payment or proceeds had not been received by the Agent or such Lender.

    SECTION 14.7 ACCOUNTING MATTERS. All financial and accounting calculations, measurements and computations made for any purpose relating to this Agreement, including, without limitation, all computations utilized by the Borrower to determine whether it is in compliance with any covenant contained herein, shall, unless this Agreement otherwise provides or unless Required Lenders shall otherwise consent in writing (in response to a request by the Borrower), be performed in accordance with GAAP.

    SECTION 14.8   AMENDMENTS.

    (a) Except as set forth in SUBSECTION (b) below, any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended or waived, and any departure therefrom may be consented to by the Required Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Required Lenders and, in the case of an amendment (other than an amendment described in SECTION 14.9(d)), by the Borrower, PROVIDED that no such amendment, unless consented to by the Agent, shall alter or affect the rights or responsibilities of the Agent, and in any such event, the failure to observe, perform or discharge any such term, covenant, agreement or condition (whether such amendment is executed or such


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

waiver or consent is given before or after such failure) shall not be construed as a breach of such term, covenant, agreement or condition or as a Default or an Event of Default. Unless otherwise specified in such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given. In the event that any such waiver or amendment is requested by the Borrower, the Agent and the Lenders may require and charge a fee in connection therewith and consideration thereof in such amount as shall be determined by the Agent and the Required Lenders in their discretion.

    (b)  Without the prior unanimous written consent of the Lenders,

         (i) no amendment, consent or waiver shall (A) affect the amount or extend the time of the obligation of any Lender to make Loans or (B) extend the originally scheduled time or times of payment of the principal of any Loan or (C) alter the time or times of payment of interest on any Loan or of any fees payable for the account of the Lenders or (D) alter the amount of the principal of any Loan or the rate of interest thereon or (E) alter the amount of any commitment fee or other fee payable hereunder for the account of the Lenders or (F) permit any subordination of the principal of or interest on any Loan or (G) permit the subordination of the Security Interests in any Collateral in excess of $500,000 in the aggregate,

         (ii) no Collateral having an aggregate value greater than $500,000 in the aggregate shall be released by the Agent in any 12-month period other than as specifically permitted in this Agreement or the Security Documents nor shall any Collateral be released at a time when the Agent is entitled to exercise remedies hereunder upon default, nor shall the Borrower or the Guarantor be released from its liability for the Secured Obligations,

         (iii) except to the extent expressly provided in SECTION 13.1, the definition "Borrowing Base" shall not be amended,

         (iv) none of the provisions of this SECTION 14.9, the definitions "Lenders" or "Required Lenders", or the provisions of ARTICLE 11 shall be amended, and

         (v) neither the Agent nor any Lender shall consent to any amendment to or waiver of the amortization, deferral or subordination provisions of any other instrument or agreement evidencing or relating to obligations of the Borrower that are expressly subordinate to any of the Secured Obligations if such amendment or waiver would be adverse to the Lenders in their capacities as Lenders hereunder;

PROVIDED, HOWEVER, that anything herein to the contrary notwithstanding, the Required Lenders shall have the right to waive any Default or Event of Default and the consequences hereunder of such Default or Event of Default provided only that such Default or Event of Default does not arise under SECTION 11.1(g) OR
(h) or out of a breach of or failure to perform or observe any term, covenant or condition of this Agreement or any other Loan Document (other than the provisions of ARTICLE 11 of this Agreement) the amendment of which requires the unanimous consent of the Lenders. The Required Lenders shall have the right, with respect to any Default or Event of


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

Default that may be waived by them, to enter into an agreement with the Borrower or any other Loan Party providing for the forbearance from the exercise of any remedies provided hereunder or under the other Loan Documents without thereby waiving any such Default or Event of Default.

    (c) The making of Loans hereunder by the Lenders during the existence of a Default or Event of Default shall not be deemed to constitute a waiver of such Default or Event of Default.

    (d) Notwithstanding any provision of this Agreement or the other Loan Documents to the contrary, no consent, written or otherwise, of the Borrower shall be necessary or required in connection with any amendment to ARTICLE 13 or
SECTION 3.8, and any amendment to such provisions may be effected solely by and among the Agent and the Lenders, PROVIDED that no such amendment shall impose any obligation on (or impair any rights of) the Borrower.

    SECTION 14.9 ASSIGNMENT. All the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights under this Agreement.

    SECTION 14.10  PERFORMANCE OF BORROWER'S DUTIES.

    (a) The Borrower's obligations under this Agreement and each of the Loan Documents shall be performed by the Borrower at its sole cost and expense.

    (b) If the Borrower shall fail to do any act or thing which it has covenanted to do under this Agreement or any of the Loan Documents, the Agent, on behalf of the Lenders, may (but shall not be obligated to), upon notice to the Borrower, do the same or cause it to be done either in the name of the Agent or the Lenders or in the name and on behalf of the Borrower, and the Borrower hereby irrevocably authorizes the Agent so to act.

    SECTION 14.11 INDEMNIFICATION. The Borrower agrees to reimburse the Agent and the Lenders for all costs and expenses, including reasonable counsel fees and disbursements, incurred, and to indemnify and hold the Agent and the Lenders harmless from and against all losses suffered by, the Agent or any Lender in connection with (a) the exercise by the Agent or any Lender of any right or remedy granted to it under this Agreement or any of the Loan Documents, (b) any claim, and the prosecution or defense thereof, arising out of or in any way connected with this Agreement or any of the Loan Documents (other than any such claim arising out of disputes among the Lenders and the Agent or asserted by the Borrower in respect of which the Borrower prevails by a final judgment not subject to appeal (or in respect of which an appeal is not timely filed)), and
(c) the collection or enforcement of the Secured Obligations or any of them, other than such costs, expenses and liabilities arising out of the Agent's or any Lender's gross negligence or willful misconduct.

    SECTION 14.12 ALL POWERS COUPLED WITH INTEREST. All powers of attorney and other authorizations granted to the Agent and the Lenders and any Persons designated by the Agent or the Lenders pursuant to any provisions of this Agreement or any of the Loan


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Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Secured Obligations remain unpaid or unsatisfied.

    SECTION 14.13 SURVIVAL. Notwithstanding any termination of this Agreement,

    (a) until all Secured Obligations have been irrevocably paid in full or otherwise satisfied, the Agent, for the benefit of the Lenders, shall retain its Security Interest and shall retain all rights under this Agreement and each of the Security Documents with respect to such Collateral as fully as though this Agreement had not been terminated,

    (b) the indemnities to which the Agent and the Lenders are entitled under the provisions of this ARTICLE 14 and any other provision of this Agreement and the Loan Documents shall continue in full force and effect and shall protect the Agent and the Lenders against events arising after such termination as well as before, and

    (c) in connection with the termination of this Agreement and the release and termination of the Security Interests, the Agent, on behalf of itself as agent and the Lenders, may require such assurances and indemnities as it shall reasonably deem necessary or appropriate to protect the Agent and the Lenders against loss on account of such release and termination, including, without limitation, with respect to credits previously applied to the Secured Obligations that may subsequently be reversed or revoked.

    SECTION 14.14 TITLES AND CAPTIONS. Titles and captions of Articles, Sections and subsections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

    SECTION 14.15 SEVERABILITY OF PROVISIONS. Any provision of this Agreement or any Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

    SECTION 14.16 GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS; WAIVER OF JURY TRIAL. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

    (b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.


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Nothing in this Agreement shall affect any right that the Agent, or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower or its properties in the courts of any jurisdiction.

    (c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any court referred to in SECTION 14.17(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

    (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in SECTION 14.1. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

    (e) The Borrower, the Agent and each Lender hereby knowingly, intentionally and voluntarily waive trial by jury in any action or proceeding of any kind or nature in any court in which an action may be commenced by or against the Borrower, the Agent or such Lender arising out of this Agreement, the Collateral or any assignment thereof or by reason of any other cause or dispute whatsoever between the Borrower and the Agent or any Lender of any kind or nature. The Borrower, the Agent and the Lenders hereby agree that the Federal Court of the Northern District of Georgia or, at the option of the Agent or any Lender, any court in which the Agent or such Lender shall initiate legal or equitable proceedings and which has subject matter jurisdiction over the matter in controversy, shall have nonexclusive jurisdiction to hear and determine any claims or disputes between the Borrower and the Agent or such Lender, pertaining directly or indirectly to this Agreement or the Loan Documents or to any matter arising therefrom. The Borrower expressly submits and consents in advance to such jurisdiction in any action or proceeding commenced in such courts, hereby waiving personal service of the summons and complaint, or other process or papers issued therein and agreeing that service of such summons and complaint or other process or papers may be made by registered or certified mail addressed to the borrower at the address of the borrower set forth in SECTION 4.1. Should the Borrower fail to appear or answer any summons, complaint, process or papers so served within 30 days after the mailing thereof, it shall be deemed in default and an order and/or judgment may be entered against it as demanded or prayed for in such summons, complaint, process or papers. The nonexclusive choice of forum set forth in this section shall not be deemed to preclude the enforcement of any judgment obtained in such forum or the taking of any action under this Agreement to enforce same in any appropriate jurisdiction.

    SECTION 14.17 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

    SECTION 14.18 REPRODUCTION OF DOCUMENTS. This Agreement, each of the Loan Documents and all documents relating thereto, including, without limitation,
(a) consents,


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waivers and modifications that may hereafter be executed, (b) documents received by the Agent or any Lender, and (c) financial statements, certificates and other information previously or hereafter furnished to the Agent or any Lender, may be reproduced by the Agent or such Lender by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and such Person may destroy any original document so produced. Each party hereto stipulates that, to the extent permitted by Applicable Law, any such reproduction shall be as admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original shall be in existence and whether or not such reproduction was made by the Agent or such Lender in the regular course of business), and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

    SECTION 14.19  PRO-RATA PARTICIPATION.

    (a) Each Lender agrees that if, as a result of the exercise of a right of setoff, banker's lien or counterclaim or other similar right or the receipt of a secured claim it receives any payment in respect of the Secured Obligations, it shall promptly notify the Agent thereof (and the Agent shall promptly notify the other Lenders). If, as a result of such payment, such Lender receives a greater percentage of the Secured Obligations owed to it under this Agreement than the percentage received by any other Lender, such Lender shall purchase a participation (which it shall be deemed to have purchased simultaneously upon the receipt of such payment) in the Secured Obligations then held by such other Lenders so that all such recoveries of principal and interest with respect to all Secured Obligations owed to each Lender shall be pro rata on the basis of its respective amount of the Secured Obligations owed to all Lenders, PROVIDED that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered by or on behalf of the Borrower from such Lender, such purchase shall be rescinded and the purchase price paid for such participation shall be returned to such Lender to the extent of such recovery, but without interest.

    (b) Each Lender which receives such a secured claim shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this SECTION 14.20 to share in the benefits of any recovery on such secured claim.

    (c) The Borrower expressly consents to the foregoing arrangements and agrees that any holder of a participation in any Secured Obligation so purchased or otherwise acquired of which the Borrower has received notice may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by the Borrower to such holder as fully as if such holder were a holder of such Secured Obligation in the amount of the participation held by such holder.

    SECTION 14.20 CONFIDENTIALITY. The Agent and each Lender agrees (for itself and its Affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Borrower or any other Loan Party pursuant to this


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Agreement which is identified by the Borrower or such Loan Party as being confidential at the time the same is delivered to the Agent or such Lender, PROVIDED that nothing herein shall limit the disclosure of such information (a) to the extent required by statute, rule, regulation or judicial process, (b) to counsel for the Agent or any Lender, (c) to bank examiners, auditors or accountants or other professional advisors involved in the administration of the transactions contemplated hereby and by the other Loan Documents, (d) to the Agent, or any Lender or to any Affiliate of the disclosing party, (e) in connection with any litigation or dispute to which any one or more of the Lenders is a party, (f) to any assignee or participant so long as such assignee or participant (or prospective assignee or participant) agree in writing with the relevant Lender to be bound, MUTATIS MUTANTS, by the provisions of this
SECTION 14.21, or (g) to the extent such information has been received from any Person not bound by a duty on confidentiality; PROVIDED FURTHER, that unless specifically prohibited by Applicable Law, each Lender shall, prior to disclosure thereof, notify the Borrower of any request for disclosure of any such non-public information (i) by any governmental agency of representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency) or (ii) pursuant to legal process; and, PROVIDED FINALLY that in no event shall the Agent or any Lender be obligated or required to return any materials furnished by the Borrower or any other Loan Party. The obligations of the Agent and each Lender under this SECTION 14.21 shall supersede and replace the obligations of such Person under any commitment letter, proposal letter, confidentiality agreement or other letter or agreement in respect of the transactions contemplated by this Agreement and signed by such Person and delivered to the Borrower prior to the Agreement Date.



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    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers in several counterparts all as of the day and year first written above.

                                  BORROWER:

                                  BURKE INDUSTRIES, INC.

[CORPORATE SEAL]

Attest:                           By: /s/ DONALD GLICKMAN
                                     --------------------------------
                                       Name: Donald Glickman
                                            -------------------------
By: /s/ LOUIS N. MINTZ                 Title: Assistant Vice President
   ---------------------------               ------------------------
    Name: Louis N. Mintz
         ---------------------
    Title: Assistant Secretary
          --------------------


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

                                  AGENT:

                                  NATIONSBANK, N.A.

                                  By: /s/ ANDREW HETTINGER
                                     --------------------------------
                                       Name: Andrew Hettinger
                                            -------------------------
                                       Title: Vice President
                                             ------------------------

                                  Address:  600 Peachtree Street
                                            13 Plaza
                                            Atlanta, Georgia  30308
                                            Attn:  Craig Reese
                                            Facsimile No.: 404-607-6437

                                  LENDERS:

                                  NATIONSBANK, N.A.

                                  By: /s/ ANDREW HETTINGER
                                     --------------------------------
                                       Name: Andrew Hettinger
                                            -------------------------
                                       Title: Vice President
                                             ------------------------

                                  Address:  600 Peachtree Street
                                            13 Plaza
                                            Atlanta, Georgia  30308
                                            Attn:  Craig Reese
                                            Facsimile No.: 404-607-6437


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